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Boeing 2025 Annual Meeting of Shareholders Thursday, April 24, 2025 9:00 a.m. ET Scan QR code for virtual meeting

Message from Our Independent Board Chair

To my fellow shareholders,

On behalf of the Board, I would like to thank each of you for your investment in Boeing and your continued support. As I reflect on my first year of having the privilege to serve as the Board’s independent chair, I am encouraged by the steps we have taken to restore Boeing as an industry leader. I am confident that our leadership team is positioning well to execute on our priorities and to get Boeing’s performance back on track for the benefit of our shareholders, our customers, our employees, the flying public, and all those who have placed their trust in us.

The Board conducted a thorough and extensive process to select Boeing’s next CEO, led by the Governance & Public Policy Committee, which is comprised of independent directors. I personally met with customers, regulators, investors, suppliers, employees, and industry partners to hear their perspectives on what we needed in a new CEO. Ultimately, all of the Board’s independent directors concluded that Kelly Ortberg had the right skills and experience to stabilize the business, focus the Company’s strategic direction, bring about widespread culture change, and lead Boeing through its next chapter. Kelly is an experienced leader who is deeply respected in the aerospace industry, with a well-earned reputation for building strong teams and running complex engineering and manufacturing companies.

The Board continues to be fully engaged and working closely with management as it makes meaningful progress to strengthen our safety, quality and risk management systems as they affect our own operations and those of our supply chain. Our planned acquisition of Spirit AeroSystems demonstrates the Board’s resolve to invest heavily in quality and safety and take the necessary actions to reshape our Company. By bringing crucial manufacturing in-house, we will unify our safety and quality management teams and ensure our engineers and mechanics work together as one team.

During a year in which there was no shortage of challenges, the Board remained laser focused on providing effective oversight, holding management accountable and providing guidance to Kelly and his leadership team during his transition. During 2024, the Board, Aerospace Safety Committee and Finance Committee each held at least twice as many meetings as usual, and directors participated in numerous calls, informal meetings, site visits, and employee engagements. Average director attendance at Board and committee meetings topped 99%.

The Board also remains committed to ensuring our directors have the right skill sets and experiences to oversee the Company’s evolving risks, business needs and strategic priorities, while balancing fresh perspectives with the insights of longer-tenured directors. Our Board refreshment activities that began in earnest in 2019 are an ongoing process as we continuously seek highly qualified candidates who would bring additional depth in key areas to the Board. In January 2025, Tim Buckley joined the Board as our ninth new independent director since 2019. Tim brings a track record of business success to the Board reflected in his leadership of one of the world’s largest investment management firms, managing its complex business operations and positively leading it through change. He adds his talents and perspective to a Board of accomplished leaders from a variety of backgrounds with extensive safety, complex manufacturing, risk management, engineering and aerospace expertise. And we thank Sabrina Soussan, who is not standing for re-election at this meeting, for the perspectives she brought to the Board.

Regular engagement with our shareholders remains an integral part of the Board’s decision-making process and the feedback we receive helps inform important practices and policies. During 2024, we met with shareholders to discuss a broad range of topics including CEO succession, risk oversight, safety and quality initiatives, executive compensation, board composition, human capital management and sustainability matters. I personally participated in many of the engagements along with members of management and, in some cases, our Compensation Committee Chair or our Aerospace Safety Committee Chair. I appreciated the opportunity to share the Board’s perspective and hear directly from shareholders on your priorities.

I am confident in our future and that the actions we are taking to strengthen safety and quality and increase production will deliver long-term shareholder value and restore Boeing to its leadership position in our industry. My confidence is supported by the determination, innovation and capability of Boeing’s employees who have always been the foundation of the Company’s success.

Sincerely,

Steve Mollenkopf

Independent Board Chair

Notice of 2025 Annual Meeting of Shareholders

Time and Date

9:00 a.m. Eastern Time

Thursday, April 24, 2025

Place

Virtual meeting at

www.virtualshareholder meeting.com/BA2025

Record Date

February 24, 2025

How to Vote

See “Frequently Asked Questions” beginning on page 97 for additional information on how to vote

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By Telephone

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By Mail

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Items of Business

1.  Election of the 11 director nominees named in this proxy statement

2.  Advisory vote on named executive officer compensation

3.  Ratification of the appointment of Deloitte & Touche LLP as Boeing’s independent auditors for 2025

4.  Two shareholder proposals contained in this proxy statement, if properly presented

Shareholders will also transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Your vote is important to us. We urge you to vote as soon as possible, even if you own only a few shares.

This proxy statement is issued in connection with the solicitation of proxies by the Board of Directors of The Boeing Company for use at the 2025 Annual Meeting of Shareholders and at any adjournment or postponement thereof. On or about March 7, 2025, we will begin distributing print or electronic materials regarding the annual meeting to each shareholder entitled to vote at the meeting. Shares represented by a properly executed proxy will be voted in accordance with instructions provided by the shareholder.

By order of the Board of Directors,

John C. Demers

Vice President, Assistant General Counsel

and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 24, 2025: this Proxy Statement and the 2024 Annual Report are available at www.proxyvote.com.

Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

STRENGTHENING SAFETY & QUALITY

Aerospace Safety and Quality

Safety is foundational to all that we do at Boeing—in the workplace and in the products we design, build and support. Fostering a culture rooted in safety, our goal is to create products and deliver services for the benefit of our customers and the flying public.

Oversight and Governance

We are committed to strengthening our culture of safety and continuing to enhance oversight of our safety processes and procedures. The Aerospace Safety Committee assists the Board in the oversight of the safety of company products and services. The Chief Aerospace Safety Office (CASO), which was established in 2021, has developed a comprehensive strategy to strengthen Boeing’s safety practices and culture and continues to collaborate with global regulators, airline operators and other industry stakeholders to improve the aerospace safety ecosystem. The CASO reports to the Aerospace Safety Committee at each regular meeting and to the full Board at least twice annually.

Our oversight mechanisms are designed to evaluate, discuss and address safety and potential safety issues during Safety Reviews with our Chief Engineer, business unit presidents, functional and program leaders and members of the Federal Aviation Administration (FAA).

The CASO, with oversight by the Board and the Aerospace Safety Committee, has established a comprehensive safety strategy at Boeing that continued to mature in 2024
Safety Culture	Safety Practices	Safety Collaboration

> Confidential Speak Up channel enables employees to flag and report product safety concerns

> Annual Safety Management System (SMS) training for all employees focuses on the importance of hazard identification and safety reporting

> Digital learning platform provides a collaborative forum for sharing product safety information

> Dedicated Organization Designation Authorization (ODA) ombudsperson serves as an extra channel for ODA unit members to raise concerns

> Enterprise SMS to identify hazards, and assess and control risks

> Rigorous methods to monitor and measure the effectiveness of risk controls and operational processes via Safety Review Boards, the SMS Risk Register and other processes

> Standardized method to capture, protect, and share critical technical and engineering knowledge through thousands of Design Practices

> Technical Design Reviews for early identification of risks and issues

> Safety analytics platform to deliver real-time insights using advanced modeling and machine learning

> Annual Boeing Aviation Safety Conference with industry leaders to share knowledge, best practices and lessons learned

> Partnerships with commercial customers through trainings, workshops and onsite advisors

> Advanced competency and training for pilots and mechanics, along with assessment courses

> Collaborated with international organizations to strengthen safety systems for our operators

Ongoing focus on continuous improvement

Safety Systems and Processes

We invest in our people, systems, processes and infrastructure to deliver safe, high-quality products and services that our customers expect and deserve. We continue to mature our enterprise SMS, an integrating framework for managing safety risks. Recognized as an industry best practice, SMS has been used by airlines around the world for nearly a decade, gathering data to evaluate systems, make decisions and investigate issues to support the safety of the fleet. The SMS provides a common language and framework with regulators and industry.

2025 Proxy Statement	1

STRENGTHENING SAFETY & QUALITY

Our SMS collects and monitors data from multiple internal and external data sources: operational data from the global fleet, employee reporting, audit findings, and design and manufacturing data. We then apply industry-standard methods and tools to identify hazards, assess risks and develop mitigation actions. Ultimately, SMS is intended to bring data into the appropriate forums with people at the right level to make data-driven, risk-based decisions that result in safer products. It is a system of continuous improvement informed by existing data and ongoing development of increasingly better safety analytics.

The CASO is the Company’s steward of the SMS, providing support to each part of the business. In 2024, the CASO developed and led Design Build Safety activities for all our Commercial Airplanes production programs in support of our comprehensive Safety & Quality Plan. Also in 2024, we provided responsive plans, within 90 days, to all recommendations in the FAA’s Aircraft Certification, Safety & Accountability Act (ACSAA) Section 103 panel report and aligned our Commercial Airplanes Internal Audit organization to the CASO to further the independence of the team to conduct their work, and to reinforce the direct link between safety and quality.

Our Quality Management System (QMS) is based on Aerospace Management Standard 9100 (AS9100), the internationally recognized standard for QMS in aerospace. Similar to other major aerospace manufacturers, we flow down AS9100 certification and compliance to our suppliers to enable processes that meet multiple customer, statutory and business requirements. Our QMS and SMS work together and are built into our organizational structure, policies, processes, procedures and resources.

Comprehensive Safety & Quality Plan

Our businesses are continuing to take robust steps to enhance safety and quality across their operations. We took immediate action following the 737-9 door plug accident in January 2024 to ensure the safety of our fleet and production operations for all of our airplanes. We gathered feedback from our employees, regulators, customers and independent experts to develop a comprehensive plan that strengthens our safety management, quality assurance and safety culture across our production systems.

Our comprehensive Safety & Quality Plan aligns to four focus areas: investing in workforce training, simplifying plans and processes, eliminating defects, and elevating our safety and quality culture. The plan also sets forth measures to continuously monitor and manage the health of our production system.

Our Progress in the Four Focus Areas in 2024

Investing in Workforce Training

• Conducted mandatory product safety and quality training for all employees

• Strengthened training for mechanics and quality inspectors with an enhanced support system, including workplace coaches, peer trainers, and skill enhancement centers

• Added hundreds of hours of new curriculum to training programs, including quality proficiency, SMS Positive Safety Culture, and critical skills

• Trained more than 2,500 employees in our new Foundational Training Center

Simplifying Plans and Processes

• Released initial simplified installation plans into 737 production

• Updated “stamping” system for mechanics and quality inspectors to display employee names on stamps for completed work

• Instituted new random quality audits of documented removals in high frequency areas to ensure compliance to process

• Mapped and prepared thousands of governance documents and work instructions for revision

Eliminating Defects

• Significantly reduced defects in 737 fuselage assembly at Spirit AeroSystems by increasing inspection points at build locations and implementing customer quality approval process

• Piloted tool control centralized ownership in targeted 737 and 787 final assembly areas to improve compliance and reduce tool loss

• Developed embedded management and metrics for “foreign object debris” prevention in critical work areas

• Fully implemented a new work in process system and procedure in 737 and 787 final assembly that tracks and secures parts for manufacturing work that is not yet complete to prevent loss or improper use

2	2025 Proxy Statement

STRENGTHENING SAFETY & QUALITY

Elevating Safety & Quality Culture

• Addressed over 75% of action items in Commercial Airplanes production based on employee feedback during Quality Stand Down sessions, with the remainder scheduled for resolution in 2025

• Implemented employee involvement teams across Airplane Programs and Fabrication, to bring teammates from different work disciplines together to raise and solve issues, ask questions, and offer assistance

• Invested in improvements to the Speak Up system to further strengthen the confidentiality protections for reportants, enhance reporting interface, and keep employees informed of the status and resolution of their reports

• Implemented “move ready” criteria across final assembly for the 737, 787 and portions of 767 and 777 aircrafts to manage traveled work and mitigate risk

• Hired a new Human Factors Functional Chief Engineer

Key Performance Indicators

A significant component of our Safety & Quality Plan is the identification of six key performance indicators (KPIs) focused on safety and production health:

•	Employee proficiency measures share of employees currently staffed who are deemed proficient in core skills

•	Notice of Escape (NoE) rework hours measures time performing rework due to non-conforming work from Fabrication and suppliers

•	Supplier shortages measures shortages per day from Fabrication and suppliers

•	Rework hours per airplane measures time spent performing rework in Final Assembly

•	Travelers at factory rollout measures unfinished jobs traveling from Final Assembly

•	Ticketing performance measures quality escapes per ticketed airplane prior to delivery

Each KPI has defined criteria that help identify areas of potential risk to our operations and trigger risk monitoring and corrective action through our SMS. These metrics help us conduct more targeted safety risk assessments in priority areas and maintain production health.

Although we believe we have made significant improvements in our safety journey, we recognize there is still work ahead. For more information, see our “Strengthening Safety & Quality” website at www.boeing.com/strengthening-safety-and-quality.

Employee Safety

Beyond product safety, employee safety plays a critical role in our safety strategy. Our Safety Guiding Principles are the foundation of workplace safety at Boeing. Each principle addresses a specific aspect of a healthy safety culture. Built around the concepts of safe decision-making and a commitment to protecting each other, our Safety Guiding Principles and our workplace safety program, Go4Zero, represent a holistic approach to prevent injuries at work and at home, stemming from the belief that every injury is preventable. By continually identifying areas where improvements can be made and measuring progress using industry standard approaches, our internal compliance requirements often exceed those standards set by government regulations. Every employee has the responsibility to make safety and quality top priorities. Through valuing human life and well-being above all else and acting accordingly, we will continue to foster an open culture where people are empowered and encouraged to speak up about their concerns with the assurance that they will be taken seriously.

2025 Proxy Statement	3

PROXY SUMMARY

Voting Recommendations of the Board

Item		Recommendation	Page

1.	Elect 11 directors	FOR	8

2.	Approve, on an advisory basis, named executive officer compensation	FOR	44

3.	Ratify the appointment of Deloitte & Touche LLP as independent auditor	FOR	88

4.	Shareholder proposal – Report on DEI and related risks	AGAINST	92

5.	Shareholder proposal – Civil Rights Audit	AGAINST	94

Director Nominees

Our Board evaluates director candidates on an ongoing basis to maintain a proper balance and diversity of experience, tenure and perspectives. This commitment to constant improvement positions our Board to defend our core values as well as advance our evolving business needs and strategic priorities. All nominees are incumbent directors.

Name	Director Since	Independent	Professional Background	Engineering Degree	Board Committees

Robert A. Bradway	2016	✓	Chairman & CEO, Amgen		Comp., GPP

Mortimer J. Buckley	2025	✓	Former Chairman & CEO, Vanguard		Finance, GPP

Lynne M. Doughtie	2021	✓	Former U.S. Chairman & CEO, KPMG		Audit, Comp.

David L. Gitlin	2022	✓	Chairman & CEO, Carrier Global		ASC, Finance

Lynn J. Good	2015	✓	Chair & CEO, Duke Energy+		Audit, Comp.

Stayce D. Harris	2021	✓	Retired United Airlines Pilot; Retired Lt. Gen. and Former Inspector General, U.S. Air Force	✓	ASC, GPP, SP

Akhil Johri	2020	✓	Former EVP & CFO, United Technologies		Audit, Finance

David L. Joyce	2021	✓	Former President & CEO, GE Aviation; Former Vice Chair, General Electric	✓	ASC, GPP, SP

Steven M. Mollenkopf*	2020	✓	Former CEO, Qualcomm	✓	Comp., GPP, SP

Robert K. Ortberg	2024		President & CEO, Boeing	✓	—

John M. Richardson	2019	✓	31st Chief of Naval Operations; Former Director of Naval Nuclear Propulsion Program, U.S. Navy	✓	ASC, Finance, SP

* Independent Board Chair  ASC = Aerospace Safety Committee  Comp. = Compensation Committee  GPP = Governance & Public Policy Committee  SP = Special Programs Committee

+ Ms. Good will retire as Chair and CEO of Duke Energy Corporation effective April 1, 2025.

Highlights of the composition of our director nominees:

5 of 11	9 of 11	11 of 11	~4 years	7 of 11	10 of 11	6 of 11

In-Depth Aerospace Expertise	Engineering/ Technology Leadership	Risk Management	Average Tenure	Safety Expertise	Highly Regulated Industry Experience	Complex Manufacturing Expertise

4	2025 Proxy Statement

PROXY SUMMARY

Governance Highlights

Board Structure and Independence

✓  Independent Board Chair required by By-Laws and Corporate Governance Principles

✓  Average director nominee tenure of approximately 4 years

✓  Highly experienced group of Board nominees with 82% of the director nominees joining the Board after the 2019 annual meeting

✓  10 of 11 director nominees, and all committee members, are independent

✓  Executive sessions of independent directors conducted after every regular Board meeting

Board Oversight

✓  Thorough and thoughtful CEO succession process, informed by discussions with customers, regulators, investors, suppliers, employees, and industry partners and resulting in the election of Kelly Ortberg

✓  Robust succession planning process for other senior leadership positions, including in-depth meetings between individual directors and senior executives other than the CEO

✓  Extensive Board oversight of key strategic, financial, operational and compliance risks, with an intense focus on risks related to safety and quality, succession planning, development programs, human capital, cybersecurity (including artificial intelligence) and sustainability

✓  Vast expertise in engineering, complex manufacturing, safety, highly regulated industries, risk management, investment management and aerospace

✓  Regular visits to Boeing production sites by each director

✓  Board oversight of global ethics and compliance efforts, corporate culture, political advocacy, public policy, sustainability, human capital management and charitable contributions

Strong Corporate Governance Practices

✓  Ongoing shareholder engagement, including active director participation throughout the year by the independent Board Chair, Aerospace Safety Committee Chair and/or Compensation Committee Chair, with actions taken in response to such feedback

✓  Comprehensive annual evaluations of the Board, each of the committees, and individual directors, led by the independent Board Chair and Governance & Public Policy Committee Chair

✓  Robust Board refreshment process focused on expertise, a balance of perspectives and evolving Company priorities and risks, resulting in strategic Board turnover

✓  Limits on director service on outside boards

✓  Average aggregate meeting attendance exceeded 99% in 2024

✓  Directors required to hold all equity-based compensation until they leave the Board

✓  Mandatory director retirement policy

✓  Board and committees may hire outside advisors independently of management

✓  Detailed disclosures in comprehensive Sustainability & Social Impact Report, on matters relating to safety and quality, employees, environmental efforts, and impacts on global communities

✓  Comprehensive Political Advocacy Report highlighting advocacy priorities, lobbying efforts, global advocacy, trade association contributions of $25,000 or more, Boeing Political Action Committee contributions and oversight

✓  Codes of conduct for all employees and directors

✓  Code of Basic Working Conditions and Human Rights

Shareholder Rights

✓  Proxy access right for shareholders seeking to nominate directors

✓  Majority voting for all directors in an uncontested election, each of whom is elected for a one-year term and is subject to a resignation policy in the event he or she fails to receive a majority vote

✓  No supermajority voting requirements

✓  Shareholder right to call special meetings

✓  No poison pill and any future poison pill must be submitted to shareholders for approval

2025 Proxy Statement	5

PROXY SUMMARY

Executive Compensation Highlights

For detailed information about our executive compensation program, see “Compensation Discussion and Analysis” beginning on page 45. Highlights of our executive compensation program include:

•

Significant portion of executive officer pay is performance-contingent, variable and directly linked to individual and Company performance, including operational and financial performance that drives the creation of long-term shareholder value – approximately 85% of target CEO pay, and approximately 87% of target named executive officer, or NEO, average pay in 2024 was variable;

•	Pay directly linked to the executive’s commitments to our core values of safety, quality, integrity and sustainability, and incorporates specific and measurable metrics relating to safety and quality;

•	Pay heavily weighted toward long-term stock-based components reflecting the length of our business cycle, driving focus on strategic long-term priorities;

•	Robust and proactive shareholder outreach to solicit feedback on executive compensation program and design;

•

Clawback policy permits the recoupment of past incentive pay from executive officers in the event of instances of misconduct or certain types of negligent conduct, in addition to and even absent a restatement of financial results, including where such conduct has compromised the safety of our products or services;

•

Continued focus on safety as a component in determining annual incentive payouts for executive officers, including formal consultation between the Aerospace Safety and Compensation Committees on identifying appropriate safety-related metrics for incentive program design and evaluating individual executive performance with respect to safety;

•	Long-term incentives for senior executives that facilitate long-term stock ownership and alignment between interests of management and shareholders;

•	No accelerated vesting of equity awards in connection with a change in control;

•	Prohibition against pledging or hedging Boeing securities by directors or executive officers;

•	Rigorous stock holding and ownership requirements for executive officers; and

•	No change in control arrangements or (except where required by non-U.S. law) employment agreements.

Principal Components of NEO 2024 Total Target Compensation

6	2025 Proxy Statement

PROXY SUMMARY

CEO Transition

In March 2024, we announced that David Calhoun would step down as our President and CEO by the end of 2024, Larry Kellner decided not to stand for re-election at the 2024 annual meeting, and the Board elected Steve Mollenkopf to succeed Mr. Kellner as independent Board Chair effective immediately. Mr. Mollenkopf promptly led an extensive search process for the next CEO, beginning by meeting with customers, regulators, investors, suppliers, employees, and industry partners to hear their perspectives on the skills and experience necessary to lead Boeing successfully through this consequential period. Under Mr. Mollenkopf’s guidance, the Board’s Governance & Public Policy Committee, or GPP Committee, comprised of independent directors, led the process and was assisted by third-party search and due diligence firms. The GPP Committee held numerous calls and meetings, reporting regularly on its efforts to the other independent directors during executive sessions of Board meetings and informational calls. After considering a variety of candidates, all of the independent directors concluded that Kelly Ortberg had the right skills, experience and perspective to effect culture change and restore Boeing as an industry leader. Mr. Ortberg’s qualifications included more than 35 years of aerospace and defense industry experience, a reputation for building strong teams with a safety-driven culture, deep expertise running complex, highly regulated engineering and manufacturing companies, and relationships with key industry stakeholders.

Mr. Ortberg began as President and CEO in August 2024 and promptly spent time in our manufacturing facilities, met with investors, engaged with employees through town halls and on the factory floors, and connected with a wide array of stakeholders critical to our turnaround, including customers, suppliers, regulators, industry partners, and local, state, and federal regulatory officials. He is based in Seattle to be close to critical commercial airplanes operations and ensure more direct interaction with that part of the workforce to better understand emerging operational complexities and oversee the implementation of our safety and quality plans. Mr. Ortberg has already made meaningful progress to facilitate culture change, stabilize the business, and improve execution discipline, all as part of his plan to re-establish trust and set the foundation for our future.

2025 Proxy Statement	7

ELECTION OF DIRECTORS (ITEM 1)

PROPOSAL SUMMARY Shareholders are being asked to elect the 11 director nominees under “Director Nominees” beginning on page 9 to serve until the 2026 Annual Meeting of Shareholders.

The Board recommends that you vote FOR each of the 11 director nominees.

Director Qualification Criteria

The GPP Committee is responsible for identifying and assessing potential director candidates and recommending nominees for the Board’s approval. The GPP Committee assesses the qualifications of incumbent directors and other candidates for nomination on an ongoing basis, including with respect to the following key factors:

•

Experience. The GPP Committee considers each candidate’s experience and leadership record in areas that include aerospace, engineering, manufacturing, safety, risk management, software, operations, finance, marketing, sustainability, human capital management, international business and affairs, government and public policy.

•

Industry Expertise. The GPP Committee ensures that a number of directors possess knowledge, experience, and/or expertise with aviation/aerospace, engineering, and/or product safety oversight. These areas of industry expertise of our directors enhance the Board’s ability to assess Company performance and provide strategic guidance with respect to each of our principal businesses.

•

Safety. The Board is committed to safety as a core value of the Company—both with respect to our aerospace products and services and our employees in the workplace. One manifestation of this commitment is the inclusion on the Board of members with a wide range of experience in areas where safety is paramount.

•

Time Commitment/Other Board Service. Directors are expected to ensure that other commitments, including outside board memberships, do not interfere with their responsibilities as Boeing directors. Consequently, directors may not serve on more than three public company boards in addition to Boeing (one, if the director is a public company CEO). The GPP Committee reviews directors’ outside commitments to ensure that all directors are able to devote sufficient time to Boeing. If a director, solely through service on for-profit boards previously approved by the GPP Committee, exceeds the public company limits set forth above, such director shall commit to reduce the number of such directorships in order to fall within such limits within 12 months.

•

Independence. In addition to any regulatory limitations with respect to independence, the GPP Committee evaluates each nominee with respect to Boeing’s publicly disclosed Director Independence Standards, the New York Stock Exchange (NYSE) director independence standards and any potential conflicts of interest, including from other positions the director holds or has held.

•

Reputation. As set forth in our Corporate Governance Principles, our directors are expected to have a reputation for personal and professional integrity, honesty and adherence to the highest ethical standards.

•

Length of Service. The Board believes that regular refreshment of the Board is critical for us to gain fresh perspectives and maintain our position as a global aerospace leader. At the same time, with decades-long product cycles and lengthy development periods, we also benefit from directors with extensive Boeing experience. As a result, the GPP Committee’s strategy is to maintain a balance among directors of short, medium and longer tenures.

•

Regulatory Compliance. All director nominees must satisfy NYSE and Securities and Exchange Commission, or SEC, requirements for Board service, including those with respect to any committee on which such director would be asked to serve.

•	Diversity. The Board seeks broad diversity of experience, skills, tenure and perspectives among its members.

•

Ongoing Contributions to the Board. When evaluating the candidacy of an incumbent director, the Board also considers the director’s ongoing contributions to the Board, including attendance and participation at meetings and ongoing relevance of their skills and experience, as well as the results of both formal and informal evaluations provided by fellow directors.

8	2025 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

Director Nominees

Key Skills and Qualifications

In-Depth Aerospace Expertise Substantial knowledge of aerospace enables enhanced oversight of product development and sharpens our focus on safety and quality				✓		✓	✓	✓		✓		5

Engineering/Technology Leadership Experience in engineering or in leading teams working on cutting-edge technologies facilitates sharpened oversight of the design, quality, development and testing of complex aerospace products, services and systems	✓	✓		✓	✓	✓		✓	✓	✓	✓	9

Complex Manufacturing Expertise Understanding of complex manufacturing and supply chains allows directors to critically evaluate our operations and product development, which are key to our focus on execution and operational efficiencies	✓			✓			✓	✓	✓	✓		6

Safety Expertise in establishing and overseeing safety processes and procedures enhances the Board’s ability to oversee the Company’s pursuit of operational excellence across all levels of the organization, foster a safety-driven culture, and integrate rigorous safety standards into every aspect of our business, supporting our core value of safety in all that we do	✓			✓	✓	✓		✓		✓	✓	7

Risk Management Experience assessing and managing risks for complex, large organizations enables directors to oversee, identify, manage and mitigate our most significant strategic, operational and compliance risks	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11

Highly Regulated Industry Experience Familiarity with highly regulated industries equips directors to advise on complex interactions with regulators and assess whether our products and services meet the requirements and expectations of various stakeholders	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓	10

Cybersecurity/Digital Technology Experience with or oversight of advanced and emerging technologies (including artificial intelligence) and digital innovation, software, information systems, and/or cybersecurity supports our business in enhancing internal operations, contributes to the Board’s oversight of cybersecurity, and furthers the Company’s digital transformation efforts		✓			✓	✓					✓	4

Human Capital Management Experience overseeing the development and implementation of human capital strategy, leadership development and culture throughout a large or global workforce helps to structure a successful framework for the attraction, development and retention of high-performing employees with broad range of skills and backgrounds	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11

International Leadership and Global Relationships Experience managing global relationships and engaging with international stakeholders provides the Board with perspectives on international economics, politics and culture and supports the Board’s oversight of key risks, opportunities and challenges involving our customer and supply bases across global markets	✓	✓	✓	✓			✓	✓	✓	✓	✓	9

2025 Proxy Statement	9

ELECTION OF DIRECTORS (ITEM 1)

Key Skills and Qualifications

Government/Military/Defense Contracting Experience Experience in large-scale military operations, strategy development, international relations and/or defense contracting enhances oversight of global defense strategy and relations with key customers, and enables constructive insights about significant government policies and regulations, public policy and the impact on the Company						✓		✓		✓	✓	4

Environmental Risks/Sustainability Experience in remediation, pollution control, and environmental risk management enables board oversight into environmental policies, strategies and customer- and law-driven sustainability efforts	✓			✓	✓					✓		4

Fortune 500 Board Experience Service on other large, public company boards provides directors with similar oversight experience and understanding of board functions, corporate governance best practices, and relations among the Board, CEO and senior management	✓		✓	✓	✓		✓		✓	✓	✓	8

CEO of a Large Company Experience in the chief executive role at large companies enhances the Board’s ability to evaluate and advise our CEO as well as oversee corporate strategy, values and culture	✓	✓	✓	✓	✓				✓	✓		7

Fortune 500 CFO Demonstrated experience with large-scale financial decision-making, including understanding of financial reporting processes, enables sophisticated Board deliberations regarding capital allocation, capital markets, mergers and acquisitions, strategic investments, long-term strategy, regulatory compliance, financial reporting and robust controls	✓				✓		✓					3

Senior Leadership Experience Leadership experience in core corporate management areas facilitates effective oversight of management, sharpens the Board’s succession planning process and oversight of strategic planning to foster long-term growth, and offers a practical understanding of complex organizations like Boeing	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11

Note: Data reflect 2025 director nominees

10	2025 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

Board Refreshment

The Board is committed to adding new members with complementary skill sets and fresh perspectives. As part of the Board’s deliberate and strategic refreshment efforts, nine of our 11 director nominees joined the Board since the 2019 annual meeting. All of our directors have senior leadership experience at large organizations, risk management and human capital management experience and many of our directors also have significant public company experience, having served as CEOs, CFOs, and on other boards. They collectively bring significant experience in aerospace, safety, engineering/technology, complex manufacturing, cybersecurity, risk oversight, audit, supply chain management, investment management and finance, as well as the perspectives of pilots, suppliers, engineers and veterans. Mr. Buckley, who joined the Board in January 2025, was recommended to the GPP Committee by an independent director. The GPP Committee continuously seeks highly qualified director candidates to bring additional depth to help the Board in its oversight of the Company’s evolving risks, business needs and strategic imperatives.

2025 Proxy Statement	11

ELECTION OF DIRECTORS (ITEM 1)

Chairman and CEO, Amgen Inc.	Robert A. Bradway Boeing director since: 2016 Committees: • Governance & Public Policy (Chair) • Compensation Independent: Yes Age: 62	Other current public directorships: • Amgen Inc.
Professional highlights: • Chairman and CEO, Amgen Inc. (Chairman 2013-present; CEO 2012-present) • President and COO, Amgen Inc. (2010-2012) • Executive Vice President and CFO, Amgen Inc. (2007-2010)

Mr. Bradway brings to the Board critical skills in the areas of high technology, product development, financial oversight, product safety and risk management. His experience as a senior executive in the biotechnology industry, including as Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of Amgen, provides him with an extensive understanding of the strategic considerations and challenges associated with meeting the requirements of numerous safety and regulatory compliance regimes around the world. At Amgen, Mr. Bradway has also overseen a number of sustainability initiatives. In addition, he previously served as a director of Norfolk Southern Corporation, one of the nation’s largest railroad transportation companies, where virtually every aspect of operations is heavily regulated and subject to strict safety-related oversight.

Key skills and qualifications:

Engineering/Technology Leadership

Complex Manufacturing Expertise

Safety

Risk Management

Highly Regulated Industry Experience

Human Capital Management

International Leadership and Global Relationships

Environmental Risks/Sustainability

Fortune 500 Board Experience

CEO of a Large Company

Fortune 500 CFO

Senior Leadership Experience

12	2025 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

Former Chairman and CEO, The Vanguard Group	Mortimer J. “Tim” Buckley Boeing director since: 2025 Committees: • Finance • Governance & Public Policy Independent: Yes Age: 55	Other current public directorships: • Pfizer, Inc. Prior public directorships within past five years: • The Vanguard Group

Professional highlights:

•   Chairman and CEO, The Vanguard Group (Chairman 2019-2024; CEO 2018-2024; President 2017-2024)

•   Chief Investment Officer, The Vanguard Group (2013-2017)

•   Head of the Retail Investor Group, The Vanguard Group (2006-2012)

•   Chief Information Officer, The Vanguard Group (2001-2006)

Mr. Buckley brings to the Board 25 years of executive leadership, with extensive expertise in investment management, financial oversight, cybersecurity, digital technology, and corporate governance. As the former Chairman and CEO of Vanguard, one of the world’s largest investment management firms with nearly $10 trillion in assets under management and more than 20,000 employees, Mr. Buckley has a deep understanding of the global financial markets, asset management strategies, and investor perspectives, and spent a career delivering long-term value to clients. He guided Vanguard through changing market dynamics, shifting regulatory environments, and significant technological transformation. Prior to his role as Chairman and CEO, Mr. Buckley held several key senior leadership positions at Vanguard, including as Chief Investment Officer, responsible for the firm’s internally managed stock, bond and money market portfolios as well as investment research and methodology, and as Chief Information Officer, overseeing the development and implementation of systems and applications to serve clients and manage investments. In his career, he drove the growth of new business lines in advice and ETFs, globalized investment management, advanced cybersecurity, and modernized digital capabilities. Mr. Buckley also previously served on the board of Financial Industry Regulatory Authority and chaired the board of Children’s Hospital of Philadelphia, where a culture of safety and quality is paramount.

Key skills and qualifications:

Engineering/Technology Leadership

Risk Management

Highly Regulated Industry Experience

Cybersecurity/Digital Technology

Human Capital Management

International Leadership and Global Relationships

CEO of a Large Company

Senior Leadership Experience

2025 Proxy Statement	13

ELECTION OF DIRECTORS (ITEM 1)

Former U.S. Chairman and CEO, KPMG	Lynne M. Doughtie Boeing director since: 2021 Committees: • Audit (Chair) • Compensation Independent: Yes Age: 62	Other current public directorships: • McKesson Corporation • Workday, Inc.
Professional highlights: • U.S. Chairman and CEO, KPMG (2015-2020) • Vice Chair of Advisory Practice, KPMG (2011-2015)

Ms. Doughtie brings to the Board insights and expertise from her extensive experience in the accounting profession and executive experience leading a Big Four public accounting firm. She began her career in KPMG’s audit practice in 1985 and held various national, regional and global leadership roles, including serving as lead partner for several of KPMG’s major clients. Ms. Doughtie has had significant exposure to issues facing complex, global companies across industries, providing her with deep expertise in risk management, internal controls, culture change and regulatory compliance, which she brings to the Board. Ms. Doughtie also previously served on the boards of Catalyst, Inc. and Chief Executives for Corporate Purpose and has been recognized for her promotion of inclusive and values-based leadership. Ms. Doughtie’s financial expertise, executive leadership experience, risk management and regulatory skills, and experience driving culture change bring significant value to the Board.

Key skills and qualifications:

Risk Management

Highly Regulated Industry Experience

Human Capital Management

International Leadership and Global Relationships

Fortune 500 Board Experience

CEO of a Large Company

Senior Leadership Experience

14	2025 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

Chairman and CEO, Carrier Global Corporation	David L. Gitlin Boeing director since: 2022 Committees: • Aerospace Safety • Finance Independent: Yes Age: 55	Other current public directorships: • Carrier Global Corporation

Professional highlights:

• Chairman and CEO, Carrier Global Corporation (2021-present)

• President and CEO, Carrier Global Corporation (2020-2021)

• President and CEO of Carrier, United Technologies Corporation (2019-2020)

• President and COO of Collins Aerospace Systems, United Technologies Corporation (2018-2019)

• President of UTC Aerospace Systems, United Technologies Corporation (2015-2018)

Mr. Gitlin brings to the Board extensive senior-level experience in the aerospace industry as well as in manufacturing, safety and sustainable innovation. As Chairman and CEO of Carrier, Mr. Gitlin oversees a world leader in heating, air conditioning and refrigeration solutions, which is committed to cost-effective climate mitigation strategies in both its products and operations. Prior to joining Carrier, Mr. Gitlin was President and COO of Collins Aerospace and President of UTC Aerospace Systems. These roles, as well as prior leadership roles at Hamilton Sundstrand, provided Mr. Gitlin with extensive expertise in aerospace safety (including the development and manufacture of aircraft engines and power systems), manufacturing and operational excellence. As a result, he brings to our Board unique perspectives on aerospace safety, aerospace supplier management and manufacturing in a highly regulated environment.

Key skills and qualifications:

In-Depth Aerospace Expertise

Engineering/Technology Leadership

Complex Manufacturing Expertise

Safety

Risk Management

Highly Regulated Industry Experience

Human Capital Management

International Leadership and Global Relationships

Environmental Risks/Sustainability

Fortune 500 Board Experience

CEO of a Large Company

Senior Leadership Experience

2025 Proxy Statement	15

ELECTION OF DIRECTORS (ITEM 1)

Chair and CEO*, Duke Energy Corporation	Lynn J. Good Boeing director since: 2015 Committees: • Compensation (Chair) • Audit Independent: Yes Age: 65	Other current public directorships: • Duke Energy Corporation*

Professional highlights:

• Chair and CEO, Duke Energy Corporation (Chair 2016-2025; CEO 2013-2025)*

• President, Duke Energy Corporation (2013-2024)

• Vice Chair, Duke Energy Corporation (2013-2016)

• Executive Vice President and CFO, Duke Energy Corporation (2009-2013)

Ms. Good brings to the Board substantial experience in executive leadership, safety, corporate governance, financial management and accounting, as well as operational expertise in cybersecurity in a highly regulated, capital-intensive industry. Ms. Good’s record as Chief Executive Officer and Chair of Duke Energy, one of the nation’s largest grid and generation operators, enables her to advise management on a wide range of strategic, financial, sustainability, cybersecurity and governance matters, including the challenges associated with safety performance, large-scale capital projects, transformative technologies and crisis management. Ms. Good led the integration of Duke Energy’s climate strategy into the company’s business strategy, through investing in carbon-free technology, modernizing its gas and electric infrastructure and expanding and integrating efficiency and demand management systems. Ms. Good also has vast financial management experience, gained principally from her prior service as Chief Financial Officer and Treasurer of Duke Energy. Ms. Good also has extensive capital markets proficiency, significant merger and restructuring experience and accounting and auditing skills earned from nearly 30 years as a Certified Public Accountant and 11 years as an audit partner at Arthur Andersen LLP and Deloitte & Touche LLP. Ms. Good also served as past-chair of the Institute of Nuclear Power Operations, a not-for-profit organization responsible for promoting the highest levels of safety and reliability in nuclear plant operations. Ms. Good earned Bachelor of Science degrees in systems analysis and accounting from Miami University. As a result of her cybersecurity experience, Ms. Good serves as the Audit Committee’s and as the Board’s primary cybersecurity expert, engaging regularly with management on cyber-related topics.

Key skills and qualifications:

Engineering/Technology Leadership

Safety

Risk Management

Highly Regulated Industry Experience

Cybersecurity/Digital Technology

Human Capital Management

Environmental Risks/Sustainability

Fortune 500 Board Experience

CEO of a Large Company

Fortune 500 CFO

Senior Leadership Experience

*	Ms. Good will retire as Chair and CEO of Duke Energy Corporation effective April 1, 2025.

16	2025 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

Retired United Airlines Pilot; Retired Lt. General and Former Inspector General, U.S. Air Force	Stayce D. Harris Boeing director since: 2021 Committees: • Aerospace Safety • Governance & Public Policy • Special Programs Independent: Yes Age: 65	Other current public directorships: • BlackRock Fixed-Income Funds Prior public directorships within past five years: • KULR Technology Group, Inc.

Professional highlights:

• Inspector General, U.S. Air Force (2017-2019)

• Assistant Vice Chief of Staff and Director Air Staff, U.S. Air Force (2016-2017)

• Commander, 22nd Air Force (2014-2016)

• 747 Pilot, United Airlines (1990-2020 with military leave of absence 2014-2019)

• Senior Strategist/Air Force Reserve Advisor to Commander, Air Mobility Command and 18th Air Force (2012-2014)

• Senior Strategist/Air Force Reserve Advisor to Commander, U.S. Africa Command on Reserve Matters (2010-2012)

Lieutenant General Harris brings to the Board extensive aerospace and aviation experience. General Harris is an experienced Boeing 747 pilot, with over 10,000 flight hours safely transporting passengers and cargo worldwide in the Boeing 747, 757, 767 and 777 aircraft for United Airlines before her retirement in 2020. Her extensive experience as a pilot, together with her deep knowledge of safety protocols and flight procedures, adds to the Board’s expertise in aviation safety and provides hands-on familiarity with pilots’ and crew interaction with complex aerospace systems, including in particular Boeing aircraft. Before retiring from the Air Force in 2019, she was a United States Air Force Reserve Lieutenant General, serving in several senior roles, including most recently as Inspector General of the Air Force and, before that, the Assistant Vice Chief of Staff of the Air Force. Her military and aviation expertise, extensive leadership experience and demonstrated record of leading teams with honor and integrity as paramount values all bring significant value to the Board. General Harris also has an extensive background in cybersecurity, including a certificate in cybersecurity oversight from Carnegie Mellon University. General Harris earned a Bachelor of Science degree in industrial and systems engineering from the University of Southern California and a Master of Aviation Management degree from Embry-Riddle Aeronautical University.

Key skills and qualifications:

In-Depth Aerospace Expertise

Engineering/Technology Leadership

Safety

Risk Management

Highly Regulated Industry Experience

Cybersecurity/Digital Technology

Human Capital Management

Government/Military/Defense Contracting Experience

Senior Leadership Experience

2025 Proxy Statement	17

ELECTION OF DIRECTORS (ITEM 1)

Former Executive Vice President and CFO, United Technologies Corporation	Akhil Johri Boeing director since: 2020 Committees: • Finance (Chair) • Audit Independent: Yes Age: 63	Other current public directorships: • Cardinal Health Inc.

Professional highlights:

• Operating Advisor, Clayton, Dubilier & Rice (2021-present)

• Special Advisor to the Chairman and CEO, United Technologies Corporation (2019-2020)

• Executive Vice President and CFO, United Technologies Corporation (2015-2019)

• CFO, Pall Corporation (2013-2014)

• Vice President, Finance and CFO, UTC Propulsion and Aerospace Systems, United Technologies Corporation (2011-2013)

• Vice President, Financial Planning and Investor Relations, United Technologies Corporation (2009-2011)

Mr. Johri brings to the Board extensive aerospace industry expertise from his more than 30 years at United Technologies, as well as critical skills in areas of financial reporting, internal controls and risk management developed while serving as Chief Financial Officer at multiple Fortune 500 companies. These skills enable Mr. Johri to provide critical insights to the Board in areas as diverse as financial strategy, strategic operations, the dynamics of managing a complex, global supply chain, articulating corporate strategy to investors and other stakeholders and mitigating risks associated with the development of new products and services at a large industrial manufacturer. Mr. Johri also brings to the Board unique insights relating to his senior leadership experience at United Technologies, a major supplier to aerospace companies like Boeing. In addition, as an independent director and audit committee member at Cardinal Health, Mr. Johri brings to the Board experience in risk oversight and corporate governance of a large company in a highly regulated industry. Mr. Johri is a graduate of the Indian Institute of Management, Ahmedabad, and is a Chartered Accountant.

Key skills and qualifications:

In-Depth Aerospace Expertise

Complex Manufacturing Expertise

Risk Management

Highly Regulated Industry Experience

Human Capital Management

International Leadership and Global Relationships

Fortune 500 Board Experience

Fortune 500 CFO

Senior Leadership Experience

18	2025 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

Former President and CEO, GE Aviation; Former Vice Chair, General Electric Company	David L. Joyce Boeing director since: 2021 Committees: • Aerospace Safety (Chair) • Governance & Public Policy • Special Programs Independent: Yes Age: 68	Other current public directorships: • None

Professional highlights:

• Senior Advisor, AE Industrial Partners, LP (2023-present)

• Chairman, AE Industrial Partners HorizonX (2023-present)

• Non-Executive Chair, GE Aviation (2020)

• President and CEO, GE Aviation (2008-2020)

• Vice Chair, General Electric Company (2016-2020)

Mr. Joyce brings to the Board vast aerospace, engineering and manufacturing expertise, as well as a demonstrated track record of safety leadership and operational excellence. He developed his in-depth knowledge of the challenges and opportunities facing the aerospace industry at General Electric Company. Mr. Joyce has 40 years of experience at GE Aviation including 12 years of service as President and CEO and four years as Vice Chair of GE. He began his GE career as a product engineer, spending more than a decade designing and building engines for both military and commercial customers. Mr. Joyce is recognized for his proficiency in product development, product management and product support founded on an industry-leading safety management system and ever more efficient products. As Senior Advisor at AE Industrial Partners, LP, and Chairman, AE Industrial Partners HorizonX, Mr. Joyce brings insights into the growing and evolving markets for investments in national security, aerospace and industrial services. Mr. Joyce is a member of the National Academy of Engineering and earned both bachelor of science and master’s degrees in mechanical engineering from Michigan State University and a master’s degree in business finance from Xavier University. In light of Mr. Joyce’s record of achievement in these disciplines, the Board has appointed him as the Aerospace Safety Committee Chair.

Key skills and qualifications:

In-Depth Aerospace Expertise

Engineering/Technology Leadership

Complex Manufacturing Expertise

Safety

Risk Management

Highly Regulated Industry Experience

Human Capital Management

International Leadership and Global Relationships

Government/Military/Defense Contracting Experience

Senior Leadership Experience

2025 Proxy Statement	19

ELECTION OF DIRECTORS (ITEM 1)

Former CEO, Qualcomm Incorporated

Steven M. Mollenkopf

Independent Board Chair

Boeing director since: 2020;

Independent Board Chair (2024-present)

Committees:

•   Compensation

•   Governance & Public Policy

•   Special Programs

Independent: Yes

Age: 56

Other current public directorships: • Dell Technologies Inc. Prior public directorships within past five years: • Qualcomm Incorporated

Professional highlights:

•   Special Advisor, Consello Group (2022-present)

•   Special Advisor, Qualcomm Incorporated (2021-2022)

•   CEO, Qualcomm Incorporated (2014-2021)

•   CEO-elect and President, Qualcomm Incorporated (2013-2014)

•   President and COO, Qualcomm Incorporated (2011-2013)

Mr. Mollenkopf brings to the Board critical insights in areas such as engineering leadership, risk management, leading a complex business with a global reach and oversight of large-scale efforts to develop and test new technologies due to his experience as the Chief Executive Officer and Chief Operating Officer of Qualcomm, an engineering-driven, high-technology manufacturing company. A long-time engineer who started with Qualcomm over 25 years ago, Mr. Mollenkopf also possesses expertise and direct leadership experience in precision engineering, project management, manufacturing, quality control and designing testing regimes for complex systems. Mr. Mollenkopf is a published IEEE (Institute of Electrical and Electronics Engineers) author and an inventor on 38 patents. He holds a bachelor’s degree in electrical engineering from Virginia Tech and a master’s degree in electrical engineering from the University of Michigan. As a result of his complex manufacturing expertise, his engineering background and his record of independent leadership at Boeing, the Board elected Mr. Mollenkopf to serve as independent Board Chair.

Key skills and qualifications:

Engineering/Technology Leadership

Complex Manufacturing Expertise

Risk Management

Human Capital Management

International Leadership and Global Relationships

Fortune 500 Board Experience

CEO of a Large Company

Senior Leadership Experience

20	2025 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

President and CEO, The Boeing Company	Robert Kelly Ortberg Boeing director since: 2024 Committees: None Independent: No Age: 64	Other current public directorships: • Aptiv PLC Prior public directorships within past five years: • RTX Corporation

Professional highlights:

•   President and CEO, The Boeing Company (2024-present)

•   Special Advisor to the Office of the CEO, RTX Corporation (2020-2021)

•   CEO, Collins Aerospace (2018-2020)

•   Chairman, President and CEO, Rockwell Collins, Inc. (Chairman, President and CEO 2015-2018; President and CEO 2013-2015; President 2012-2013)

•   EVP, COO of Government Systems, Rockwell Collins, Inc. (2010-2012)

•   EVP, COO of Commercial Systems, Rockwell Collins, Inc. (2006-2010)

Mr. Ortberg brings to the Board more than 35 years of aerospace and defense industry experience with deep expertise in operational and technology leadership, manufacturing, engineering, strategy, innovation, and global management. His extensive background as a senior executive includes his role as Chairman, President, and Chief Executive Officer of Rockwell Collins, Inc., a leading provider of avionics and communications systems, where he was instrumental in driving the company’s growth and technological innovation, including the expansion of its product lines and global market presence. Mr. Ortberg also played a crucial role in overseeing Rockwell Collins’ advancement in high-technology product development and operational excellence, which involved navigating complex regulatory and safety requirements. Mr. Ortberg’s leadership—with a focus on customer value, workforce development and a safety-driven culture—was pivotal during a transformative period for Rockwell Collins, including its successful integration into United Technologies Corporation and the formation of Collins Aerospace, where he also served as Chief Executive Officer. Following his retirement from Collins Aerospace, he served as a Special Advisor to the office of the Chief Executive Officer for RTX Corporation (formerly Raytheon Technologies Corporation), an aerospace and defense company that provides advanced systems and services for commercial, military and government customers worldwide, where he provided valuable insights on a wide range of strategic and business matters. His significant expertise in aerospace technology, coupled with his experience in managing and integrating sophisticated technological systems and driving innovation in a highly regulated industry, equips him to contribute effectively to the Board’s strategy and oversight. Mr. Ortberg earned a bachelor’s degree in mechanical engineering from the University of Iowa.

Key skills and qualifications:

In-Depth Aerospace Expertise

Engineering/Technology Leadership

Complex Manufacturing Expertise

Safety

Risk Management

Highly Regulated Industry Experience

Human Capital Management

International Leadership and Global Relationships

Government/Military/Defense Contracting Experience

Environmental Risks/Sustainability

Fortune 500 Board Experience

CEO of a Large Company

Senior Leadership Experience

2025 Proxy Statement	21

ELECTION OF DIRECTORS (ITEM 1)

31st Chief of Naval Operations; Former Director of the Naval Nuclear Propulsion Program, U.S. Navy	John M. Richardson Boeing director since: 2019 Committees: • Special Programs (Chair) • Aerospace Safety • Finance Independent: Yes Age: 64	Other current public directorships: • BWX Technologies, Inc. • Constellation Energy Corporation Prior public directorships within past five years: • The Exelon Corporation
Professional highlights: • 31st Chief of Naval Operations, U.S. Navy (2015-2019) • Director of the Naval Nuclear Propulsion Program, U.S. Navy (2012-2015)

Admiral Richardson brings to the Board deep expertise in safety, regulation, cybersecurity and oversight of complex, high-risk systems, as well as extensive crisis management and national security experience. During his 37 years of service in the U.S. Navy, Admiral Richardson served as the Director of the Naval Nuclear Propulsion Program, a joint activity of the Navy and Department of Energy, serving the Navy and as Deputy Administrator in the National Nuclear Security Administration. In this capacity, he exercised all responsibilities, including applicable regulatory compliance over related facilities, radiological controls, environmental safety and health matters, oversight of cybersecurity issues, as well as selection, training and assignment of personnel supporting over 100 nuclear power plants operating on nuclear-powered warships around the world. Admiral Richardson brings extensive experience managing global operations. As Chief of Naval Operations, he was responsible for the management of 600,000 sailors and civilians, 290 warships and over 2,000 aircraft worldwide. He commanded the submarine USS Honolulu and served as naval aide to the President of the United States. As a result of his safety and operational knowledge, the Board elected Admiral Richardson to the Aerospace Safety Committee, as well as the Special Programs Committee Chair. At Constellation Energy Corporation, Admiral Richardson is a member of the Risk Committee as well as the Nuclear Oversight Committee, where he has oversight over a number of sustainability issues related to the company’s nuclear facilities and operations. He earned a Bachelor of Science degree in physics from the U.S. Naval Academy, a master’s degree in electrical engineering from the Massachusetts Institute of Technology and Woods Hole Oceanographic Institution and a master’s degree in national security strategy from the National War College. Admiral Richardson is a member of the National Academy of Engineering.

Key skills and qualifications:

Engineering/Technology Leadership

Safety

Risk Management

Highly Regulated Industry Experience

Cybersecurity/Digital Technology

Human Capital Management

International Leadership and Global Relationships

Government/Military/Defense Contracting Experience

Fortune 500 Board Experience

Senior Leadership Experience

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE 11 NOMINEES.

22	2025 Proxy Statement

CORPORATE GOVERNANCE

Our Board has adopted a set of Corporate Governance Principles to assist the Board in the exercise of its responsibilities and, along with Boeing’s Certificate of Incorporation, By-Laws and charters of the committees of the Board, provide an effective framework for Boeing’s governance. The Corporate Governance Principles cover topics such as board composition, responsibilities and operations, and is subject to review and modification by the Board from time to time in its discretion and in accordance with relevant regulatory and listing requirements. Additionally, the Board has adopted a Code of Ethical Business Conduct to focus the Board and each director on areas of ethical risk, provide guidance to help them continue to effectively recognize and deal with ethical issues, enhance existing mechanisms to continue the reporting of unethical conduct, and foster and sustain a culture of honesty and accountability. We also have a separate code of conduct that applies to all employees. Our corporate governance materials, including our Corporate Governance Principles, the charters of each of the Board’s standing committees, our Director Independence Standards, and our codes of conduct for directors and employees, are available at www.boeing.com/company/general-info/corporate-governance. The GPP Committee reviews our governance practices and policies on an ongoing basis and, when appropriate, proposes modifications to the Board. Meanwhile, we continue to engage with shareholders, customers, suppliers and other stakeholders to ensure that our governance practices evolve with our business and the future of aerospace.

Leadership Structure

Our By-Laws and Corporate Governance Principles require that the Board Chair be independent. Under this leadership structure, the independent members of the Board, based on the recommendation of the GPP Committee, elect a Chair on an annual basis from among the independent directors. Larry Kellner served as the independent Board Chair from December 2019 until March 2024. Steve Mollenkopf began serving as independent Board Chair in March 2024 following Mr. Kellner’s decision not to stand for re-election at the 2024 annual meeting. The Board believes that this leadership structure allows our CEO to focus on executing our strategic imperatives, enhancing our operational stability, sharpening our focus on our core values of safety, quality, integrity and sustainability, and increasing transparency with our stakeholders. Meanwhile, our independent Board Chair can focus on leading the Board to foster strong oversight of management and to position directors to discharge their duties appropriately. Our independent Board Chair also engages regularly with shareholders (including 29 personal engagements during 2024 with shareholders representing approximately 43% of our outstanding shares), providing shareholders with additional insight into the priorities of our directors while also deepening our Board’s understanding of shareholder priorities.

Director Independence

Board Independence

Our Corporate Governance Principles require that at least 75% of the Board satisfy the NYSE criteria for independence. For a director to be considered independent, the Board must determine, after consideration of all relevant facts and circumstances, that such director has no material relationship with Boeing other than as a director, either directly or as a partner, shareholder or executive officer of another entity that has a relationship with Boeing. In addition, the Board has adopted Director Independence Standards to assist the Board in its assessment of director independence, which are available at our website at www.boeing.com/company/general-info/corporate-governance. These standards are designed to supplement the requirements of the NYSE listing standards. If a director or nominee has a relationship with Boeing that is not addressed in the Director Independence Standards, the members of the Board who have already been determined to be independent consider all relevant facts and circumstances and determine whether the relationship is material.

The Board has reviewed all direct and indirect relationships between Boeing, each director nominee, and each director who served during 2024, and has determined that all such persons, other than Mr. Ortberg and Mr. Calhoun, are independent. Accordingly, 91% of our director nominees are independent.

Committee Independence

Our Corporate Governance Principles require that all members of the Aerospace Safety, Audit, Compensation and GPP Committees be independent, in accordance with the Director Independence Standards and pursuant to applicable NYSE listing standards and applicable heightened independence requirements of the SEC. The Board has determined that all members of these committees satisfy all applicable independence requirements.

2025 Proxy Statement	23

CORPORATE GOVERNANCE

Shareholder Outreach

We have long believed that the delivery of sustainable, long-term value requires regular dialogue with, and accountability to, our shareholders. To help ensure that management and the Board understand the issues that matter most to our shareholders, we conduct proactive shareholder outreach throughout the year. Our core team for governance engagements includes senior members of our Corporate Secretary’s office, investor relations team and sustainability team, and in many cases includes our independent Board Chair or other directors, as appropriate. Our Board has a consistent record of discussing and acting upon shareholder feedback. Recent Board discussions have addressed shareholder feedback on a variety of topics, including Board composition, CEO and management succession planning, safety and quality initiatives, executive compensation, human capital management, and sustainability, often resulting in changes to our policies and practices as well as guiding the focus of future discussions in the boardroom.

Year-Round Shareholder Outreach and Engagement

FALL ENGAGEMENT	PROXY STATEMENT

Solicit and receive feedback from shareholders on governance practices and trends, Board composition and refreshment, safety and quality, executive compensation, risk oversight, succession planning, human capital management, sustainability, and other shareholder priorities; share updates with shareholders

Review shareholder feedback and revise governance practices, executive compensation program, sustainability practices or other programs and policies, as appropriate, and discuss changes and enhance disclosures with information gathered from shareholders in our proxy statement

ANNUAL MEETING	SPRING ENGAGEMENT

Receive and publish voting results from the annual meeting, which help determine focus areas for our fall shareholder engagements; CEO and Board available to answer appropriate shareholder questions

Engage in additional outreach with shareholders to provide updates on changes made in response to shareholder feedback and to address management and Rule 14a-8 shareholder proposals, as well as other topics of interest

Following the 737-9 door plug accident in January 2024, we expanded our shareholder outreach program to proactively seek engagements with our largest investors in advance of our spring outreach. These discussions focused on sharing the Company’s actions in response to this accident, discussing the active oversight of the Aerospace Safety Committee and the Board, hearing and addressing shareholder concerns, and seeking feedback on potential executive compensation design changes for 2024 to elevate the focus on safety and quality. Our independent Board Chair and Aerospace Safety Committee Chair participated in all of these engagements.

In the spring and fall, we continued with our regular shareholder outreach program. Our independent Board Chair participated in most of these engagements, in many cases with the Aerospace Safety Committee Chair or the Compensation Committee Chair. Discussions during the spring primarily focused on the Board’s CEO succession process, updates on efforts to promote safety and quality, executive compensation, culture, Board composition and refreshment, and shareholder proposals. Discussions during the fall primarily focused on the new CEO, executive compensation, safety and quality initiatives, risk management, labor relations, and culture. For more details on our shareholder engagement process with respect to executive compensation, see page 47.

Recent Actions Informed by

Shareholder Feedback

✓  Used investor feedback to help develop list of key skills and expertise necessary for new CEO

✓  Enhanced proxy disclosure of CEO succession process

✓  Disclosed safety updates on our website in January 2025, showing progress on our Safety & Quality Plan, delivering on our commitment to providing a one-year follow-up from the January 2024 door plug accident

✓  Adopted a single enterprise incentive score for the 2025 annual incentive plan to promote alignment on operational priorities, accountability and a culture of unity

✓  Enhanced proxy disclosure regarding human capital management and culture

✓  Continued robust disclosures in Chief Aerospace Safety Officer Report, Sustainability & Social Impact Report, and Political Advocacy Report

24	2025 Proxy Statement

CORPORATE GOVERNANCE

2024 Shareholder Outreach and Engagements*

Total Contacted		Total Engaged		Total Director Engaged

~49% of outstanding shares	~73% of shares held by institutional investors	~45% of outstanding shares	~67% of shares held by institutional investors	~43% of outstanding shares	~63% of shares held by institutional investors

Leading up to and following our 2024 annual meeting, we offered engagements to shareholders representing approximately 49% of outstanding shares or 73% of shares held by institutional investors

In 2024, we met with shareholders representing approximately 45% of outstanding shares or 67% of shares held by institutional investors to discuss governance-related matters, including our 12 largest shareholders

In 2024, the independent Board Chair participated in 29 of these engagements with shareholders representing approximately 43% of outstanding shares or 63% of shares held by institutional investors
* Percentages calculated based on shares outstanding as of December 31, 2024.

~100

Additional shareholder meetings in 2024 among the CEO, CFO and/or business unit CEOs in one-on-one or small-group meetings to discuss business, financial performance, strategy and other topics of interest to investors

In addition to the governance-focused engagements described above, our senior management and investor relations team participates in numerous meetings with shareholders throughout the year to discuss our business, financial performance, and strategic priorities. These meetings include in-person, telephone and webcast engagements, as well as investor conferences and tours of Boeing facilities.

We also use multiple communication channels to interact with our retail shareholders, such as our annual report, press releases, filings with the SEC, website and various social media outlets, as well as through a variety of publications including our Sustainability & Social Impact, Chief Aerospace Safety Officer, and Political Advocacy reports. In addition, we provide multiple channels on our website for shareholders to raise concerns directly with members of our Board and/or management.

Meeting Attendance

During 2024, the Board held 12 meetings and the standing committees collectively held 58 meetings. The Aerospace Safety Committee and the Finance Committee each held at least twice as many meetings as in a typical year. Each incumbent director attended at least 92% of the aggregate of meetings of the Board and the standing committees on which he or she served during 2024, and average aggregate attendance at these meetings exceeded 99%. In addition, during 2024 our directors participated in extensive discussions outside of formal meetings, both as a group and involving certain members of the Board, and both amongst themselves and with members of management and/or outside experts, including many calls relating to CEO succession, both within the Board and the GPP committee, and with external advisors. Independent directors met in executive sessions, led by our independent Board Chair, after every regularly scheduled Board meeting. Absent extenuating circumstances, directors are required to attend our annual meetings of shareholders, and all directors attended our 2024 annual meeting.

Board Meetings Held	Aggregate Standing Committee Meetings Held	Average Director Attendance

12 (including 6 special meetings)	58 (including 19 special meetings)	>99%

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Board Committees

The Board has six standing committees—the Aerospace Safety Committee, Audit Committee, Compensation Committee, Finance Committee, GPP Committee and Special Programs Committee—each of which operates under a Board-approved charter. The chair of each committee reviews and discusses the agendas and materials for meetings with senior management in advance of distribution to the other committee members, and reports to the Board on topics reviewed and actions taken at each committee meeting. The table below sets forth the current membership of each of the standing committees, the independence of each director, the independence of each committee, and the number of meetings each committee held in 2024.

	Independent Director	Aerospace Safety Committee	Audit Committee	Compensation Committee	Finance Committee	GPP Committee	Special Programs Committee

Committee Independence	—	100%	100%	100%	100%	100%	100%

Number of Meetings in 2024	—	12	13	9	13	8	3

Robert A. Bradway	✓	—	—		—		—

Mortimer J. Buckley	✓	—	—	—			—

Lynne M. Doughtie	✓	—			—	—	—

David L. Gitlin	✓		—	—		—	—

Lynn J. Good	✓	—			—	—	—

Stayce D. Harris	✓		—	—	—

Akhil Johri	✓	—		—		—	—

David L. Joyce	✓		—	—	—

Steven M. Mollenkopf	✓	—	—		—

Robert K. Ortberg	—	—	—	—	—	—	—

John M. Richardson	✓		—	—		—

Sabrina Soussan*	✓	—		—		—	—

Independent Board Chair	Audit Committee Financial Expert	Committee Chair	Member

* Ms. Soussan is not standing for re-election at the 2025 annual meeting.

The principal responsibilities, as well as key focus areas and activities in 2024, of each of the Board’s six committees are highlighted starting below. In addition, each of the committees oversees key risks on behalf of the Board. See “Risk Oversight” beginning on page 31 for information on the role of the committees in the oversight of risk and examples of categories of risk associated with each committee’s area of responsibility.

Aerospace Safety Committee

The Aerospace Safety Committee assists the Board in the oversight of the safe design, development, certification, production, maintenance, and operations of our aerospace products and services.

The Aerospace Safety Committee’s principal responsibilities include reviewing and, where appropriate, making recommendations to the Board with respect to our:

•	Safety Management System, including Safety Policy & Objectives, Safety Risk Management, Safety Assurance and Safety Promotion;

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•	Global Aerospace Safety Initiative;

•	Aerospace Safety Analytics and Safety Experience at Boeing;

•	Quality Management System;

•	cyber-safety program with respect to our aerospace products;

•

policies and processes for engaging with and supporting the requirements of commercial, defense and space aviation safety regulatory authorities, including the FAA (including the Company’s ODA program), the National Transportation Safety Board (NTSB), the Department of Defense, and the National Aeronautics and Space Administration;

•	engineering organization and its processes for the development, production and support of our products and services;

•	product development programs with respect to technical, compliance or product safety considerations; and

•

participation in and support of investigations conducted by the NTSB and other domestic and international investigatory authorities, including our responses to findings and conclusions of such investigations.

At least semiannually, the Aerospace Safety Committee reviews with engineering leadership:

•	the promotion and management of the Speak Up portal submissions process;

•	FAA airworthiness directives issued for Boeing airplanes;

•	the issuance of FAA type certificates and/or production certificates; and

•	any significant communications with the FAA.

The Aerospace Safety Committee also reviews and advises on the selection and removal of the Boeing ODA Ombudsperson, and reviews the status of the ODA program with the Boeing ODA Ombudsperson at least annually.

In addition, the Aerospace Safety Committee consults with and provides input to the Compensation Committee on the annual performance evaluation of the CEO and the other executive officers, as well as in connection with identifying incentive plan metrics that are best suited to drive safety improvements and ensure overall product safety.

Each meeting of the Aerospace Safety Committee includes updates on significant safety issues, including significant safety events that have occurred since the prior Committee meeting, as well as information to assess management’s development of new safety policies and procedures, or management’s handling of significant safety events. Executive sessions provide a forum for the Chief Aerospace Safety Officer, Chief Engineer, Vice President for Product and Services Safety, Chief Legal Officer, Boeing ODA Ombudsperson and Chief Compliance Officer, among others, to communicate directly and separately with the members of the Aerospace Safety Committee. The Board also regularly receives and discusses reporting from management, including the Chief Aerospace Safety Officer, regarding the performance of Boeing’s SMS and other significant safety initiatives. The Aerospace Safety Committee is composed entirely of independent directors.

Key Focus Areas and Activities in 2024

The Aerospace Safety Committee doubled the number of meetings held in 2024 compared to 2023 in line with our commitment to safety, demonstrating hands-on responsiveness following the 737-9 door plug accident in January 2024.

•   Oversaw management’s response to significant safety events, including the January 2024 door plug accident, engaged with management on strengthening and developing new safety policies and procedures and enhanced quality assurance and control so that lessons learned could lead to lasting improvements

•   Oversaw the development of and continued to review updates to our comprehensive Safety & Quality Plan, which address multiple sources of input, including from the FAA, ACSAA Safety Review Panel, Admiral Kirkland Donald’s assessment, internal audits, airline customers, and employees

•   Regularly reviewed in-service safety reports and updates on SMS implementation and performance, Speak Up program, safety policy, development programs safety certification updates, Global Aerospace Safety initiative update, product security, design practices ecosystem, fleet trends and health and regulatory affairs

•   Advised and oversaw management’s actions relating to the Starliner’s Crew Flight Test (CFT) launch and return, including oversight of associated operational, regulatory and reputational risks

•   Reviewed management’s restart plans following the International Association of Machinists and Aerospace Workers District 751 (IAM 751) work stoppage, including the utilization of SMS to safely restart factories and supply chain

•   Continued focus on safety as a component in determining annual incentive payouts for executive officers, including formal consultation between the Aerospace Safety and Compensation Committees on identifying appropriate safety-related metrics for incentive program design and evaluating individual executive performance with respect to safety

•   Oversaw cyber-safety risks related to our products and services

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Audit Committee

The Audit Committee oversees our independent auditor and accounting and internal control matters. Its principal responsibilities include oversight of:

•	the integrity of our financial statements;

•	our internal control environment and compliance with legal and regulatory requirements;

•	our independent auditor’s qualifications and independence;

•	our processes for assessing key strategic, operational and compliance risks;

•	the performance of our internal audit function; and

•	the performance of our independent auditor.

At each meeting, representatives of Deloitte & Touche LLP, our independent registered public accounting firm, are present to review accounting, control, auditing and financial reporting matters. In addition, the Audit Committee meets in executive session after every meeting with representatives of Deloitte & Touche LLP and meets regularly in executive session with one or more of the following members of Company management:

•	Executive Vice President and Chief Financial Officer;

•	Chief Legal Officer and Executive Vice President, Global Compliance;

•	Vice President and Chief Compliance Officer; and

•	Vice President, Corporate Audit.

The Audit Committee also prepares the Audit Committee Report included on page 89. The Audit Committee is composed entirely of directors who satisfy NYSE director independence standards and our Director Independence Standards, as well as heightened independence standards applicable to audit committee members established by SEC rules. The Board has determined that each Audit Committee member is financially literate as defined by NYSE listing standards and that Mses. Doughtie, Good and Soussan and Mr. Johri qualify as audit committee financial experts as defined by SEC rules.

Key Focus Areas and Activities in 2024

•   Monitored the integrity of our financial statements, our compliance with legal and regulatory requirements, our internal control over financial reporting and the performance of our internal audit function

•   Reviewed the independence and performance of our independent auditor

•   Oversaw our enterprise risk management and compliance risk management processes and discussed with management significant compliance, strategic and operational risks, risk rating results and mitigation strategies in place

•   Reviewed risk assessments with respect to cybersecurity and artificial intelligence, including an independent third-party firm’s assessment of Boeing’s enterprise technical and operational capabilities and recommendations on critical assets and programs

•   Reviewed management’s program to address key recommendations from the independent assessment, and management’s plans for implementation of the U.S. Department of Defense’s Cybersecurity Maturity Model Certification framework

•   Reviewed significant legal and compliance matters and investigations into whistleblowers’ allegations

•   Reviewed our ethics and business conduct programs and compliance with related laws and regulations

Compensation Committee

The Compensation Committee oversees our executive and equity compensation programs. The Compensation Committee is composed entirely of directors who satisfy NYSE director independence standards and our Director Independence Standards, as well as heightened independence standards applicable to compensation committee

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members established by SEC rules. Additional information about the Compensation Committee, including a more detailed list of its principal responsibilities, is set forth under “Determination of Executive Compensation” on page 54.

Key Focus Areas and Activities in 2024

•   Solicited and responded to shareholder feedback regarding our executive compensation program to bolster alignment between long-term interests of our leadership team and our shareholders

•   Modified our 2024 incentive programs to heighten focus on safety and quality metrics and reduced the value of long-term incentive awards granted to our named executive officers by 22% from targets, demonstrating commitment to building and maintaining a production system to the highest standards of safety and quality, and holding our leaders accountable

•   Reviewed strategies, initiatives, and programs with respect to human capital management

•   Oversaw management’s establishment of a Global Talent, Development & Employee Experience organization designed to build a pipeline of excellence and strengthen the employee experience across our company, allowing the Company to retain key talent as employees build their skills and experience

•   Reviewed executive compensation trends and regulatory updates to ensure attraction, retention and promotion of senior leadership talent

•   See “Compensation Discussion and Analysis” beginning on page 45 for additional details about recent Compensation Committee actions and key focus areas

Finance Committee

The Finance Committee’s principal responsibilities include reviewing and, where appropriate, making recommendations to the Board with respect to:

•	strategic plans and transactions, including mergers, acquisitions and divestitures, as well as joint ventures and other equity investments;

•	our capital structure, including proposed dividend actions, stock splits and repurchases and issuances of debt or equity securities;

•	our credit agreements and short-term investment policies;

•	customer financing activities;

•	our funding plans and the funding plans of our subsidiaries;

•	our significant financial exposures, contingent liabilities and major insurance programs;

•	employee benefit plan trust investment policies, administration and performance; and

•	investor relations programs.

The Finance Committee is composed entirely of independent directors.

Key Focus Areas and Activities in 2024

•   Reviewed Boeing’s financial condition, including liquidity under various stress case scenarios, debt maturity profiles, repayment plans, long-range investment plan and financial exposures

•   Oversaw management’s execution of priorities focused on safeguarding liquidity and the Company’s credit rating, including a $24.3 billion equity raise

•   Oversaw the pending acquisition of Spirit AeroSystems, including key diligence findings, regulatory requirements, expected financial impact, merger consideration, and integration strategy

•   Oversaw management’s continued proactive engagement with credit rating agencies and investors, and reviewed funding strategies, in light of the Spirit AeroSystems transaction and the IAM 751 work stoppage

•   Oversaw other corporate development activities, including alignment with strategic objectives, portfolio reviews, and long-term outlook of businesses and constituent programs across units

Governance & Public Policy Committee

The GPP Committee’s principal responsibilities include reviewing and, where appropriate, making recommendations to the Board with respect to:

•	the general responsibilities and functions of the Board and its members;

•	the organization, size and composition of the Board and its committees;

•	Board procedures and operations;

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•	compensation and benefits of nonemployee directors;

•	director identification and nominations;

•	director independence;

•	directors’ service on the boards of other for-profit companies;

•	annual performance evaluation process for the Board;

•	senior management succession planning, including identifying nominees for CEO and other senior leadership roles;

•	monitoring and reviewing the performance of our CEO;

•	our political advocacy activities and expenditures;

•	our public policy and corporate sustainability practices, including matters related to philanthropic programs;

•	developments and trends in corporate governance, political advocacy and sustainability;

•	stock ownership requirements for directors; and

•	possible conflicts of interest of directors and officers.

The GPP Committee works with third-party search firms and regularly consults with other members of the Board to identify potential candidates to serve on the Board. The GPP Committee is composed entirely of independent directors.

Key Focus Areas and Activities in 2024

•   Headed CEO search and recommended Kelly Ortberg to the Board for election

•   Regularly reviewed Board composition and director qualification criteria to ensure continued alignment with Boeing’s evolving strategic imperatives

•   Continued Board refreshment, most recently adding Tim Buckley to the Board, contributing to the Board his valuable expertise in investment management, financial oversight, cybersecurity and digitalization, and corporate governance

•   Oversaw senior management succession planning, including the recent elections of our new Chief Communications & Brand Officer and Chief Information Digital Officer

•   Reviewed investor feedback from engagements leading up to and following the 2024 annual meeting and acted on such feedback, as appropriate

•   Conducted in-depth annual evaluations of the full Board, each of its committees and each individual director, over three meetings

•   Oversaw policies and practices regarding charitable giving and community outreach programs, sustainability, and political advocacy

Special Programs Committee

The Special Programs Committee’s principal responsibilities include reviewing and, where appropriate, making recommendations to the Board with respect to:

•	the strategic, operational and financial aspects of those Company programs which, for purposes of national security, have been designated as classified by the U.S. Government;

•	our policies and practices with respect to risk assessment and risk management of classified business activities;

•	human capital management policies, practices and challenges relating to our classified business activities;

•	policies, practices, processes, procedures, risk management and internal controls applicable to our classified business activities; and

•	enterprise risk posed by aspects of our classified business activities.

The Special Programs Committee is composed entirely of independent directors.

Key Focus Areas and Activities in 2024

•   Reviewed proposals and bids for proprietary opportunities

•   Reviewed the progress made on safety and quality of classified programs

•   Oversaw financial and operational performance of classified programs

•   Reviewed supplier challenges, customer expectations and security procedures related to classified programs

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Risk Oversight

With over 100 years at the forefront of innovation, Boeing takes measured risks each day and has established processes to identify, assess, mitigate and manage these risks. Senior management is responsible for day-to-day management of risks, including the implementation of appropriate risk management policies and procedures, as well as effective risk management controls. The Board is responsible for overseeing management in the execution of its risk management responsibilities and for assessing the Company’s global approach to risk management. The Board participates in regular briefings with management on a variety of topics, including strategy, operations, development programs, legal and regulatory matters, cybersecurity, digital transformation and artificial intelligence, human capital management, and sustainability, in which risk oversight is an inherent element. In addition, each of the three business unit leaders briefs the Board at each regular meeting on key issues facing their business unit, which briefings include a discussion of risks. All of our directors have risk management expertise. The Board believes that a fundamental part of risk management is understanding the many strategic, operational, financial and compliance risks, while prioritizing our core values of safety, quality, integrity and sustainability.

We take an integrated approach to risk management across the Company with coordination among our enterprise risk management (ERM) process, compliance risk management (CRM) process and our SMS Risk Register.

Integrated Approach to Risk Management

Board of Directors

The full Board is briefed at least annually on the ERM and CRM processes and assessments and throughout the year as needed on specific risks facing the Company, including those relating to the SMS Risk Register

Audit Committee

The Audit Committee is briefed at least annually on the ERM and CRM processes and assessments

Aerospace Safety Committee

The Aerospace Safety Committee is briefed at every meeting on the SMS Risk Register

Enterprise Risk Management

Compliance Risk Management

Safety Management System

Annual Employee Training and Ethics Recommitment

On an annual basis, all employees are required to complete:

- training on compliance risk areas tailored to their specific duties and responsibilities
- product safety training that highlights the importance of speaking up about any potential product or services-related safety concerns
- an ethics recommitment and training that features real-life compliance issues and consequences and highlights how adherence to our values and doing business with integrity is critical to Boeing's success

Enterprise Risk Management and Compliance Risk Management

Our ERM process evaluates the Company’s current and emerging key strategic risks, such as those relating to labor, geopolitics, long-term competitiveness, reputation, talent, and sustainability, and key operational risks, such as those relating to product safety, development program execution, supply chain, production system health and quality, cybersecurity, and liquidity, as well as mitigation efforts. Our CRM process evaluates the Company’s current and emerging compliance risks, such as those relating to design and certification, production and quality, cybersecurity, defense contractor business systems, and financial accounting and disclosures. Our ERM and CRM processes are continually evolving in the detection and response to risks, including through increased reliance on data. All business units and functions participate in both the ERM and CRM processes, including an annual review to assess and prioritize the most critical risks facing the Company globally, implement appropriate mitigation measures, evaluate the effectiveness of mitigation strategies and controls, and identify important emerging risks. The results of the ERM and CRM processes are reviewed with both the Audit Committee and the full Board at least annually.

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Safety Management System

Our SMS is an integrating framework for managing safety risks throughout the life cycle of a product or service by identifying hazards, mitigating product safety risks, and continuously improving safety performance and other activities designed to promote and sustain a positive safety culture and shape policies that uphold our commitment to aerospace safety. The SMS infrastructure comprises four components designed to create a disciplined environment to manage safety risks and promote a positive safety culture: Safety Policy and Objectives, Safety Risk Management, Safety Assurance and Safety Promotion. Our SMS is continually evolving and improving. Our SMS includes a risk elevation process pursuant to which our business unit presidents regularly review safety risks, the associated risk mitigation and corrective action plans, and the relevant safety metrics to determine if additional resources and/or mitigation activities are necessary. Our business unit presidents determine those risks that will be briefed to our CEO during his SMS reviews, which occur at least bi-monthly. The Aerospace Safety Committee reviews SMS performance and the SMS Risk Register at every regular meeting. For more information on our SMS, see “Aerospace Safety and Quality” on page 1.

Board Committee Risk Oversight

Subject to the Board’s ultimate oversight, each of the six standing committees possesses primary responsibility for oversight of certain categories of risk associated with such committee’s areas of responsibility. The chair of each standing committee provides a summary of the matters discussed with the committee to the full Board following each committee meeting, and the minutes of each committee meeting are also provided to the full Board. A non-exhaustive list of categories of risk overseen by each of the standing committees is summarized below.

Aerospace Safety Committee

- Safety of products and services
- Compliance of products and services
- Cyber-safety of products
- Technical, compliance and product safety considerations with respect to product development programs
- Engineering processes

Audit Committee

- Risk management practices
- Financial statements
- Financial reporting processes, controls and disclosures
- Accounting
- Compliance program and legal and regulatory requirements
- Cybersecurity and information technology (including artificial intelligence)
- Ethics and business conduct programs
- Internal audit

Compensation Committee

- Executive compensation design, plans, and programs
- Executive compensation oversight
- Retention of senior management
- Human capital management
- See "Compensation and Risk" on page 69 for more information on the oversight of these risks

Finance Committee

- Capital structure
- Significant financial exposures
- Cash deployment strategy
- Strategic plans and transactions, including mergers, acquisitions, divestitures and joint ventures
- Major insurance programs
- Investor relations
- Customer finance portfolio and commitments
- Employee benefit retirement plans investments and administration

GPP Committee

- Corporate governance matters
- Succession planning process
- Board structure, refreshment, composition and director independence
- Public policy and corporate sustainability practices, including matters related to philanthropic programs
- Political advocacy activities and expenditures
- Nonemployee director compensation program

Special Programs Committee

- Strategic, operational and financial aspects of classified business activities
- Human capital management policies and practices relating to classified business activities
- Internal controls relating to classified business activities

Human Capital Management

The Board, through the Compensation Committee, is engaged in reviewing the Company’s strategies, initiatives, and programs with respect to human capital management, including talent recruitment, development, retention, employee engagement, and inclusion and belonging.

Management Development and Succession Planning

Strong and effective continuity of leadership is essential to our success. Accordingly, one of the Board’s principal responsibilities is to oversee the succession of our CEO and other senior leaders. The Board strives to maintain a

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long-term plan for effective senior leadership development and succession, as well as short-term contingency plans. The Board, with assistance from the GPP Committee, oversees succession planning for the CEO and other senior leaders. Working with the GPP Committee and senior management, the Board identifies the qualities, skills and characteristics for the CEO and other senior management positions necessary to achieve the Company’s long-term strategy. The CEO and Chief Human Resources Officer brief the Board and the GPP Committee at least annually on detailed succession plans for key senior leadership positions. The Board’s succession planning activities are ongoing and strategic with matters relating to succession being regularly discussed in meetings and in executive sessions, all aimed at ensuring a continuous and robust talent pipeline in the short- and long-term. Directors become familiar with, and have direct interaction with, potential candidates for key management positions through various means, such as regular business reviews, formal presentations to the Board and informal meetings and events. These meetings enable directors to personally assess candidates and help cultivate future leaders. (See “Outside the Boardroom” on page 36.)

In 2024, after David Calhoun announced his intention to step down as President and CEO at the end of the year, the GPP Committee and the Board, under the leadership of Mr. Mollenkopf, conducted a thorough and thoughtful succession process for a CEO to succeed Mr. Calhoun. The Board, informed by discussions with customers, regulators, investors, suppliers, employees, retired Boeing leaders, and industry partners, prioritized identifying and electing a CEO with the skills and experience necessary to successfully lead the Company through its next chapter. As a result of this extensive search process, which included both internal and external candidates, the Board elected Kelly Ortberg as the new President and CEO, and as a Board member, effective August 8, 2024, succeeding Mr. Calhoun. (See “CEO Transition” on page 7.)

Culture

At Boeing, we are committed to innovating for the future, cultivating a culture based on the Company’s core values of safety, quality, integrity and sustainability. Across our global enterprise, Boeing employees are united by a shared commitment to our values, which serve as the guiding principles for all we do. As we innovate and operate to make the world better, each one of us takes personal accountability for living these values and leading the way forward for our teams, our customers, our stakeholders, and the communities in which we live and work.

We have recently established a Global Talent, Development & Employee Experience organization within Human Resources. This organization is designed to build a pipeline of excellence and strengthen the employee experience across our company, enhancing our ability to retain key talent as they build their skills and experience. Additionally, we continue to focus on creating a culture where all employees feel empowered to speak up. Teammates across the Company invite different perspectives, share ideas and concerns, and act on what they hear. We also have engaged independent third-party experts to focus on building out a framework for culture change at Boeing, and to design and launch a new workforce survey to assess engagement and alignment with our cultural values. The frameworks developed will help us define and promote core values and behaviors, and provide recommendations on embedding cultural expectations and measures of progress into our processes and systems for all our employees across all levels, sites and skill codes. We plan to use the feedback gathered from our workforce survey – the results of which will be shared with the Board – to create actionable insights for management to refine initiatives, drive improvements and enhance the employee experience.

The Board is engaged in overseeing the Company’s corporate culture. The Board and the Compensation Committee review our human capital management strategy on an annual basis, receiving updates on key talent metrics for the overall workforce, including those related to recruiting and talent development. To further develop its understanding of and engagement with the Company’s culture, the Board conducts periodic site visits both in conjunction with and outside its regular Board meetings to facilitate first-hand insight into our culture and provide opportunities to engage with employees on various programs.

Cybersecurity Governance

The Board has delegated oversight of risks related to cybersecurity to two Board committees, the Audit Committee and the Aerospace Safety Committee, and each committee reports on its activities and findings to the full Board after each meeting. The Audit Committee is charged with reviewing our cybersecurity processes for assessing key strategic, operational, and compliance risks. Our Chief Information Digital Officer and Senior Vice President, Information Technology & Data Analytics (CIDO) and our Chief Security Officer provide in-depth briefings to the Audit Committee on cybersecurity risks at each of its bi-monthly meetings. These briefings include assessments of cyber risks, the threat landscape, updates on incidents, and reports on our investments in cybersecurity risk mitigation and governance. In addition, the Audit Committee has designated one of its members with expertise in cyber risk management to meet regularly with management and review our cybersecurity strategy and key initiatives and progress toward our objectives. In the event of a potentially material cybersecurity event, our incident response plan outlines that the Audit Committee Chair would be notified and briefed, and meetings of the Audit Committee and/or full Board of Directors

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would be held, as appropriate. The Aerospace Safety Committee provides oversight of the risks from cybersecurity threats related to our aerospace products and services. The Aerospace Safety Committee receives regular updates and reports from senior management, including the Chief Engineer, the Chief Aerospace Safety Officer, and the Chief Product Security Engineer, who provide briefings on significant cybersecurity threats or incidents that may pose a risk to the safe operation of our aerospace products. Both committees brief the full Board on cybersecurity matters discussed during committee meetings, and the CIDO provides annual briefings to the Board with a focus on cybersecurity.

At the management level, we have established a Global Security Governance Council (the Council) to further strengthen our cybersecurity risk management activities across the Company, including the prevention, detection, mitigation, and remediation of cybersecurity incidents. The Council is responsible for developing and coordinating enterprise cybersecurity policy and strategy and providing guidance to key management and oversight bodies. Cross-enterprise action teams are formed, as needed, to manage and implement key decisions in a timely manner. The Council meets monthly and updates key members of our Executive Council on progress towards specific cybersecurity objectives. A strong partnership exists between Information Technology, Enterprise Security, Corporate Audit, and Law so that identified issues are addressed in a timely manner and incidents are reported to the appropriate regulatory bodies as required.

Environmental Risks/Sustainability Governance

Boeing’s commitment to sustainability is rooted in our customer expectations and U.S. and non-U.S. legal requirements. Boeing and the aerospace industry recognize the importance of safe, efficient travel that can sustain the socio-economic benefits this sector delivers. We have a dedicated Global Enterprise Sustainability organization led by our Chief Sustainability Officer, who is a member of our Executive Council. Our Global Sustainability Council, which is comprised of global leaders from across business units and functions such as Environment, Health and Safety, Supply Chain, Law, and Human Resources, provides executive leadership, advocacy and collaboration across the enterprise to advance our sustainability objectives and strategy. The GPP Committee oversees and regularly engages with management on a variety of sustainability topics, policies and practices, including matters related to environmental risks. The Compensation Committee monitors and reviews matters relating to human capital management. Our Law and relevant business organizations are collectively responsible for establishing processes to ensure that our policies and actions are compliant with applicable sustainability laws and regulations.

Our four focus areas are:

Safety & Quality	People & Culture	Environment	Community Impact
Safety and quality are at the core of everything we do. We are dedicated to ensuring every person who builds, flies on, uses, operates, designs or services Boeing products gets home safely.	Our success depends on recruiting, developing, and retaining the best talent and creating an inclusive work environment where every teammate can perform at their best.

We carefully consider how the products we design, build and support affect our world and we strive to operate sustainably and efficiently. We work with our suppliers to source responsibly, create economic opportunities and drive industry progress.

We recognize that our success is connected to that of our global communities and remain committed to providing meaningful support to ensure they thrive.

For more information, including our 2030 goals to advance sustainable aerospace, see our Sustainability & Social Impact Report at www.boeing.com/sustainability.

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Political Advocacy Governance

The Board exercises oversight with respect to Boeing’s political advocacy activities, as dictated by our policies and procedures. Our GPP Committee is briefed on our public policy advocacy activities at least twice each year. These reviews typically include our work to further policy priorities in the legislative and executive branches, participation in the principal trade associations and think tanks to which Boeing contributes, and the Boeing Political Action Committee’s budget and political contributions, as well as the compliance activities associated with each of these efforts. With respect to the principal trade associations, the GPP Committee reviews Boeing’s position of influence within each group, and whether each group’s activities generally align with our business interests and values. Annually, the full Board reviews our political advocacy engagements to assess the consistency between our political advocacy and our long-term strategic initiatives. In addition, in between these formal reviews, members of the GPP Committee and other members of the Board consult on certain significant public policy relationships—including management’s engagement with key government customers, trade associations and regulatory bodies—in order to further Boeing’s strategy and ensure that such engagements reflect our values.

Our Political Advocacy Report includes disclosures on our advocacy priorities, lobbying efforts, global advocacy, trade association contributions of $25,000 or more, the Boeing Political Action Committee’s contributions and compliance procedures, and oversight. For more information, see our Political Advocacy Report at www.boeing.com/company/key-orgs/government-operations#advocacy.

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Outside the Boardroom

Our Board is deeply engaged in overseeing our business strategy and takes an active role in risk oversight. To provide robust and effective oversight across all aspects of Boeing, each director must possess a thorough understanding of our business, industry, strategy, values and culture, as well as the evolving risks and challenges facing the Company. Our Board continuously seeks ways, outside Board and committee meetings, to gain and maintain such an understanding, including through the means described below.

Engagements

Directors periodically participate in employee engagements, as well as external conferences and meetings such as those with customers, suppliers and other industry participants in order to gain insight into Company culture, to interact one-on-one with employees at various levels, and to better understand the concerns and focus areas of key stakeholders.

2024 Highlights: Employee engagements included engaging with line employees in Seek, Speak & Listen sessions, a Safety broadcast for all employees, a fireside chat for our Corporate Audit leadership team, meeting with leaders from our Commercial Airplanes unit to share leadership lessons, an Information Technology & Data Analytics team meeting of approximately 65 senior leaders, and meetings with participants of our Executive Leader Acceleration Initiative. Some of our directors also participated in engagements with key stakeholders, including in connection with the CEO succession process, at the Farnborough Air Show, and with investors during our shareholder outreach.

Deep Dives

Directors participate in deep dives with subject matter experts, both internal and external, on a variety of matters to ensure they have the knowledge necessary to provide robust oversight and fulfill their responsibilities.

2024 Highlights: Admiral Kirkland Donald briefed the Board on his assessment of our quality management system in our manufacturing facilities and our oversight of commercial supplier quality. Key leaders from the CASO held a focused briefing on Starliner’s CFT launch and return with a member of our Aerospace Safety Committee.

Site Visits

The Board conducts periodic site visits in conjunction with its regular Board meetings to facilitate firsthand insight into our operations and provide opportunities to engage with employees on various programs. Directors may also visit sites outside regular Board meetings.

2024 Highlights: Visits in conjunction with Board meetings included an in-depth 737-9 walk-on visit in Renton and Accident Investigation Briefing of the January 2024 door plug accident; final assembly walks and tour of the Boeing South Carolina Aft Body, a facility that manufactures and assembles the rear sections of the 787 Dreamliner aircraft; and a tour of the Apache production line in Mesa, Arizona. In addition, several directors also completed quality walks and 737-9 factory inspections at Renton, and our independent Board Chair and our Aerospace Safety Committee Chair visited the Spirit AeroSystems factories in Wichita.

Continuing Education

•    The Board is briefed by an outside advisor at least annually on developments relating to corporate governance and the roles and responsibilities of directors

•    Each committee also conducts continuing education sessions on topics relevant to that committee’s responsibilities

•    Such topics may be briefed by outside advisors or experts or by internal subject matter experts

•    All directors are required to complete the annual enterprise-wide product safety training and all directors with security clearances are required to complete additional clearance-related training

•    Directors are encouraged to attend outside director continuing education programs at the Company’s expense to assist them in staying abreast of developments in corporate governance and other topics relevant to their service on the Board

2024 Highlights: All directors completed fraud controls training and the 2024 recommitment training, which is an annual enterprise-wide training featuring real-life examples of compliance issues and consequences. Directors were briefed by outside experts on topics including cybersecurity, governance, sustainability developments, and investor voting practices.

Director Orientation

Each new director participates in a comprehensive orientation program that includes:

•    Site visits and business orientation meetings with leadership from each of the three business units

•    Sessions with senior management covering topics such as long-term strategy, financial performance, risk management, safety, compliance priorities, sustainability matters, and our ethics program

•    Meetings with key functional leaders in Finance, Law, Human Resources, CASO and Sustainability

•    Briefings on the responsibilities and activities of each of the committees on which the director serves

•    New directors who serve on the Audit Committee also meet with representatives of our independent auditor

•    Goal is to complete orientation no more than six months after beginning Board service

2024 Highlight: We announced in November 2024 that Tim Buckley would join our Board on January 1, 2025; he is on track to complete his orientation in the first half of 2025.

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Board and Director Evaluations

The Board and its standing committees regularly evaluate their effectiveness through a comprehensive process involving a formal, multi-step annual evaluation and ongoing engagement throughout the year.

Formal Board Evaluation

The formal, multi-step annual evaluation process is overseen by the GPP Committee, and each director has the opportunity to provide feedback on the effectiveness of the Board, its committees and individual directors, with the objective of identifying areas of strength as well as areas for improvement. This multi-step evaluation process generates robust discussion among the Board, and these evaluations have led to new and evolved practices designed to increase Board effectiveness and efficiency. The key steps of the process are as follows:

1. Annual Self-Assessment Questionnaires and Evaluation by each Director
• Forms of written questionnaires containing open-ended questions to solicit candid feedback are first reviewed in the fall Board meeting ahead of formal Board evaluation
• Performed by each director for the full Board and for each committee on which the director serves
• Serve as the basis for directors to assess the Board’s and each committee’s governance practices

•   Questionnaires distributed to each director to facilitate wide-ranging Board and committee discussions in executive session led by the Board Chair or relevant committee chair, with opportunities for discussions between individual directors and the Board Chair, committee chairs and/or the Corporate Secretary

Topics covered by these evaluations included:

•   Board’s oversight of our strategy and long-range business plan, including CEO succession

•   Board and committee size, structure, process and substance

•   Board’s focus on competitive, financial, operational, cultural or other challenges facing the Company

•   Communication with management and the effectiveness of management’s relationship with the Board

•   Quality of deliberations

•   Scope and quality of meeting materials

•   Frequency and breadth of executive sessions

•   Crisis preparedness protocol

•   Skills and qualifications of individual directors and the Board as a whole, and director refreshment practices

•   Board’s oversight of key strategic, operational, safety and compliance risks

•   Areas for improvement, such as Board’s evaluation process

2. One-on-One Discussions between Board Chair and Each Committee Chair
• Board Chair and GPP Committee Chair discuss areas for potential improvement with the Board and/or relevant committees and, if necessary, identify steps to implement improvements
• Board Chair solicits input from committee chairs on the performance, contributions and engagement of individual directors serving on each committee

3. Evaluation of Each Director
Board Chair and GPP Committee Chair evaluate each director’s contributions and whether they continue to possess the judgment, skills, experience and commitment to be nominated for re-election

Key factors considered include:

•   Maintaining right mix of long-, medium-, and short-term tenures to support orderly board succession

•   Prioritizing a range of complementary skills, expertise, professional and personal backgrounds, and perspectives to ensure a dynamic and future-proof Board

•   Assessing whether outside directors are sufficiently independently minded in dealing with company issues

•   Evaluating director time commitment, including external board memberships, overboarding risks, and potential conflicts of interest, to uphold the independence of a well-functioning Board

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4. One-on-One Conversations between Board Chair and Each Director
• Confirm the director’s continued desire to serve on the Board and discuss committee assignments
• Constructively share the results of the individual evaluations, as appropriate
• Solicit the director’s suggestions/thoughts on Board and committee effectiveness and practices
• Discuss the director’s assessment of the Company’s strategy, performance, management team, and leadership succession/dynamics
• Address any other issues the director wishes to discuss

5. Feedback Incorporated
• Board Chair shares a summary of the results of these discussions with the full Board at the next Board meeting
• GPP Committee reviews any recommended actions by the Board Chair and GPP Committee Chair with respect to the nomination of existing directors

Recent enhancements informed by evaluation feedback and ongoing discussions:

•   Continued Board refreshment, adding Mr. Buckley in 2025, who brings to the Board extensive expertise in investment management, financial oversight, cybersecurity and digitalization, and corporate governance

•   Sought additional opportunities for directors to set the tone at the top and reiterate the criticality of safety and quality, such as participating in Quality Walks and factory inspections, visiting Spirit AeroSystems factories in Wichita, engaging in supplier quality calls with global partners, participating in Seek, Speak & Listen sessions, and joining a Safety broadcast available to all employees

•   Added oversight of the Company’s strategies, initiatives and programs with respect to human capital management to the Compensation Committee Charter

•   Enhanced the breadth of expertise and experience brought to committee deliberations through refreshed committee assignments and leadership

•    Continued Board interactions with senior management and emerging talent, both formally and informally, to strengthen relationships and support the Board’s talent and succession planning responsibilities, such as one-on-ones with senior leaders

•   Enhanced discussions on areas of emerging risk at Board and committee meetings, including in-depth reviews of key topics such as risks arising from the macroeconomic environment and technology and cybersecurity risks, including those related to artificial intelligence

•   Focused on soliciting feedback from shareholders on CEO and management succession planning, safety and quality, executive compensation, and other matters of interest

•   Increased opportunities for directors to deepen their understanding of company culture through various channels including additional engagements with employees at a variety of levels, participating in team meetings and fireside chats, and meeting high potential leaders through the Executive Leader Acceleration Initiative

Ongoing Feedback
While the formal self-evaluation is conducted on an annual basis, spanning over three board meetings (October, December and the following February), directors share perspectives, feedback, and suggestions year-round and have open access to management and third-party advisors throughout the year. Additionally, executive sessions of independent directors (without management) are scheduled for every regular Board and committee meeting to identify any issues.

Director Retirement Policy

Our Corporate Governance Principles require that no director may serve if he or she would be 74 years of age or older at the time of election.

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Communication with the Board

The Board has established a process through which any shareholder or other interested party can send communications to our independent Board Chair, to the nonemployee directors as a group or to the Audit Committee. The process for sending communications is described at www.boeing.com/company/general-info/corporate-governance.

Codes of Conduct and Ethics

At Boeing, our core values guide us as we design, build and service our products. Each year, Boeing employees affirm their commitment to these values by signing our Code of Conduct, a process through which we each pledge to adhere to all applicable laws, regulations and company policies. The Code also serves as a powerful reminder that, to earn the trust of our customers, regulators and the flying public, we must foster a workplace environment where we hold ourselves accountable to make the right decisions and operate according to the highest ethical standards. In addition, every employee participates in a company-wide training called Recommitment, which features real-life examples of compliance issues and consequences, and highlights how adherence to our values and doing business with integrity is critical to the Company’s success.

The Board expects directors, officers and employees to act ethically, including by adhering to all applicable codes of conduct, at all times. The codes of conduct are available at www.boeing.com/company/general-info/corporate-governance. Waivers with respect to these codes for directors and executive officers may be granted only by the Board, and we intend to disclose any such waiver promptly on our website at www.boeing.com/company/general-info/corporate-governance. No waivers were requested during 2024. Directors are required to promptly inform the Board Chair or the GPP Committee Chair of any actual or potential conflicts of interest and to recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Compensation of Directors

We have designed our nonemployee director compensation program to achieve the following objectives:

•	align directors’ interests with the long-term interests of our shareholders;

•	attract and retain outstanding director candidates; and

•	recognize the substantial time commitment required to serve as a Boeing director.

The GPP Committee reviews Boeing’s director compensation program on an annual basis and provides recommendations to the full Board as appropriate. When making its recommendations, the GPP Committee considered director compensation levels at the same group of 19 companies used as the primary peer group for our executive officer compensation for 2024. See “Market Data and Compensation Peer Group” on page 55 for more information. Frederic W. Cook & Co., Inc., or FW Cook, served during 2024 as the GPP Committee’s independent consultant with respect to the compensation of our nonemployee directors.

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Highlights of our Nonemployee Director Compensation Program

✓	No Fees for Board or Committee Meeting Attendance: Meeting attendance is an expected part of Board service.

✓	Emphasis on Stock-Based Compensation: There is an emphasis on stock-based compensation in the overall compensation mix to further align directors’ interests with those of our shareholders.

✓	Recognition of Special Roles: Special roles (such as independent Board Chair and committee chairs) are fairly compensated for their additional time commitments.

✓	Retainer Stock Units Distributed Only After Termination of Service: Retainer stock units granted to directors are distributed as shares of Boeing common stock after termination of Board service, further aligning directors’ interests with the long-term interests of our shareholders.

✓	Robust Stock Ownership Guidelines: Nonemployee directors with more than three years of Board service are required to own Boeing securities with a value of at least three times the annual cash retainer fee, and directors with more than six years of Board service are required to own Boeing securities with a value of at least five times the annual cash retainer fee.

✓	Limited Perquisites and No Related Tax Gross-Ups: Other benefits, such as matching charitable contributions, are limited.

Our nonemployee director compensation program consists of cash retainer fees, as well as retainer stock units that are not distributed until after termination of Board service. We also match director contributions to eligible non-profit organizations, up to a maximum match of $31,000 per year. Neither Mr. Ortberg nor his predecessor, Mr. Calhoun, participates in the nonemployee director compensation program.

Cash Retainers

In 2024, each nonemployee director earned an annual cash retainer fee of $135,000. We also paid the following additional annual retainer fees to directors serving in leadership positions, pro-rated to reflect time in those positions where applicable: Board Chair, $250,000; Aerospace Safety Committee Chair, $50,000; Audit Committee Chair, $25,000; Compensation, GPP and Finance Committee Chairs, $20,000; and Special Programs Committee Chair, $15,000. Nonemployee directors may defer all or part of their cash compensation into a stock unit account as deferred stock units or into an interest-bearing, cash-based account. Deferred stock units are eligible to earn dividend equivalents, which are credited as additional deferred stock units. Directors do not have the right to vote or transfer deferred stock units until they are distributed in shares following their Board service. Directors may elect to receive the distribution of shares in respect of these units (including any accumulated dividend equivalents credited as additional retainer stock units) in a lump sum or in annual payments over a maximum of 15 years beginning no earlier than the January following the year of the director’s termination of service.

Directors elected to defer 2024 cash compensation into deferred stock units as follows: Mr. Gitlin and Lt. Gen. Harris each deferred $135,000 into 490 units; Mr. Bradway deferred $155,440 into 564 units; Ms. Good deferred $155,000 into 563 units; Mr. Johri deferred $157,431 into 572 units; Mr. Joyce deferred $185,000 into 672 units; Mr. Kellner deferred $108,874 into 426 units; Mr. Mollenkopf deferred $327,994 into 1,173 units; and Mr. Williams deferred $58,764 into 229 units.

Retainer Stock Units

In 2024, each of our nonemployee directors earned stock-based compensation valued at $200,000 per year in the form of retainer stock units, which are distributed as shares of Boeing common stock after termination of Board service. These retainer stock units further align directors’ interests with the long-term interests of our shareholders. Each nonemployee director received an aggregate of 1,054 retainer stock units for services provided to the Board in 2024, except Messrs. Kellner and Williams, who each received 295 units based on his partial year of service on the Board. Retainer stock units are eligible to earn dividend equivalents, which are credited as additional retainer stock units. Directors do not have the right to vote or transfer retainer stock units until they are distributed in shares following their Board service. Directors may elect to receive the distribution of shares in respect of these units (including any accumulated dividend equivalents credited as additional retainer stock units) in a lump sum or in annual payments over a maximum of 15 years beginning no earlier than the January following the year of the director’s termination of service.

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2024 Director Compensation Table

The following table sets forth 2024 compensation for each nonemployee director.

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert A. Bradway(4)	155,440	200,000	31,000	386,440
Lynne M. Doughtie(5)	150,591	200,000	31,000	381,591
David L. Gitlin	135,000	200,000	31,000	366,000
Lynn J. Good(6)	155,000	200,000	31,000	386,000
Stayce D. Harris	135,000	200,000	31,000	366,000
Akhil Johri(7)	157,431	200,000	30,000	387,431
David L. Joyce(8)	185,000	200,000	31,000	416,000
Lawrence W. Kellner(9)	108,874	75,824	36,155	220,853
Steven M. Mollenkopf(10)	327,994	200,000	12,500	540,494
John M. Richardson(11)	150,000	200,000	31,000	381,000
Sabrina Soussan	135,000	200,000	0	335,000
Ronald A. Williams(12)	58,764	75,824	36,155	170,743

(1)

Reflects total cash compensation paid in 2024 and includes amounts deferred at the director’s election pursuant to our Deferred Compensation Plan for Directors. Cash compensation for nonemployee directors is paid in four quarterly installments as of the first business day of each quarter and is pro-rated for directors who join or retire from the Board during a quarter.

(2)

Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the retainer stock units awarded to each nonemployee director in 2024. Retainer stock units are awarded in four quarterly installments as of the first business day of each quarter and are pro-rated for directors who join or retire from the Board during a quarter. The grant date fair value for these awards is equal to the fair market value of the underlying Boeing common stock on the grant date. The fair market value for a single trading day is the average of the high and low per share trading prices for Boeing common stock as reported by The Wall Street Journal for the New York Stock Exchange Composite Transactions. The following table sets forth the aggregate number of deferred stock units accumulated in each director’s account as of December 31, 2024, from deferrals of cash compensation and retainer stock units, including additional deferred stock units credited as a result of dividend equivalents earned with respect to the deferred stock units.

Director	Accumulated Deferred Stock Units
Robert A. Bradway	13,174
Lynne M. Doughtie	4,109
David L. Gitlin	4,741
Lynn J. Good	14,269
Stayce D. Harris	6,128
Akhil Johri	8,616
David L. Joyce	6,672
Lawrence W. Kellner	20,968
Steven M. Mollenkopf	9,244
John M. Richardson	5,377
Sabrina Soussan	1,747
Ronald A. Williams	26,223

(3)

Consists of gift matching of charitable contributions under the Board Member Leadership Gift Match Program (directors derive no financial benefit from these charitable contributions) and retirement gifts. The cost of the category of the listed perquisites and other personal benefits that exceeded the greater of $25,000 or 10% of total perquisites and other personal benefits for any director is as follows: for Mses. Doughtie, Good and Harris, Messrs. Bradway, Gitlin, Joyce, Kellner and Williams, and Admiral Richardson, $31,000 for charitable gift matching; and for Mr. Johri, $30,000 for charitable gift matching.

(4)	Mr. Bradway served as Finance Committee Chair until May 17, 2024. He began serving as GPP Committee Chair on May 17, 2024.
(5)	Ms. Doughtie began serving as Audit Committee Chair on May 17, 2024.
(6)	Ms. Good served as Compensation Committee Chair for all of 2024.
(7)	Mr. Johri served as Audit Committee Chair until May 17, 2024. He began serving as Finance Committee Chair on May 17, 2024.

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(8)	Mr. Joyce served as Aerospace Safety Committee Chair for all of 2024.
(9)	Mr. Kellner retired from the Board effective May 17, 2024. He served as Board Chair until March 24, 2024.
(10)	Mr. Mollenkopf began serving as the independent Board Chair on March 24, 2024.
(11)	Admiral Richardson served as Special Programs Committee Chair for all of 2024.
(12)	Mr. Williams retired from the Board effective May 17, 2024. He served as GPP Committee Chair until his retirement.

Director Stock Ownership Requirements

Our Corporate Governance Principles require each nonemployee director with more than three years of Board service to own stock or stock equivalents with a value of at least three times the annual cash retainer fee, and directors with more than six years of Board service to own stock or stock equivalents with a value of at least five times the annual cash retainer fee. The GPP Committee annually reviews whether each nonemployee director has met the applicable requirement. Each director currently exceeds his or her applicable stock ownership requirement. In accordance with our insider trading policy, directors are prohibited from engaging in hedging or pledging transactions involving Boeing securities, and directors are only permitted to trade Boeing securities during an open trading window and after receiving pre-clearance from the Corporate Secretary.

Nonemployee directors hold, on average, Boeing stock or stock equivalents valued at >10x the nonemployee director annual cash retainer fee

Compensation Consultant

The Compensation Committee directly engaged FW Cook to serve as its independent compensation consultant during 2024. The GPP Committee also engaged FW Cook during 2024 to serve as its independent compensation consultant relating to nonemployee director compensation. In connection with performing these roles, FW Cook took direction from the Compensation and GPP Committees, as applicable, reported directly to the committees, and did not provide any other services to Boeing. The total amount of fees paid to FW Cook for services to the committees in 2024 was $660,206. FW Cook received no other fees or compensation from us. The Compensation Committee assessed the independence of FW Cook pursuant to SEC and NYSE rules and determined that no conflict of interest exists that would prevent or has prevented it from independently advising the Compensation and GPP Committees. For more information, see “Determination of Executive Compensation” on page 54.

Related-Person Transactions

Some of our directors, executive officers, greater than 5% shareholders and their immediate family members may be affiliated with entities with which we do business in the ordinary course. We carry out transactions with these firms on customary terms, and in many instances, our directors and executive officers may not have knowledge of them.

Policies and Procedures

We regularly review transactions with related persons, which include our executive officers, directors, director nominees and holders of more than 5% of our stock, as well as their immediate family members. On an annual basis, each director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest. Potential related-person transactions are evaluated for materiality and to determine the need for disclosure under SEC rules. In addition, the GPP Committee assesses possible conflicts of interest of directors and executive officers and considers for review and pre-approval or ratification, if applicable, any transaction or proposed transaction required to be disclosed under SEC rules in which Boeing is or is to be a participant and the amount involved exceeds $120,000 and in which a director, director nominee, executive officer or holder of more than 5% of our stock, as well as their immediate family members, has or will have an interest.

Executive officers are also subject to our policies and procedures applicable to all employees, which require them to disclose potential conflicts of interest and the Company to conduct reviews and make determinations with respect to specified transactions. Our Ethics and Business Conduct organization oversees these reviews and determinations, and refers to the GPP Committee for review and approval or ratification possible conflicts of interest involving executive officers. The factors considered in making the determination include the executive officer’s duties and responsibilities and, if the transaction includes another company, (1) the company or business involved in the transaction, including the product lines and market of the company or business; (2) the relationship between us and the other company or business, if any (for example, if the other company is one of our suppliers, customers or competitors); and (3) the relationship between the executive officer or his or her immediate family and the other company or business (for example, owner, co-owner, employee or representative).

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Directors are required to disclose to the independent Board Chair or the GPP Committee Chair any situation that involves, or may reasonably be expected to involve, a conflict of interest with us, including:

•	engaging in any conduct or activities that would impair our relationship with any person or entity with which we propose to enter into a business or contractual relationship;

•	accepting compensation from us other than compensation associated with his or her activities as a nonemployee director unless such compensation is approved in advance by the GPP Committee Chair;

•	receiving improper gifts from persons or entities that deal with us; and

•

using our assets, labor or information for personal use, except as outlined in our policies and procedures or unless approved by the GPP Committee Chair or as part of a compensation or expense reimbursement program available to all directors.

Directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests. Finally, pursuant to our Corporate Governance Principles, we may not, directly or indirectly, extend or maintain credit or arrange for or renew an extension of credit in the form of a personal loan to or for any director or executive officer. We have not adopted a specific written policy for reviewing related-person transactions and consider each transaction in light of the specific facts and circumstances presented under the foregoing policies and procedures, in accordance with applicable SEC rules.

Certain Transactions

The following transactions were reviewed and considered in light of the policies and procedures discussed above:

BlackRock, Inc., or BlackRock, is a beneficial holder of more than 5% of our outstanding common stock according to Amendment No. 8 to the Schedule 13G filed by BlackRock with the SEC on February 5, 2025. In 2024, BlackRock provided investment management services and analytics to The Boeing Company Retirement Plans Master Trust, or Retirement Plans Trust, and The Boeing Company Employee Savings Plans Master Trust, or Savings Plans Trust, and received approximately $16.9 million for such services.

Capital Research Global Investors, or Capital Research, a division of Capital Research and Management Company, is a beneficial holder of more than 5% of our outstanding common stock according to a Schedule 13G filed by Capital Research with the SEC on February 13, 2025. Affiliates of Capital Research provided investment management services to the Retirement Plans Trust and received approximately $3.2 million for such services in 2024.

Newport Trust Company, LLC, or Newport, was a beneficial holder of more than 5% of our outstanding common stock in 2024. Newport is the investment manager for shares of our common stock held by the Savings Plans Trust and is entitled to an annual fee based on the market value of our common stock in the Savings Plans Trust. In 2024, these fees totaled approximately $1.1 million.

The Vanguard Group, or Vanguard, is a beneficial holder of more than 5% of our outstanding common stock according to Amendment No. 9 to the Schedule 13G filed by Vanguard with the SEC on February 13, 2024, the most recently available filing. Vanguard received an aggregate of approximately $187,000 for management fees in 2024 from a trust that funds a portion of our health and welfare plans.

From time to time, we may enter into customary relationships and/or purchase services in the ordinary course of business from one or more of the financial institutions named above and/or their respective affiliates.

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APPROVE, ON AN ADVISORY BASIS, NAMED

EXECUTIVE OFFICER COMPENSATION (ITEM 2)

PROPOSAL SUMMARY

Pursuant to Section 14A of the Securities Exchange Act of 1934, or the Exchange Act, shareholders are being asked to approve, on an advisory basis, the compensation of the named executive officers as set forth under the heading “Compensation Discussion and Analysis” and in the accompanying compensation tables and material. We expect that the next advisory vote on executive compensation will occur at our 2025 Annual Meeting of Shareholders.

The Board recommends that you vote FOR the resolution approving named executive officer compensation.

To Our Shareholders:

We reaffirm our commitment to pay for performance, and our pay decisions and outcomes for 2024 reflect that commitment.

2024 was another extraordinarily challenging year for the Company. Following FAA and internal investigations of our production system in the wake of the 737-9 door plug accident on January 5, 2024, we slowed production rates and delayed rate increases as we implemented a comprehensive Safety & Quality Plan. These actions, taken to improve compliance with our manufacturing quality control requirements, significantly impacted our financial position and operating results in 2024, as compared to the challenging incentive plan goals we set for the Company at the start of the year. These negative impacts were compounded by the IAM 751 work stoppage that paused production of key commercial and commercial derivative programs for over two months, supply chain disruptions and continued challenges in our fixed-price development programs. Because our pay programs are aligned to Company performance, our incentive payouts reflect these poor financial and operational outcomes.

We continue to engage with and listen to our shareholders, and we took action throughout the year to respond to what we heard.

While our Board and this Committee have a long-standing practice of shareholder engagement, we took steps to accelerate and deepen the scope of these efforts immediately following the January 2024 door plug accident. These discussions began before, and in anticipation of, designing the 2024 executive compensation program, and continued after the 2024 annual meeting. Our independent Board Chair participated in most of these engagements, often with the Chair of this Committee, and executive compensation was featured as a key topic for discussion and feedback. In response to shareholder input on the criticality of using our incentive pay structure to drive safety and quality performance and holding leaders accountable for that performance, we modified our 2024 incentive programs to heighten focus on safety and quality metrics. We also reduced the value of long-term incentive awards granted to our named executive officers by 22% from targets, reflecting the decline in our share price between the accident and the award grant date. These actions, described in more detail starting on page 48, demonstrate our unwavering commitment to building and maintaining a production system to the highest standards of safety and quality, and holding our leaders accountable when our performance falls short.

Looking ahead, as we restructure our leadership team, we believe it is positioned and incentivized to deliver long-term and sustainable growth, grounded in our commitment to safety and quality, for our shareholders.

We are confident that our leadership team, under the helm of the Company’s new President and Chief Executive Officer, Kelly Ortberg, is well-positioned to move us forward. Since joining the Company in August 2024, Mr. Ortberg has continuously reinforced the importance of an enterprise-wide culture of excellence, accountability and commitment to safety, quality and our other core values as we work to restore Boeing to the company we know it can be. We are continuing to adjust our leadership structure to best leverage the skills and experience of our executive team and are adding new talent where necessary or appropriate. Our functional and business unit leaders are working collaboratively with the Board, our regulators and other stakeholders to implement strategic changes to enable long-term sustainable growth for our shareholders. Our executive compensation program for 2025, developed following extensive engagement with shareholders throughout 2024 and described starting on page 47, has been designed to incentivize long-term growth for our shareholders, grounded in a production system and a decision-making framework that reflect our commitment to safety and quality.

Thank you for taking the time to read this disclosure. We are confident that our executive compensation program is aligned with the long-term interests of our shareholders by ensuring that pay is contingent upon sustainable performance, and we are committed to bolstering that alignment as we navigate the challenges ahead. We look forward to your support in this year’s say-on-pay vote.

Sincerely,

Members of the Compensation Committee

Lynn J. Good, Chair

Robert A. Bradway

Lynne M. Doughtie

Steven M. Mollenkopf

44	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, describes our executive compensation programs for our 2024 named executive officers, or NEOs.

Our 2024 Named Executive Officers

Robert Kelly Ortberg President and Chief Executive Officer

Brian J. West Executive Vice President and Chief Financial Officer

Stephanie F. Pope Executive Vice President; President and Chief Executive Officer, Commercial Airplanes; Former Chief Operating Officer

Brett C. Gerry Chief Legal Officer and Executive Vice President, Global Compliance

D. Christopher Raymond Executive Vice President; President and Chief Executive Officer, Global Services

This proxy also includes information on the following former executive officers, who are included as additional NEOs in accordance with SEC rules:

David L. Calhoun Former President and Chief Executive Officer

Stanley A. Deal Former Executive Vice President; President and Chief Executive Officer, Commercial Airplanes

Theodore Colbert III Former Executive Vice President; President and Chief Executive Officer, Defense, Space & Security

CD&A Roadmap
Executive Summary	46
• Overview of 2024 Financial and Operational Performance
• Leadership Changes During 2024
• New CEO’s Compensation
• Shareholder Engagement on Executive Compensation
• How Our Pay Programs Drive Product Safety
• How We Align Pay to Shareholder Interests
• Overview of 2024 Compensation Structure
• Overview of 2024 Performance-Based Compensation
Determination of Executive Compensation	54
• Role of Board, Management and Consultants
• When Decisions Are Made
• NEO Individual Performance Assessment Process
• Independent Compensation Consultant
• Market Data and Compensation Peer Group
Components of Executive Compensation	56
• Base Salary
• Annual Incentive Plan
• Long-Term Incentive Program
2024 Company Performance Results	59
• 2024 Annual Incentive Plan
• 2022-2024 Long-Term Incentive Program
2024 NEO Pay Decisions	61
• Brian J. West
• Stephanie F. Pope
• Brett C. Gerry
• D. Christopher Raymond
• David L. Calhoun
• Stanley A. Deal
• Theodore Colbert III
Other Program Features and Policies	66
• Retirement Benefits
• Perquisites and Other Executive Benefits
• Severance Benefits
• Executive Stock Ownership and Stock Holding Requirements
• Granting Practices
• Securities Trading Policy
• Clawback Policy
• Tax Gross-Ups
• Accounting Implications
Compensation Committee Report	69
Compensation Committee Interlocks and Insider Participation	69
Compensation and Risk	69

2025 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Overview of 2024 Financial and Operational Performance

Our executive compensation program is designed to align executive pay with our financial and operational performance and the creation of long-term value for our shareholders. In 2024, we experienced significant and severe impacts to our financial and operational performance caused by the decision to slow our production system following the 737-9 door plug accident, supply chain constraints, continued challenges in key defense fixed-price development programs and the IAM 751 work stoppage that paused our operations in the Puget Sound region for over two months.

*	Non-GAAP measures. See Appendix A on page A-1 for definitions and reconciliations.

Leadership Changes During 2024

Ms. Pope was elected Chief Operating Officer of the Company effective January 1, 2024. Mr. Raymond was elected to fill the role previously held by Ms. Pope, that of President and CEO of our Global Services business, also effective January 1, 2024.

Ms. Pope was also elected President and CEO of our Commercial Airplanes business effective March 25, 2024, replacing Mr. Deal in that role. Mr. Deal served in a transitional advisory role until his retirement on October 1, 2024.

On August 8, 2024, Mr. Ortberg was elected to the position of President and CEO of the Company, following Mr. Calhoun’s announcement on March 25, 2024, of his intention to retire from the Company. Mr. Calhoun served in a transitional advisory role until his retirement on March 1, 2025.

Mr. Colbert ceased serving as President and CEO of our Defense, Space & Security business effective September 20, 2024, and separated from the Company due to layoff on December 2, 2024.

The impacts of separation from the Company on pay for Messrs. Calhoun, Colbert and Deal are described under “2024 NEO Pay Decisions” starting on page 61 and under “Potential Payments upon Termination” starting on page 80.

New CEO’s Compensation

Upon Mr. Ortberg’s election in August 2024, the Board approved a base salary rate of $1,500,000, as well as stock-based awards with a target grant date value of $16,000,000, granted 50% in the form of a premium-priced stock option (PPSO) and 50% in the form of restricted stock units, to ensure immediate alignment of the bulk of Mr. Ortberg’s compensation with the long-term interests of our shareholders. Mr. Ortberg’s PPSO will vest with respect to 25%, 25% and 50% of the underlying shares on each of the second, third and fourth anniversaries of the grant date, subject to his continued employment through each vesting date (with exceptions for earlier termination due to layoff, death or disability). The exercise price was set at $200.01, representing 120% of the fair market value of one share of Company common stock on the grant date. Mr. Ortberg’s RSUs will vest in three substantially equal installments on the first,

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COMPENSATION DISCUSSION AND ANALYSIS

second and third anniversaries of the grant date, respectively, subject to his continued employment through each vesting date (with exceptions for earlier termination due to retirement after attaining age 62 with at least one year of service, layoff, death or disability). Mr. Ortberg also received a cash award of $1,250,000, which was paid to him in December 2024. Mr. Ortberg did not participate in the 2024 annual incentive plan, and he did not receive any awards under our long-term incentive program during 2024. The Board also approved relocation benefits under the Company’s relocation policy, to facilitate his move to Seattle, Washington. Upon hire, the Board also approved Mr. Ortberg’s annual and long-term incentive targets for 2025, of $3,000,000 and $17,500,000, respectively. Mr. Ortberg’s 2025 total target compensation for 2025 of $22,000,000 approximates the market median for his role.

Shareholder Engagement on Executive Compensation

Shareholder input has consistently featured as a key consideration of the Compensation Committee as we adapt our executive compensation program to changing circumstances, and this was especially the case in 2024. During 2024, our independent Board Chair and the Compensation Committee Chair participated in many engagements with shareholders leading up to and following our 2024 annual meeting, to provide the Board’s perspective and to hear directly from shareholders.

Engagement Following the January 2024 Door Plug Accident

We conducted outreach following the door plug accident to our top shareholders to discuss the Board’s immediate response to the accident and seek feedback on our executive compensation program design and proposed changes for 2024. Larry Kellner, our then-serving independent Board Chair, and David Joyce, Aerospace Safety Committee Chair, participated in all such meetings. We heard from several shareholders regarding the importance of using our incentive pay structure to drive safety and quality performance and hold leaders accountable for that performance. In response to this specific feedback received in early 2024, we made significant changes focused on safety and quality to our annual incentive plan and long-term incentive program for the year, as outlined below.

Responsive Changes to our 2024 Annual Incentive Plan

•   Operational component exclusively focused on safety and quality performance. In 2024, our annual incentive plan continued to feature a weighted operational performance component. However, in a change from prior years, we focused this component entirely on safety and quality metrics, including reduction of rework and traveled work, completion of 787 join verification rework, reduction in employee injury rates and delivery of 737 MAX inventory built prior to 2023. Outcomes under our annual incentive plan metrics are described on page 59.

•   Increased weighting of safety and quality performance to 60% of overall score for our Commercial Airplanes business. For 2024, the incentive score for our Commercial Airplanes business was based 60% on performance in safety and quality metrics and 40% on financial performance, as compared to 75% and 25% weightings, respectively, in 2023.

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COMPENSATION DISCUSSION AND ANALYSIS

Responsive Changes to our 2024-2026 Long-Term Incentive Program

•   Incorporated critical 2024 product safety milestones into design of performance restricted stock units for executive officers. Our long-term incentive awards to executive officers for the 2024-2026 performance period were granted 55% in the form of performance restricted stock units, or PRSUs, and 45% in RSUs. The PRSUs will pay out between 0% to 200% of the target units granted based on performance against pre-set cumulative free cash flow goals over the three-year period. However, new for 2024, these PRSUs incorporated two product safety milestones which, if not achieved by the end of 2024, would result in the calculated payout being reduced by 25% (if goals were completed in 2025) or down to 0% (if goals were not completed in 2025). The two milestones relate to the design and deployment of an employee safety culture survey and the development and implementation of operational control limits for several key Commercial and Defense programs. These PRSUs and our long-term incentive program are described in more detail on page 58.

•   Reduced long-term incentive award grant values by 22% for all executive officers. After approving long-term incentive targets for our executive officers (which were largely already significantly reduced from the targets set in 2023), the Board and the Compensation Committee decided to reduce each executive’s actual long-term incentive award by the percentage decline in the Company’s stock price between January 5, 2024 (the day of the accident), and the grant date. This decision was implemented to hold our leadership team accountable for the decline in our stock price following the accident and resulted in an approximately 22% reduction in long-term incentive grant values as compared to target values for our senior leadership team. This action was consistent with our continued commitment to align pay to performance and ensure that our pay programs deliver value only when the Company delivers value to our shareholders.

Engagement Leading up to and following the 2024 annual meeting

Our engagement efforts continued following the filing of our proxy statement and leading up to the annual meeting. During these engagements, we heard concerns from shareholders primarily relating to the increase in value of stock-based awards granted in February 2023 (almost a year before the door plug accident) to our now-former CEO, Mr. Calhoun. The Board and the Compensation Committee acknowledge and agree with shareholders that special awards issued outside our long-term incentive program should be infrequent and, when granted, should be fully and transparently explained.

Following the annual meeting, during which we received 64% support for our executive compensation program, we conducted additional extensive shareholder outreach to discuss the annual meeting results and to preview changes to our executive compensation program and receive input on disclosure enhancements. Our independent Board Chair participated in most of those meetings, often with the Compensation Committee Chair.

During these engagements, we previewed planned changes to the 2025 design, and shareholders expressed general support, emphasizing the need for transparent disclosure to provide the rationale for such changes during this transitional period. Shareholders also encouraged the Board to continue including safety and quality metrics in our executive compensation program. After considering this feedback, the Compensation Committee approved key changes to our 2025 annual incentive plan and 2025-2027 long-term incentive program aimed at promoting accountability, focusing on strategic and operational Company priorities and appropriately incentivizing our leadership team to deliver performance aligned to long-term shareholder interests.

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COMPENSATION DISCUSSION AND ANALYSIS

Responsive Changes to our 2025 Annual Incentive Plan

•   A single enterprise incentive score to drive alignment on priorities, unity and accountability. In 2024 and prior years, our annual incentive plan established separate incentive scores for each business unit. This year, to unify our workforce behind the core work we must collectively do to restore trust with our stakeholders, and to ensure that our incentive goals can be clearly and effectively communicated to our employees, we will have a single enterprise incentive score for 2025. This score will be based 80% on performance against pre-established financial targets for free cash flow, revenue and core earnings per share, and 20% on progress towards achieving specific operational priorities (described below) for the Company. As in prior years, this score will determine payouts not only for our executive officers, but our entire executive team and over 100,000 of our colleagues around the world, and drive a culture of company-wide accountability and mission clarity.

•   Operational priorities focused on safety and execution. This component of our 2025 enterprise score is intended to reinforce our Company-wide focus on two strategic pillars – Safety and Execution. Under the Safety pillar, we will assess key performance indicators focused on safety and production health, including employee proficiency in core skills, rework and traveled work levels and supplier shortages. These key performance indicators (KPIs) and their associated operational control limits were developed in cooperation with the FAA in 2024 as part of our Safety & Quality Plan and have since been operationalized as appropriate in key programs across our business, providing a real-time mechanism for assessing the health of our production system and determining readiness for production rate increases. We will also assess implementation of action items for 2025 under our Safety & Quality Plan, as well as performance against pre-established goals aimed at reducing employee injuries. The goals under the Execution pillar are designed to drive improvement in execution discipline across our business and will be scored based on progress toward milestones established for 2025 under our long-range business plan, including for key derivative and fixed price development programs, and our ability to meet customer commitments.

Responsive Changes to our 2025-2027 Long-Term Incentive Program

•   Shift to premium-priced stock options with a ten-year term, due to the uncertainty of our current business environment. In February 2025, the Compensation Committee (and with respect to our CEO, the Board) granted long-term incentive awards to our executive officers for the 2025-2027 performance period. These awards were granted in the form of premium-priced stock options, representing 55% of the target award value and replacing PRSUs, and time-vested RSUs, representing 45% of the target award value. The backdrop for this decision is the extraordinary uncertainty of our current business environment, including our recent performance and operational challenges, regulatory and geopolitical uncertainty, lingering impacts of the IAM 751 work stoppage, geopolitical volatility and ongoing disruption in our supply base. While the Compensation Committee recognizes the value of setting pre-established targets for long-term incentive award achievement, our ability to set realistic long-term financial goals with an appropriate amount of stretch is severely challenged by our current environment. In light of these considerations, the Compensation Committee determined that premium-priced stock options are the best vehicle for incentivizing long-term performance and meaningful improvement for our shareholders at this time. Consistent with past practice, the Compensation Committee is committed to regularly reviewing the components of the long-term incentive program to determine whether this structure should continue.

The Compensation Committee will continue to consider say-on-pay vote results and feedback from shareholders when reviewing our executive compensation programs and practices.

How Our Pay Programs Drive Product Safety

Over 100,000 of our employees, including our most senior executives, participate in plans governed by our annual incentive scores, which have included safety and quality metrics since we first introduced an operational element in 2021. Our other employees who do not participate in plans governed by our annual incentive scores (including employees who are subject to collective bargaining agreements) can also earn incentives based on safety and quality performance measured at the site level, with metrics largely aligned to those utilized in our annual incentive plan.

In early 2024, we also developed quantitative product safety-related goals for each of our NEOs (other than Mr. Ortberg, who joined the Company in August 2024). Performance against these pre-set metrics, as well as each executive’s overall contributions with respect to safety and quality, were considered by the Compensation Committee in determining NEO individual performance scores.

While we continue to adapt our incentive plan to our changing circumstances, our standard for how our goals must be achieved remain unchanged—through a constant and shared commitment to our core values of safety, quality, integrity and sustainability. These values are at the core of how the Company operates. We are working to create a culture where all employees feel empowered to speak up, ask for guidance and report concerns, including those related to ethics, safety and quality. Our leaders are expected to lead by example and live by these values every day, and their performance in these areas is considered for purposes of individual performance assessments impacting pay decisions.

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COMPENSATION DISCUSSION AND ANALYSIS

How We Align Pay to Shareholder Interests

Our executive compensation and benefit programs are centered around a core objective—ensuring that our executives are focused on building long-term, sustainable growth for our shareholders in a manner consistent with our core values and our strategic plan. We do this by attracting, retaining and rewarding leaders who effectively drive strong financial and operating performance through their commitment to the foundational goals underlying our business model: safety, quality, engineering and operational excellence, sustainability and meeting our customer commitments.

Pay for Performance	A significant portion of pay for senior leaders is performance-contingent, variable and directly linked to individual and Company performance, including operational and financial performance that drives the creation of long-term shareholder value. Leaders are held accountable for business outcomes.

Commitment to Core Values	Pay is directly linked to the executive’s commitments to our core values of safety, quality, integrity and sustainability, and incorporates specific and measurable metrics relating to safety and quality. Pay is subject to clawback, including in the event of certain types of misconduct or negligent conduct, particularly where such behavior compromises the safety of our products or services.

Market-Driven Competitive Pay	Pay is benchmarked against market data and our 19-member peer group as a starting point, with flexibility to adjust compensation elements based on a range of factors, including job requirements, internal pay data, business needs, unique market considerations and the executive’s experience, qualifications and performance, to attract and retain critical talent.

Long-Term Focus	Pay is heavily weighted toward long-term stock-based components reflecting the length of our business cycle, driving focus on strategic long-term priorities. Annual and short-term incentives are designed within the construct of multi-year business plans.

Risk Reduction and Mitigation	Compensation programs are carefully structured to incentivize strong performance without creating undue risk or an environment where short-term goals take precedence over long-term sustainable growth.

To implement our compensation philosophy, we employ a rigorous, data-driven approach with the input of multiple key stakeholders and independent advisors. As described on page 54, the Compensation Committee establishes, reviews and approves all elements of NEO compensation, working with the other independent members of the Board, the Aerospace Safety and GPP Committees, the Compensation Committee’s independent compensation consultant and management. Throughout this process, we adhere to certain best practices as outlined below.

WHAT WE DO	WHAT WE DON’T DO

Significant portion of executive officer pay is variable and linked to Company and individual performance

Emphasis on long-term stock-based compensation, driving focus on strategic long-term priorities

Rigorous stock ownership requirements

Robust clawback policy covering certain types of misconduct or negligent conduct that compromises the safety of our products or services

Active engagement with shareholders

Independent compensation consultant reports directly to Compensation Committee

Compensation Committee and independent compensation consultant review programs for sound risk management

No performance-based incentive payouts if performance levels are not achieved

No uncapped incentive award payouts

No tax gross-ups, other than for certain relocation expenses

No excessive perquisites

No employment agreements or contracts (except where required by non-U.S. local law)

No change in control arrangements

No pledging or hedging of Boeing stock

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COMPENSATION DISCUSSION AND ANALYSIS

Because alignment with shareholder interests is a key goal of our program, our executives’ compensation outcomes are highly sensitive to Company performance. The charts below demonstrate that alignment with respect to Mr. Calhoun for the period during which he served as the Company’s CEO (January 2020 through August 2024), and with respect to Mr. Ortberg for the period since his hire through 2024 year-end.

CEO CUMULATIVE PAY AT TARGET, REALIZABLE AND REALIZED VALUES

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COMPENSATION DISCUSSION AND ANALYSIS

Overview of 2024 Compensation Structure

2024 Target Total Direct Compensation. The Compensation Committee (and, with respect to salary for our executive officers and all components of pay for our CEO, the Board) makes annual pay decisions for our executive officers within a target total direct compensation framework. This framework includes three principal elements of executive compensation: base salary, annual incentives and long-term incentives. Each element, as well as the total, is generally benchmarked by role against market data and our 19-member peer group using median pay as a starting point; however, elements can and typically do vary from that median based on factors such as job requirements, internal pay data, business needs, unique market considerations and the executive officer’s experience, qualifications and performance.

Generally, annual and long-term incentives are established during the first quarter of the year and are expressed as a target pay opportunity. Below we summarize the base salary and annual and long-term incentive target opportunities for our NEOs in 2024. As described below, the Committee (and the Board, with respect to Mr. Calhoun) decided to reduce the long-term incentive target opportunities for NEOs serving in their roles as of the annual grant date in March 2024 by the percentage decline in our stock price between the January 5 door plug accident and the grant date, or 22%.

	FIXED		VARIABLE
Name	Base Salary ($)	One-time Cash Awards ($)	Annual Incentive Target ($)	Long-Term Incentive Target ($)	Long- Term Incentive Granted ($)	2024 Target Total (before LTI reduction) ($)	2024 Target Total (after LTI reduction) ($)

Robert K. Ortberg[1]	1,500,000	1,250,000	0	16,000,000	16,000,000	18,750,000	18,750,000

Brian J. West	1,000,000	0	1,100,000	6,000,000	4,674,622	8,100,000	6,774,622

Stephanie F. Pope	1,200,000	0	2,000,000	10,000,000	7,791,487	13,200,000	10,991,487

Brett C. Gerry	900,000	0	900,000	4,000,000	3,116,480	5,800,000	4,916,480

D. Christopher Raymond	700,000	0	700,000	2,600,000	2,025,432	4,000,000	3,425,432

Former executive officers:

David L. Calhoun[2]	1,400,000	0	2,800,000	17,000,000	13,245,567	21,200,000	17,445,567

Stanley A. Deal[2]	1,100,000	0	1,500,000	6,000,000	4,674,622	8,600,000	7,274,622

Theodore Colbert III[2]	1,000,000	0	1,000,000	5,000,000	3,895,551	7,000,000	5,895,551

LTI awards granted in March 2024 for all then-serving NEOs were reduced by the percentage decline in our share price between the January 2024 door plug accident and the grant date					22% reduction from target

(1)

Mr. Ortberg, who joined the Company in August 2024, did not participate in our 2024 annual incentive plan or our 2024 long-term incentive program. Instead, he received stock-based awards in the form of time-vested RSUs (grant date value of $8,000,000) and a premium-priced stock option (grant date value of $8,000,000), and a cash award of $1,250,000.

(2)

Amounts shown reflect full-year target pay elements for Messrs. Calhoun, Deal and Colbert, who ceased serving in their respective roles during 2024. The impacts of their separations from the Company on pay are described in more detail under “2024 NEO Pay Decisions” starting on page 61 and under “Potential Payments upon Termination” starting on page 80.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview of 2024 Performance-Based Compensation

2024 Annual Incentive Plan. Each NEO, other than Mr. Ortberg who joined the Company in August 2024, participated in the 2024 plan. The metrics utilized in 2024, and our performance relative to goals established under each metric, are summarized below. More detail can be found starting on page 59.

This performance resulted in the following incentive scores for 2024.

2022-2024 Long-Term Incentive Awards. Our long-term incentive awards for the 2022-2024 performance period were granted in the form of equally weighted PPSOs and time-vested RSUs and vested in early 2025. Outcomes for these awards following conclusion of the three-year vesting period are presented below.

2024-2026 Long-Term Incentive Awards. Our long-term incentive awards for the 2024-2026 performance period for all NEOs other than Mr. Ortberg were granted 55% in PRSUs and 45% in time-vested RSUs. More detail can be found starting on page 58. Mr. Ortberg, who joined the Company in August 2024, did not participate in the long-term incentive program.

2025 Proxy Statement	53

COMPENSATION DISCUSSION AND ANALYSIS

Determination of Executive Compensation

Role of Board, Management and Consultants

The Compensation Committee establishes, reviews and approves all elements of NEO compensation, working with the independent members of the Board, the Compensation Committee’s independent compensation consultant, the Aerospace Safety and GPP Committees and management as described below.

Compensation Committee	Independent Compensation Consultant	Aerospace Safety Committee

•  Reviews and approves incentive program targets and approves payouts

•  Evaluates performance of CEO and other executive officers in consultation with Aerospace Safety and GPP Committees and independent directors

•  Determines appropriate safety-related metrics for incentive programs in consultation with Aerospace Safety Committee

•  Reviews and recommends executive officer base salaries to independent directors for approval

•  Reviews and approves all other elements of pay for executive officers

•  Assesses independence of compensation consultant

•  Presents peer group pay practices and benchmarks for executive officer compensation to Compensation Committee and management

•  Reviews and provides recommendations to Compensation Committee regarding management’s program design and pay proposals

•  Meets with Compensation Committee in executive session

•  Conducts annual independent evaluation of our incentive programs to assess risk

•  Provides ad hoc consultation

•  Provides input to Compensation Committees and independent directors on performance of executive officers impacting product safety

•  Consults with Compensation Committee on incentive plan metrics relating to product safety

Governance & Public Policy Committee
• Evaluates CEO performance with Aerospace Safety and Compensation Committees and independent directors
Independent Directors
• Evaluate performance of CEO and other executive officers
• Review executive officer pay and approve CEO compensation and executive officer base salaries

Management • CEO and EVP, HR, with input from management stakeholders, recommend compensation program design

•  CEO, assisted by EVP, HR, recommends compensation for other executive officers

•  CFO provides financial information to inform Compensation Committee’s decision-making on incentive goals and payouts

•  Implements decisions of the Compensation Committee and Board

When Decisions Are Made

The Compensation Committee and other stakeholders involved in making compensation decisions for our executive officers generally follow the timeline below. This timeline summarizes the key reviews and decisions undertaken throughout a typical year. As shown, our executive compensation design is set early in the performance year, before the shareholder say-on-pay vote occurs at our annual shareholder meeting; however, shareholder feedback obtained during our spring shareholder engagement (following the filing of our annual proxy statement) as well as the fall informs our ongoing decision-making throughout the year and in preparation for the following year.

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COMPENSATION DISCUSSION AND ANALYSIS

NEO Individual Performance Assessment Process

The CEO’s individual performance is evaluated by the Compensation, GPP and Aerospace Safety Committees and reviewed with the other independent directors of the Board. For all other executive officers, including the NEOs, the CEO reviews performance with the Board and, following that review, presents the Compensation Committee with recommendations for individual performance scores. The Compensation Committee reviews the CEO’s recommendations as well as input from the Aerospace Safety and GPP Committees, makes such adjustments as it deems appropriate and approves individual performance scores.

Individual performance assessments reflect the Compensation Committee’s evaluation of each executive officer’s business achievements, contributions and overall performance. For 2024, these assessments also included performance by each NEO (other than Mr. Ortberg, who joined the Company in August, and Messrs. Calhoun, Deal and Colbert, who ceased serving as executive officers during 2024 and did not receive annual incentive payouts for 2024) under pre-set tailored product safety metrics developed by the Compensation Committee with participation of the Aerospace Safety Committee and our Chief Aerospace Safety Officer. These assessments also incorporate how each executive officer performed with respect to our core values of safety, quality, integrity and sustainability, as well as key leadership behaviors.

The above process results in individual performance scores, expressed as a percentage ranging from 0 to 120% that multiplies earned annual incentive payouts for the applicable year.

Independent Compensation Consultant

The Compensation Committee engaged FW Cook to serve as its independent compensation consultant during 2024. The GPP Committee also engaged FW Cook during 2024 to serve as its independent compensation consultant relating to nonemployee director compensation, as described on page 42. In connection with performing these roles, FW Cook took direction from the Compensation and GPP Committees, as appropriate, reported directly to the committees and did not provide any other services to the Company.

The Compensation Committee assessed the independence of FW Cook pursuant to SEC and NYSE rules and determined that no conflict of interest existed or exists that would prevent the firm from independently representing the Compensation and GPP Committees. In making this assessment, the Compensation Committee considered each of the factors set forth by the SEC and the NYSE with respect to the compensation consultant’s independence, including that the consultant provided no services for Boeing other than pursuant to its engagement by the Compensation and GPP Committees. The Compensation Committee also determined there were no other factors the committees should consider in connection with the assessment or that were otherwise relevant to the committees’ engagement of FW Cook.

Market Data and Compensation Peer Group

Given the complexity and scale of our business operations, we compete with a wide variety of companies for executive talent. To ensure that our pay program is competitive, we typically utilize market data as a starting reference point when making executive pay decisions.

We maintain a compensation peer group comprised of leading U.S.-based companies, with an emphasis on aerospace and/or industrial manufacturing companies, that have a technology focus, large global operations, a diversified business structure and/or roughly comparable total assets, revenues and market capitalization. We also use this peer group as a comparison reference point for the design of our annual and long-term incentive programs and our limited executive perquisite offerings. On at least an annual basis, the Compensation Committee, working with its independent compensation consultant, reviews the composition of this peer group and determines whether any changes should be made. In 2024, Boeing’s primary peer group consisted of the 19 companies listed below.

2024 COMPENSATION PEERS

3M	Ford	Microsoft
AT&T	General Dynamics	Northrop Grumman
Caterpillar	Honeywell	Procter & Gamble
Chevron	IBM	Raytheon Technologies
Cisco Systems	Intel	United Parcel Service
ExxonMobil	Johnson & Johnson	Verizon Communications
Lockheed Martin

This same group of companies has constituted our peer group since 2018 (with changes made solely to reflect merger and divestiture activity within the group). Although our financial results and market capitalization over recent years have

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COMPENSATION DISCUSSION AND ANALYSIS

been severely and negatively impacted by multiple challenges, a core goal of our compensation program is to attract, retain and motivate the leaders we need to rebuild the Company’s financial strength back up to (and beyond) pre-2019 levels. Accordingly, we believe that this peer group continues to represent the appropriate reference point for competitive pay benchmarking.

Our primary data sources for peer group compensation are proxy statements and other SEC filings, supplemented by survey data provided by Willis Towers Watson and obtained through its 2024 Executive Compensation Survey. For all our NEO positions, benchmarking data is compiled for the 25th, 50th and 75th percentiles for each element of compensation (base salary, annual incentive target and long-term incentive target) as well as total direct compensation. The Compensation Committee generally focuses on a broad range around the median as a starting point, but also considers other factors including job requirements, internal pay data, business needs, unique market considerations and the executive officer’s experience, qualifications and performance when making individual pay decisions.

Components of Executive Compensation

Our executive compensation program features both fixed and variable elements, and incorporates short- and long-term performance, financial and operational performance, and individual, business unit and total Company performance. The Compensation Committee reviews and approves annual and long-term incentive targets during the first quarter of the year, and the Board also approves these targets with respect to the CEO. The Board also reviews and approves adjustments, if any, to NEO base salaries in February; any base salary adjustments generally take effect in March. Elements of compensation may also be reviewed and adjusted at other times during the year in connection with promotions or other changes in roles or responsibilities.

Base Salary

Base salaries provide a fixed level of cash compensation for each executive based on competitive market data and individual factors such as competencies, skills, experience, contributions, performance and the assumption of new responsibilities or promotions. There are no specific weightings assigned to these individual factors. In 2024, base salaries for Ms. Pope and Messrs. Raymond and Calhoun were adjusted in connection with their role changes, as described under “2024 NEO Pay Decisions” starting on page 61. Mr. Ortberg’s base salary was approved by the Board in connection with his hire in August 2024. No changes were made to the base salaries of our other NEOs during 2024.

Annual Incentive Plan

The annual incentive plan is designed to drive near-term program execution and operational excellence, as well as to differentiate executives based on individual performance. The Compensation Committee sets annual incentive award targets for executive officers each year. In 2024, Ms. Pope’s and Mr. Raymond’s annual incentive targets were adjusted in connection with their role changes, as described under “2024 NEO Pay Decisions” starting on page 61. Mr. Ortberg did not participate in our 2024 annual incentive plan. No changes were made to the annual incentive targets for our other NEOs during 2024.

Actual incentive awards are determined as follows:

Incentive Score. The Company performance metrics driving our annual incentive plan payouts are measured through a formulaic incentive score. The incentive score is determined by comparing our performance under both financial and operational metrics against targets established in connection with our long-range business plan. It is expected that both maximum performance and performance resulting in zero payout would be infrequent. These goals incorporate expectations regarding the probability of achieving performance goals, key risks and a degree of “stretch” to appropriately incentivize superior performance.

For each of the financial and operational performance score components, actual performance that is higher or lower than target for any metric is assigned a percentage score based on a curve established by the Compensation Committee, with a score of 100% corresponding to target performance.

The incentive score elements for each of our business units is illustrated on the next page. As these scores incorporate performance at the business unit level, the incentive score that applies to each executive depends on the business unit

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COMPENSATION DISCUSSION AND ANALYSIS

to which the executive is aligned. Executive officers who are not aligned to a specific business unit receive the average of the three scores.

Financial performance metrics. The metrics used to determine financial performance for our 2024 annual incentive plan were selected to drive performance in specific areas that drive the most meaningful contribution to the business, as described below.

Free Cash Flow[1] drivers	Operating Earnings[2] drivers	Revenue drivers
• First-time quality and safety • On-time delivery • Disciplined asset inventory and cash management • Disciplined investments in productivity and innovation	• First-time quality and safety • On-time delivery • Continued innovation • Operating cost management and achievement of productivity targets	• First-time quality and safety • On-time delivery

(1)	Free cash flow is a non-GAAP measure and is defined as GAAP operating cash flow, less capital expenditures for property, plant, and equipment additions.

(2)	Operating earnings is defined as the segment profit (or loss) remaining after subtracting operating costs from revenues.

Operational performance metrics. Following the January 2024 door plug accident and informed by shareholder feedback, the Compensation Committee undertook a comprehensive review of our annual incentive design in early 2024 and determined that our operational performance metrics for this year should be exclusively focused on safety and quality. For our Commercial Airplanes business, performance in safety and quality accounted for 60% of that business unit’s incentive score (as compared to 25% for our other two business units) to drive increased focus on the immediate critical work to be done in these areas. Below we list the safety and quality metrics utilized in our 2024 annual incentive plan:

Traveled work	Targeted a reduction in the average number of unfinished jobs per airplane traveling from final assembly (as compared to 2023)

Rework	Targeted a reduction in hours spent performing rework during final assembly, calculated as total rework hours divided by total manufacturing hours (as compared to 2023)

Shadow Factories	Targeted delivery of pre-2023 737 MAX inventory and completion of 787 join rework

Employee Safety	Targeted reduction in the enterprise-wide OSHA recordable injury case rate (as compared to 2023)

Distribution Safety	Targeted a reduction in unsafe shipments of dangerous goods (as compared to 2023)

Limited adjustment framework. The Compensation Committee limits its ability to adjust reported financial results for incentive plan purposes to circumstances where such adjustments are necessary to more accurately reflect the core operating performance of the Company. These limited adjustments may have either unfavorable or favorable impacts on results. No adjustments to reported results were applied for 2024.

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COMPENSATION DISCUSSION AND ANALYSIS

Individual Performance Score. The individual performance score for each NEO, which can range from 0% to 120%, acts as a multiplier to the incentive payout calculated based on each NEO’s target and the applicable incentive score. For 2024, consideration of individual performance included achievement against product safety metrics for each NEO other than Mr. Ortberg, who joined the Company in August 2024, and Messrs. Calhoun, Deal and Colbert, who ceased serving as executive officers in 2024 and received no annual incentive payout for 2024. The factors considered by the Compensation Committee in determining the scores for our other NEOs are described under “2024 NEO Pay Decisions” starting on page 61.

Long-Term Incentive Program

As was the case in 2023, our 2024 long-term incentive awards granted to all NEOs in their roles as of the March grant date were awarded 55% in PRSUs and 45% PRSUs. The PRSUs will pay out from 0% to 200% of the target units granted based on achievement against pre-set cumulative free cash flow goals over the 2024-2026 performance period.

Following the January 2024 door plug accident and informed by shareholder feedback, the Compensation Committee incorporated two critical product safety milestones for 2024 into the design of our 2024 PRSUs. Failure to meet these two milestones by year-end would result in the calculated payout being reduced by 25% (if completed in 2025) or down to 0% (if not completed in 2025). The two milestones were:

•	Design and deployment of an employee culture survey aimed at assessing how deeply and effectively our Safety Management System is inculcated in our workforce, and

•

Development and implementation of operational control limits for several programs (including the 737 program) that include measures for determining when a safety risk assessment is required before a product can move past a specified point in our production system.

These milestones are a component of the Company’s comprehensive plan to strengthen its safety management and quality assurance and re-earn the trust of its global customers and the FAA. The operational control limits, in particular, provide real-time insights into production system health and aid in monitoring tangible improvements and determining system readiness for potential future rate increases.

Following consultation with the Aerospace Safety Committee, which reviewed the Company’s detailed action plans and outcomes for the above-described milestones, the Compensation Committee certified completion in December 2024.

Our PRSUs and RSUs require three years of continuous service to vest, except in cases of qualifying retirements, layoff, death or long-term disability. Specifically, the awards provide for full vesting upon retirement or layoff after attaining age 62 with at least one year of service or termination due to death or long-term disability, or pro-rated vesting upon retirement after attaining age 55 with at least ten years of service, retirement under a Company-sponsored qualified defined benefit pension plan or layoff. Any other type of termination prior to vesting will result in forfeiture of the awards.

The PRSUs and RSUs granted to Mr. Calhoun, who was serving as our CEO at the time of grant, contain special restrictions designed to ensure that this significant component of his pay remains firmly linked to the Company’s long-term performance for the duration of his CEO service and beyond. Specifically, Mr. Calhoun will receive distribution of his vested RSUs and (if earned) PRSUs in ten annual installments following his separation.

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2024 Company Performance Results

2024 Annual Incentive Plan

Financial performance results. 2024 performance with respect to our annual financial metrics is set forth below. No adjustments were made for incentive plan purposes to any metrics or results. Below-threshold performance for Commercial Airplanes was primarily driven by management’s decision to slow down production rates and delay rate increases, for the purpose of addressing findings and implementing improvements coming out of FAA and internal safety and quality audits. In addition, both Commercial Airplanes and Defense were impacted by supply chain disruptions and the IAM 751 work stoppage that paused our operations in the Puget Sound region for over two months. Below-threshold performance for Defense was further impacted by continued challenges in fixed-price development programs.

Operational performance results. 2024 performance with respect to our operational metrics is set forth on the next page. Below-threshold performance in these metrics was driven by a range of circumstances, but the largest contributing factor was disruption caused by the slow-down of our production system to address safety and quality audit findings following the January 2024 door plug accident. Performance was also impacted by the IAM 751 work stoppage in the Puget Sound region. These circumstances resulted in a substantial reduction in total manufacturing hours and airplanes produced during 2024, impacting our rework rate (which compares hours spent on rework to total manufacturing hours) and our traveled work rate (which is the average number of incomplete jobs per airplane). The disruption also slowed down our completion of pre-2023 MAX inventory delivery and 787 join verification work. With

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COMPENSATION DISCUSSION AND ANALYSIS

respect to employee injury rates, while we maintained the improved rate achieved in 2023, we did not achieve the targeted reduction.

The above-described performance resulted in the following incentives scores for 2024.

2022-2024 Long-Term Incentive Program

Vesting of 2022-2024 Long-Term Incentive Awards. Our NEOs (other than Mr. Ortberg) received long-term incentive awards for the 2022-2024 performance period in the form of equally weighted PPSOs and time-vested RSUs. These PPSOs and RSUs vested on February 16, 2025 and February 18, 2025, respectively.

PPSOs were issued with an exercise price equal to 120% of the grant date fair market value of one share of our common stock, or $260.98, subject to a provision that the exercise price would be reduced to 110% of the grant date fair market value if our total shareholder return over the three-year vesting period exceeded the median total shareholder return of our peer group plus Airbus. This stock performance threshold was not met; accordingly, the exercise price was not reduced. On the vesting date of February 16, 2025, the most recent closing price of a share of Company common stock was $184.42. As such, the exercisable value of these PPSOs on the vesting date was zero. However, these PPSOs, which will remain exercisable for ten years following the grant date while the executive remains employed with us (subject to limited exceptions, described below) will continue to incentivize our NEOs towards our sustained long-term recovery, aligned to the length of our business cycle and the time period over which we expect to realize the benefit of the strategic decisions being made now.

Our time-vested RSUs were issued in February 2022 with a grant date fair market value per share of $217.48 and vested on February 18, 2025, at a fair market value of $186.44 per share.

Overall, the value realized by our NEOs as of the vesting date with respect to their 2022-2024 long-term incentive awards represented 43% of the target value of those awards (calculated assuming zero exercisable value for vested underwater PPSOs).

Vested PPSOs will remain exercisable until the tenth anniversary of the grant date, subject to the executive’s continuous employment through that date or earlier retirement if the executive qualifies as retirement-eligible (at least

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age 55 with ten years of service, at least age 62 with one year of service, or otherwise eligible to retire under the terms of a Company-sponsored qualified defined benefit pension plan). If the executive terminates for any reason other than qualifying retirement prior to the tenth anniversary of the grant date, the exercisability of vested PPSOs will depend on the type of termination:

•	Layoff, death or long-term disability: PPSOs remain exercisable until the earlier of the fifth anniversary of the grant date or the normal expiration date.

•	Termination for cause: PPSOs immediately expire.

•	Termination for any other reason: PPSOs remain exercisable until the earlier of 90 days following termination or the tenth anniversary of the grant date.

The 2022-2024 long-term incentive awards granted to Mr. Calhoun, who was serving as our CEO at the time of grant, contain special restrictions designed to ensure that this significant component of his pay remains firmly linked to the Company’s long-term performance for the duration of his CEO service and beyond. Specifically, Mr. Calhoun was prohibited from selling or otherwise transferring any shares acquired through exercise of PPSOs while he was employed by the Company and will receive distribution of his vested RSUs in ten annual installments following his separation.

2024 NEO Pay Decisions

Pursuant to its regular annual process as described in “Determination of Executive Compensation” beginning on page 54, the Compensation Committee (and the Board, where applicable) generally reviews and approves adjustments (if any) to base salaries, annual incentive targets, and long-term incentive targets and awards for our NEOs during the first quarter of the year. Following the end of the performance year, the Compensation Committee (and the Board, with respect to the CEO) makes decisions regarding incentive scores and the individual performance of our NEOs, and thereafter approves the annual incentive payout amounts. In this section we describe the outcomes of this process for each of our NEOs, other than our CEO, in 2024. Mr. Ortberg’s compensation for 2024, determined by the Board at the time of his hire in August, is summarized under “New CEO’s Compensation” starting on page 46.

Responsive actions following January 2024 door plug accident. For our NEOs serving in their roles in March 2024, the Board (with respect to Mr. Calhoun) and the Compensation Committee (with respect to other NEOs) first established long-term incentive targets for the 2024-2026 period that were substantially lower than the target value of awards granted to those NEOs in 2023 (except in the case of NEOs who assumed different roles before the 2024 grant date). Following the door plug accident, the Board and Compensation Committee decided to further reduce the grant date value of long-term incentive awards by 22% from each executive officer’s target, reflecting the decline in our share price between the accident and the award grant date. The impact of that decision on grant amounts is described for each impacted executive officer starting on the next page.

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COMPENSATION DISCUSSION AND ANALYSIS

Brian J. West

Executive Vice President and Chief

Financial Officer

Base Salary. No adjustments were made in 2024 to Mr. West’s base salary of $1,000,000.

Annual Incentive Plan Target and Payout. No adjustments were made in 2024 to Mr. West’s annual incentive target of $1,100,000. In February 2025, the Compensation Committee approved an annual incentive payout of $209,000 for Mr. West, determined by multiplying his target by the enterprise incentive score of 19%, and multiplying the product by an individual performance score of 100%.

Long-Term Incentive Award. In February 2024, the Compensation Committee approved a long-term incentive target of $6,000,000 for Mr. West for the 2024-2026 performance period. This target represented a reversion back to his 2022 target, as the Compensation Committee decided to grant larger awards to our NEOs in 2023 ($8,000,000 for Mr. West) as described in our 2024 proxy statement. For the reason described on page 61, the Compensation Committee applied a reduction of 22% to Mr. West’s target. As a result, Mr. West’s long-term incentive awards, granted in the form of PPSOs and RSUs, had a grant date value of $4,674,622, representing an overall reduction of 42% from the prior year.

Individual Performance Highlights. During 2024, Mr. West:

•	Executed a comprehensive plan to manage liquidity, including a $10B debt raise, a $24.3B equity raise and maintenance of investment grade rating,

•	Continued to provide proactive, consistent and transparent engagement with capital markets throughout our continuing recovery,

•	Led mergers and acquisition work to simplify the portfolio, and

•	Achieved the following quality and safety objectives:

—	99% of enterprise employees and 100% of the finance function completed product safety and quality training,

—	All business units conducted quality stand-down meetings and developed multi-year safety and quality plans, and

—	Approximately 4,000 technical design reviews were completed enterprise-wide.

Stephanie F. Pope

Executive Vice President; President and

CEO, Commercial Airplanes; Former Chief

Operating Officer

Base Salary. Effective January 1, 2024, Ms. Pope’s salary was increased from $1,000,000 to $1,200,000, in connection with her election to the position of Chief Operating Officer of the Company (her prior role was President and CEO, Global Services). No further adjustments were made to Ms. Pope’s salary in 2024, including in connection with her election to the position of President and CEO of our Commercial Airplanes business in March 2024.

Annual Incentive Plan Target and Payout. Effective January 1, 2024, and in connection with her new role, the Compensation Committee approved an annual incentive target for Ms. Pope of $2,000,000, as compared to $1,000,000 in her prior role leading the Global Services business. No further adjustments were made to Ms. Pope’s annual incentive target, including in connection with assuming an additional role in March 2024.

In February 2025, the Compensation Committee approved an annual incentive payout of $87,213 for Ms. Pope, determined by multiplying her pro-rated target (for the period January through March, when she was serving exclusively as Chief Operating Officer) by the enterprise incentive score of 19%, and multiplying the product by an individual performance score of 100%. Ms. Pope did not receive any payout attributable to her time spent leading the Commercial Airplanes business, as the incentive score for that business was 0%.

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Long-Term Incentive Award. Effective January 1, 2024, and in connection with her new role, the Compensation Committee approved a long-term incentive target of $10,000,000 for Ms. Pope for the 2024-2026 performance period, as compared to $5,500,000 for 2023 when she was leading the Global Services business. For the reason described on page 61, the Compensation Committee reduced the target value of Ms. Pope’s 2024 award, granted in the form of PPSOs and RSUs, by 22% to $7,791,487.

Individual Performance Highlights. During 2024, Ms. Pope:

•

Developed, and achieved FAA approval of, a safety and quality plan for Commercial Airplanes in May 2024, in the wake of the January 2024 door plug accident, and successfully executed 2024 elements of the multi-year plan,

•	Conducted safety and quality stand-down sessions at 32 sites with approximately 72,000 employees, gathering input that informed the Safety & Quality Plan,

•	Ensured that 99% of Commercial Airplanes employees completed product safety and quality training,

•	Redesigned our supply chain management and supplier engagement model to improve stability within the supply base,

•	Deployed an employee engagement plan focused on increasing leadership presence on the factory floor, first level leadership training, and encouraging employees to speak up,

•	Achieved key milestones in flight test approval for the 737-10 and 777-9 programs, and

•	Captured 279 net new orders for commercial airplanes, delivered 348 new airplanes, and served as the key customer interface through a dynamic business environment.

Brett C. Gerry

Chief Legal Officer and Executive Vice

President, Global Compliance

Base Salary. No adjustments were made in 2024 to Mr. Gerry’s base salary of $900,000.

Annual Incentive Plan Target and Payout. No adjustments were made in 2024 to Mr. Gerry’s annual incentive target of $900,000. In February 2025, the Compensation Committee approved an annual incentive payout of $171,000 for Mr. Gerry, determined by multiplying his target by the enterprise incentive score of 19%, and multiplying the product by an individual performance score of 100%.

Long-Term Incentive Award. In February 2024, the Compensation Committee approved a long-term incentive target of $4,000,000 for Mr. Gerry for the 2024-2026 performance period. This target represented a reversion back to his 2022 target, as the Compensation Committee decided to grant larger awards to our NEOs in 2023 ($5,500,000 for Mr. Gerry) as described in our 2024 proxy statement. For the reason described on page 61, the Compensation Committee applied a reduction of 22% to Mr. Gerry’s target. As a result, Mr. Gerry’s long-term incentive awards, granted in the form of PPSOs and RSUs, had a grant date value of $3,116,480, representing an overall reduction of 43% from the prior year.

Individual Performance Highlights. During 2024, Mr. Gerry:

•	Retired significant outstanding legal risk for the Company, including the successful resolution of several major litigation matters,

•	Supported the Company’s response to several critical regulatory and legal challenges throughout the year, and

•	Played a key role in supporting the comprehensive actions the Company took in response to the January 2024 door plug accident.

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COMPENSATION DISCUSSION AND ANALYSIS

D. Christopher Raymond

Executive Vice President; President

and CEO, Global Services

Base Salary. Effective January 1, 2024, Mr. Raymond’s base salary was set at $700,000, in connection with his election to the position of President and CEO of Global Services.

Annual Incentive Plan Target and Payout. Effective January 1, 2024, and in connection with his new role, the Compensation Committee approved an annual incentive target for Mr. Raymond of $700,000. In February 2025, the Compensation Committee approved an annual incentive payout of $392,000 for Mr. Raymond, determined by multiplying his target by the 56% incentive score for the Global Services business, and multiplying the product by an individual performance score of 100%.

Long-Term Incentive Award. Effective January 1, 2024, and in connection with his new role, the Compensation Committee approved a long-term incentive target of $2,600,000 for Mr. Raymond for the 2024-2026 performance period, as compared to $1,075,250 in 2023 when he was serving in his prior role. For the reason described on page 61, the Compensation Committee reduced the target value of Mr. Raymond’s 2024 award, granted in the form of PPSOs and RSUs, by 22% to $2,025,432.

Individual Performance Highlights. During 2024, Mr. Raymond:

•	Conducted 435 safety and quality stand-down sessions with approximately 28,000 employees at over 350 global locations,

•	Ensured that 99% of Global Services employees completed product safety and quality training,

•	Engaged over 130 customers on our competency-based commercial pilot training and assessment program,

•	Achieved the business’s financial plan in revenue and operating earnings,

•	Achieved year-over-year improvement in on-time delivery to our customers,

•	Increased the use of digital capabilities to improve processes and mitigate risk, and

•	Deployed a talent strategy to restructure the business leadership team, create a strategic framework and expand employee engagement and development.

David L. Calhoun

Former President and CEO

In late March 2024, Mr. Calhoun announced his intention to retire from the position of President and CEO by year-end. Mr. Calhoun ceased serving in that role on August 7, 2024. He remained an employee of the Company, serving in a transitional advisory capacity, until his retirement on March 1, 2025.

Base Salary. No adjustments were made in the first quarter of 2024 to Mr. Calhoun’s base salary of $1,400,000. In connection with his transition to an advisory role, Mr. Calhoun’s salary was reduced to $1,120,000, effective October 4, 2024.

Annual Incentive Plan Target and Payout. No adjustments were made in 2024 to Mr. Calhoun’s annual incentive target of $2,800,000. Mr. Calhoun received an annual incentive payout of $0 for 2024.

Long-Term Incentive Awards. In February 2024, the Compensation Committee recommended, and the Board approved, a long-term incentive target of $17,000,000 for Mr. Calhoun for the 2024-2026 performance period. This target represented a reversion back to his 2022 target, as the Compensation Committee (and the Board, with respect to Mr. Calhoun) decided to grant larger awards to our NEOs in 2023 ($21,250,000 for Mr. Calhoun) as described in our 2024 proxy statement. For the reason described on page 61, the Board applied a reduction of 22% to Mr. Calhoun’s target. As a result, Mr. Calhoun’s long-term incentive awards, granted in the form of PPSOs and RSUs, had a grant date value of $13,245,567, representing an overall reduction of 38% from the prior year.

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Impact of Retirement. Mr. Calhoun retired from the Company on March 1, 2025. As he qualified as retirement-eligible (having attained at least age 62 with one year of service) under pre-existing contractual provisions of our long-term incentive awards, Mr. Calhoun was eligible to vest in awards granted under our long-term incentive program that remained outstanding as of the date of his retirement, including 92,286 PRSUs and 72,761 RSUs granted in 2023 and 2024 (provided that PRSUs will only pay out subject to applicable Company performance against the goals established for those awards). These awards (if earned, with respect to PRSUs) will be paid out in ten annual installments following his separation from the Company. His PPSOs granted under the terms of our long-term incentive program, all of which vested in accordance with their terms before Mr. Calhoun’s retirement, will remain exercisable until the ten-year expiration date of those awards.

Stanley A. Deal

Former Executive Vice President; President

and CEO, Commercial Airplanes

On March 25, 2024, Mr. Deal ceased serving in the position of President and CEO of our Commercial Airplanes business. He remained an employee of the Company, serving in a transitional advisory capacity, until his retirement on October 1, 2024.

Base Salary. No adjustments were made in 2024 to Mr. Deal’s base salary of $1,100,000.

Annual Incentive Plan Target and Payout. No adjustments were made in 2024 to Mr. Deal’s annual incentive target of $1,500,000. Mr. Deal received an annual incentive payout of $0 for 2024.

Long-Term Incentive Award. In February 2024, the Compensation Committee approved a long-term incentive target of $6,000,000 for Mr. Deal for the 2024-2026 performance period, compared to $8,400,000 in 2023. For the reason described on page 61, the Compensation Committee applied a reduction of 22% to Mr. Deal’s target. As a result, Mr. Deal’s long-term incentive awards, granted in the form of PPSOs and RSUs, had a grant date value of $4,674,622, representing an overall reduction of 44% from the prior year.

Impact of Retirement. Mr. Deal retired from the Company on October 1, 2024. As he qualified as retirement-eligible (having attained at least age 55 with ten years of service) under pre-existing contractual provisions of our long-term incentive awards, Mr. Deal was eligible to vest in pro rata portions of awards granted under our long-term incentive program that remained outstanding as of the date of his retirement, including a PPSO with respect to 29,972 shares granted in 2022, 22,329 RSUs granted between 2022 and 2024, and 14,566 PRSUs granted in 2023 and 2024 (provided that PRSUs will only pay out subject to the Company’s performance against the goals established for those awards). These pro rata awards (if earned, with respect to PRSUs) will be paid out or become exercisable, as applicable, at the same times as would have occurred had Mr. Deal remained employed through the applicable vesting dates. His vested PPSOs granted under the terms of our long-term incentive program, including those that vested prior to Mr. Deal’s retirement, will remain exercisable until the ten-year expiration date of those awards. Mr. Deal also vested in 4,320 Career Shares (stock unit awards granted prior to 2006) upon his retirement. More detail can be found under “Potential Payments upon Termination” starting on page 80.

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COMPENSATION DISCUSSION AND ANALYSIS

Theodore Colbert III

Former Executive Vice President; President

and CEO, Defense, Space & Security

On September 20, 2024, Mr. Colbert ceased serving in the position of President and CEO of our Defense business. He remained an employee of the Company, serving in a transitional advisory capacity, until his separation due to layoff on December 2, 2024.

Base Salary. No adjustments were made in 2024 to Mr. Colbert’s base salary of $1,000,000.

Annual Incentive Plan Target and Payout. No adjustments were made in 2024 to Mr. Colbert’s annual incentive target of $1,000,000. Mr. Colbert received an annual incentive payout of $0 for 2024.

Long-Term Incentive Award. In February 2024, the Compensation Committee approved a long-term incentive target of $5,000,000 for Mr. Colbert for the 2024-2026 performance period, compared to $6,000,000 in 2023. For the reason described on page 61, the Compensation Committee applied a reduction of 22% to Mr. Colbert’s target. As a result, Mr. Colbert’s long-term incentive awards, granted in the form of PPSOs and RSUs, had a grant date value of $3,895,551, representing a reduction of 35% from the prior year.

Impact of Separation. Mr. Colbert separated from the Company due to layoff on December 2, 2024. In accordance with pre-existing contractual provisions of our long-term incentive awards, Mr. Colbert was eligible to vest in pro rata portions of awards that remained outstanding as of the date of his separation, including a PPSO with respect to 22,746 shares granted in 2022, 18,004 RSUs granted between 2022 and 2024, and 12,185 PRSUs granted in 2023 and 2024 (provided that PRSUs will only pay out subject to the Company’s performance against the goals established for those awards). These pro rata awards (if earned, with respect to PRSUs) will be paid out or become exercisable, as applicable, at the same times as would have occurred had Mr. Colbert remained employed through the applicable vesting dates. His vested PPSOs granted under the terms of our long-term incentive program, including those that vested prior to Mr. Colbert’s separation, will remain exercisable for five years following his separation. Because Mr. Colbert’s layoff was not due to job elimination, he was not eligible to receive cash severance under our Executive Layoff Benefits Plan. More detail can be found under “Potential Payments upon Termination” starting on page 80.

Other Program Features and Policies

As part of a comprehensive and competitive executive compensation package, executives may be eligible for additional benefits as summarized below. These benefits are designed to attract and retain the executive talent needed to achieve our business and financial objectives.

Retirement Benefits

Our executives participate in our Boeing 401(k) plan and are also eligible to participate in our Executive Supplemental Savings Plan (Executive SSP), a nonqualified deferred compensation plan. The Executive SSP provides certain executives with additional retirement benefits and allows eligible participants to receive Company contributions that would otherwise exceed Internal Revenue Code limits applicable to the 401(k) plan. The Executive SSP also allows executives to voluntarily defer, on a nonqualified basis, receipt of a portion of salary and/or cash-based incentive payouts. For more information on our nonqualified deferred compensation benefits, see “2024 Nonqualified Deferred Compensation” beginning on page 78.

Executives hired prior to 2009 earned benefits under our Pension Value Plan (PVP), a broad-based defined benefit pension plan, until the end of 2015, and if they had a PVP benefit or were hired prior to 2008, also earned benefits under our defined benefit Supplemental Executive Retirement Plan (DB SERP) until the end of 2015. Each of these arrangements is described under “2024 Pension Benefits” beginning on page 77.

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Perquisites and Other Executive Benefits

Consistent with our executive compensation philosophy and our commitment to emphasize performance-based pay, we limit the perquisites and other benefits that we provide to executives. In 2024, these perquisites consisted of relocation assistance (as needed), tax preparation services, financial management services, annual physical exams, concierge health services, charitable gift matching and outplacement and transition services upon qualifying terminations. In addition, our CEO is required to use Company aircraft for all business and personal travel for security reasons, and we provide ground transportation to and from airports. Our NEOs are permitted to occasionally use Company aircraft for personal travel, subject to availability. Our NEOs are also permitted to use aircraft and ground transportation services for travel to outside board meetings, executive physicals, professional and industry-related conferences and meetings, business development events, speaking engagements, and community, philanthropic and similar events, some of which may be deemed perquisites under applicable SEC rules; in these circumstances, the Company may also pay additional costs incurred in connection with attendance at such events, such as ground transportation, hotel and meal costs. NEOs are also permitted to use event tickets previously acquired by the Company for business purposes (this use typically results in no incremental cost to the Company). Finally, the Company also occasionally provides commemorative merchandise to our NEOs. The Compensation Committee annually reviews perquisites and other executive benefits to ensure that they are reasonable and consistent with our executive compensation philosophy.

Severance Benefits

We maintain an Executive Layoff Benefits Plan to provide separation benefits for executives who are involuntarily laid off due to a job elimination (these separation benefits are not provided upon layoff without job elimination, or if the executive becomes employed elsewhere within the Company in any capacity or refuses any offer of employment with the Company as an executive). The plan provides a layoff benefit equal to one year of base salary plus an amount equal to the executive’s target annual incentive multiplied by the incentive score for the year in which the layoff occurs, less any amounts paid pursuant to an individual employment, separation or severance agreement (if applicable). The plan does not provide enhanced change-in-control benefits or tax gross-ups. The Compensation Committee believes that the benefits provided under the plan are consistent with those provided by our peers and other companies with which we compete for executive talent. As no NEO experienced a layoff due to job elimination in 2024, no benefits under the Executive Layoff Benefits Plan were paid to any NEO with respect to that year.

Laid off executives may continue to participate in certain incentive award programs with respect to their outstanding awards after a separation based on service and the terms and conditions of the award.

Executive Stock Ownership and Stock Holding Requirements

To further align the interests of our senior executives with the long-term interests of shareholders, we require NEOs and other senior executives to own significant amounts of Boeing stock. Senior executives are required to attain and maintain throughout their term of employment with us the following investment position in Boeing stock and stock equivalents:

Senior executives must fulfill this requirement within five years after assuming the executive position to which the requirement applies. During the five-year period, executives are expected to accumulate and hold qualifying equity until they meet the minimum stock ownership requirement. In addition, executives must hold all newly vested stock until their minimum stock ownership requirement has been satisfied. Shares owned directly by the executive as well as time-vested RSUs, Career Shares (which are stock unit awards granted prior to 2006), and investments in Boeing stock held in the Boeing 401(k) and our nonqualified deferred compensation plans are included in calculating ownership levels. Shares underlying unexercised stock options and PRSUs do not count toward the ownership guidelines.

Each year, the Compensation Committee reviews the ownership position of each executive officer as well as a summary covering all senior executives. In assessing stock ownership, the average daily closing stock price over a one-year period (ending September 30 of each year) is used. This approach mitigates the effect of stock price volatility and is consistent with the objective of requiring long-term, sustained stock ownership.

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COMPENSATION DISCUSSION AND ANALYSIS

Each NEO serving in an executive officer position on December 31, 2024 (including Mr. Ortberg) satisfied the applicable stock ownership requirement as of September 30, 2024.
Granting Practices
The Compensation Committee (or, with respect to our CEO, the Board) typically grants long-term incentive awards to executive officers each February, and the Board meeting date is generally the effective grant date for the grants. However, in 2024 and in connection with design changes implemented following the January 2024 accident, long-term incentive awards for our executive officers were granted in March. The grant date fair market value of RSUs and PRSUs is determined by reference to the average of the high and low prices of a share of Boeing common stock on the grant date. For stock options, the exercise price is determined by reference to the same fair market value, with any applicable premium applied (120% for stock options granted to our CEO in connection with his hire). Executive officers who join the Company after the annual grant date are generally eligible for their first long-term incentive awards on the next regular annual grant date or upon or shortly after hire. The Committee does not take material nonpublic information into account when determining the grant date, vesting date or other terms and conditions of equity awards, and does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Securities Trading Policy
We have a policy that governs the purchase, sale and/or other dispositions of Boeing’s securities and prohibits all employees from trading in Boeing securities while aware of material nonpublic information. The policy further prohibits executive officers and directors from trading in “puts” and “calls” and engaging in short sales of, or hedging, pledging or monetization transactions (such as zero-cost
collars) involving Boeing securities. This policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards applicable to Boeing. A copy of this policy was filed as Exhibit 19 to our Annual Report on Form
10-K
for the year ended December 31, 2024.
Clawback Policy
In compliance with NYSE listing standards and the SEC’s final rule implementing Section 954 of the Dodd-Frank Act, on June 27, 2023, the Board adopted a comprehensive clawback policy that, among other things, authorizes the recovery of “covered compensation” erroneously awarded to current or former executive officers in the event of an accounting restatement. As required by NYSE and SEC rulemaking, the policy applies to incentive-based compensation that is earned on or after October 2, 2023 but during the three-year period immediately prior to the date as of which the Company is required to prepare an accounting restatement.
The policy also incorporates our
pre-existing
clawback requirements relating to certain types of misconduct, including relating to safety. Even absent a financial restatement, the Board or the Compensation Committee may recoup incentive compensation from any executive officer or any other executive who has engaged in fraud, bribery or illegal acts like fraud or bribery, or knowingly failed to report such acts of an employee over whom such officer had direct supervisory responsibility. The Compensation Committee, in consultation with the Aerospace Safety Committee, also may recoup incentive compensation from any executive who has violated, or engaged in negligent conduct in connection with the supervision of someone who violated, any Company policy, law or regulation that has compromised the safety of the Company’s products or services and has (or could reasonably be expected to have) a material adverse effect on the Company, our customers or the public. The Board has the flexibility under this policy to direct the Company to publicly disclose any recoupment made pursuant to the policy. Our clawback policy is available at www.boeing.com/company/general-info/corporate-governance.
In addition, our 2023 Incentive Stock Plan (and its predecessor plan, the 2003 Incentive Stock Plan, under which awards remain outstanding), annual incentive plan and executive nonqualified retirement plans provide that certain compensation payable under the plans may be forfeited or recovered in the event an award recipient engages in various types of conduct deemed detrimental to the Company’s interest, including theft or fraud against the Company and engaging in competition with the Company.
Tax
Gross-Ups
We do not provide tax
gross-ups
to executives other than for certain relocation expenses, in accordance with our standard relocation policies.
Accounting Implications
The Compensation Committee considers the accounting impact reflected in our financial statements when establishing the amount and forms of long-term and equity compensation. The forms of long-term compensation selected are intended to be cost efficient.

68	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

We account for stock options, RSUs and PRSUs in accordance with FASB ASC Topic 718, pursuant to which the fair value of the grant, net of estimated forfeitures, is expensed over the service/vesting period based on the number of units, or the number of shares subject to the option, as applicable, that vest.

Compensation Committee Report

Management has prepared the Compensation Discussion and Analysis, beginning on page 45. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee Lynn J. Good, Chair Robert A. Bradway Lynne M. Doughtie Steven M. Mollenkopf

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during 2024 had a relationship that requires disclosure as a Compensation Committee interlock.

Compensation and Risk

We believe that our compensation programs create appropriate incentives to drive sustained, long-term increases in shareholder value. These programs have been designed and administered in a manner that discourages undue risk-taking by employees. Relevant features of these programs include:

✓	Benchmarking of individual executive pay against market data for comparable executive roles at an appropriate set of peer companies;

✓

Incorporation of an individual performance assessment for executives as a critical factor in the annual incentive calculation, thereby enabling the Compensation Committee to direct a zero payout to any executive in any year, including if the executive is deemed to have sufficiently poor performance, is found to have engaged in activities or misconduct that pose a financial, operational or other undue risk to the Company, or otherwise fails to adhere to our core values of safety, quality, integrity and sustainability;

✓

Consultation between the Compensation Committee and Aerospace Safety Committee on appropriate safety-related metrics for incentive programs and individual performance assessments for our executive officers;

✓	The use of multiple financial metrics in incentive plans, sharpening our executives’ focus on the areas within their control that best drive long-term shareholder value;

✓

Incorporation of operational performance alongside financial performance into our annual incentive plan design to drive improvements in areas critical to successful business execution and risk mitigation (including product safety);

✓

A robust clawback policy permitting the recoupment of past incentive pay from executive officers in the event of instances of misconduct, even absent a restatement of financial results, including misconduct that has compromised the safety of our products or services, and forfeiture of incentive awards and certain other compensation in the event the executive engages in various types of conduct deemed detrimental to the Company’s interests, including theft or fraud against the Company and engaging in competition with the Company;

✓	No employment agreements with executive officers (except where required by non-U.S. local law);

✓	Compensation Committee-approved limits on annual incentive awards;

✓	Compensation Committee annual and ongoing review of our compensation plans and programs as advised by its independent compensation consultant;

✓

Significant share ownership requirements for senior executives, and a holding requirement for certain senior executives, each monitored by the Compensation Committee, to ensure alignment with shareholder interests over the long term;

✓

Adjustments to financial and operational results impacting incentive plan payouts are limited to circumstances where such adjustments are necessary to more accurately reflect the core operating performance of the Company; and

✓	Restrictions on trading in Boeing stock to reduce insider trading compliance risk, as well as prohibitions on pledging, hedging and monetization transactions involving Boeing stock.

2025 Proxy Statement	69

COMPENSATION DISCUSSION AND ANALYSIS

As part of our ongoing process of evaluating our compensation program design for unintended or inappropriate levels of risk, the Compensation Committee engaged FW Cook to conduct an independent assessment of the risk in our compensation design for 2024. Through this assessment, FW Cook reviewed our annual and long-term incentive design and determined that our program design would not encourage inappropriate risk taking. The findings of this review were discussed with management and presented to the Compensation Committee in February 2024. In light of these findings and the features of our program, we conclude that the risks arising from our executive and employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

FW Cook conducted a similar review of our annual and long-term incentive program design for 2025 and presented its conclusion to the Compensation Committee in February 2025 that our plans do not encourage inappropriate risk taking.

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COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information regarding compensation for each of our 2024 named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)		Total ($)
Robert K. Ortberg President and CEO	2024	525,000	1,250,000	(7)	7,999,900	7,999,946	0	0	613,783		18,388,629
Brian J. West Chief Financial Officer	2024	1,000,000	0		4,674,622	0	209,000	0	302,808		6,186,430
	2023	1,000,000	0		9,364,000	0	1,089,000	0	488,638	(8)	11,941,638	(8)
	2022	1,000,000	0		3,000,000	3,000,000	1,343,100	0	456,757		8,799,857
Stephanie F. Pope President and CEO, Commercial Airplanes; Former Chief Operating Officer	2024	1,191,539	0		7,791,487	0	87,213	0	891,052		9,961,291
	2023	959,231	0		6,437,750	0	1,368,500	118,720	772,022		9,656,223

Brett C. Gerry Chief Legal Officer	2024	900,000	0		3,116,479	0	171,000	0	225,198		4,412,677
	2023	900,000	0		6,437,750	0	850,500	68,500	304,729		8,561,479
	2022	890,000	0		2,000,000	2,000,000	1,048,950	0	270,690	(9)	6,209,640	(9)
D. Christopher Raymond President and CEO, Global Services	2024	694,352	0		2,025,432	0	392,000	0	658,953		3,770,737
David L. Calhoun Former President and CEO	2024	1,346,154	0		13,245,567	0	0	0	459,091		15,050,812
	2023	1,400,000	0		30,231,750	0	0	0	1,138,769		32,770,519
	2022	1,400,000	0		8,500,000	8,500,000	3,418,800	0	778,378		22,597,178
Stanley A. Deal Former President and CEO, Commercial Airplanes	2024	858,846	0		4,674,622	0	0	0	587,126		6,120,594
	2023	1,100,000	0		9,832,200	0	756,000	338,125	512,651		12,538,976
	2022	1,100,000	0		2,800,000	2,800,000	1,740,000	0	361,396		8,801,396

Theodore Colbert III Former President and CEO, Defense, Space & Security	2024	969,231	0		3,895,550	0	0	0	257,654		5,122,435
	2023	1,000,000	0		7,023,000	0	600,000	0	340,171		8,963,171
	2022	966,154	0		2,000,000	2,000,000	899,863	0	425,846		6,291,863

(1)	Amounts reflect base salary paid in the year, before any deferrals at the executive’s election.

(2)

Amounts reflect the aggregate grant date fair value of RSUs and PRSUs granted in the year computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts have not been paid to or realized by the executive. There is no guarantee that, if and when these RSUs and PRSUs vest, they will have this value. Assumptions used in the calculation of these values are included in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. Payouts for PRSUs may range from 0% to 200% of the target number of units granted dependent on performance. If the maximum level of performance were to be achieved for these PRSUs, the grant date fair value for PRSUs would be $5,142,104 for Mr. West, $8,570,558 for Ms. Pope, $3,428,070 for Mr. Gerry, $2,228,014 for Mr. Raymond, $14,570,066 for Mr. Calhoun, $5,142,104 for Mr. Deal and $4,285,086 for Mr. Colbert. Mr. Ortberg did not receive an award of PRSUs in 2024. The grant date fair value of each 2024 RSU and PRSU award is set forth in the 2024 Grants of Plan-Based Awards table on page 73.

(3)

Amounts reflect the grant date fair value of premium-priced stock options granted in the year, computed in accordance with FASB ASC Topic 718. These amounts have not been paid to or realized by the executive, and all of these premium-priced stock options have exercise prices that exceeded the closing price of our common stock at year-end (see the Outstanding Equity Awards at 2024 Fiscal Year-End table on page 75 for exercise prices). Assumptions used in the calculations of grant date fair values are included in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. The grant date fair value of Mr. Ortberg’s 2024 premium-priced stock option is set forth in the 2024 Grants of Plan-Based Awards table on page 73.

(4)

Amounts reflect annual incentive compensation, which is based on total Company, business unit and individual performance, including amounts deferred under our Executive SSP. The target and maximum amounts for 2024 annual incentive awards are reflected in the 2024 Grants of Plan-Based Awards table on page 73. Mr. Ortberg, who was hired in August 2024, did not participate in our annual incentive plan for 2024.

(5)

No defined benefits have accrued since the end of 2015. Amounts for 2023 reflect aggregate increases in the actuarial present value of the executive’s accumulated benefit under all pension plans during that year. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in our audited financial statements. The degree of change in the present value depends on the age of the executive, when the benefit payments begin and how long the benefits are expected to last. The interest rate used for determining our audited financial statements can fluctuate significantly, which can result in significant year-to-year changes in the present value of accumulated benefits. An executive’s actual pension value is determined at the time of benefit commencement under the terms of the applicable plan. Additional information regarding our pension plans is set forth under “2024 Pension Benefits” beginning on page 77. None of the NEOs received any earnings on their deferred compensation based on above-market or preferential rates.

2025 Proxy Statement	71

COMPENSATION OF EXECUTIVE OFFICERS

(6)	The following table sets forth the elements of “All Other Compensation” provided in 2024 to our NEOs:

Name	Perquisites and Other Personal Benefits ($)(a)	Tax Reimbursements ($)(b)	Company Contributions to Retirement Plans ($)	Total All Other Compensation ($)
Robert K. Ortberg	454,541	107,319	51,923	613,783
Brian J. West	93,908	0	208,900	302,808
Stephanie F. Pope	530,796	104,252	256,004	891,052
Brett C. Gerry	50,148	0	175,050	225,198
D. Christopher Raymond	501,247	51,901	105,805	658,953
David L. Calhoun	324,476	0	134,615	459,091
Stanley A. Deal	318,730	0	268,396	587,126
Theodore Colbert III	92,731	0	164,923	257,654

(a)

Perquisites and other personal benefits provided to one or more of our NEOs in 2024 consisted of the following: (a) for all NEOs, use of Company aircraft (or leased aircraft where Company aircraft was not available); (b) for Messrs. Ortberg, West, Calhoun and Deal, ground transportation services; (c) for Ms. Pope and Messrs. West, Gerry, Raymond, Calhoun, Deal and Colbert, tax preparation services; (d) for Messrs. Calhoun and Deal, retirement gifts; (e) for Messrs. West, Gerry, Calhoun and Colbert, financial management services; (f) for Ms. Pope and Messrs. Ortberg, West, Gerry, Raymond and Deal, charitable gift matching; (g) for Ms. Pope and Messrs. Gerry, Raymond and Colbert, annual physicals; (h) for Ms. Pope and Messrs. West, Gerry and Colbert, concierge health services; (i) for Ms. Pope and Messrs. Ortberg and Raymond, relocation assistance including aircraft usage; (j) for Mr. Deal, outplacement and transition services; and (k) for Mr. Colbert, lodging, meals and incidental expenses while on business-related travel that nonetheless constitute perquisites under applicable SEC guidance. We determine the incremental cost to us for these benefits based on the actual costs or charges incurred, if any. The incremental cost to us for use of Company aircraft equals the variable operating cost, including the cost of fuel, trip-related maintenance, crew travel expenses, on-board meals, landing fees and parking costs. Year over year costs per statute mile increased by 2.8% in 2024. Since our aircraft are used predominantly for business travel, the calculation does not include costs that do not change based on usage, such as pilots’ salaries, aircraft acquisition costs and the cost of maintenance not related to trips. The incremental cost for use of leased aircraft equals the amount invoiced to us by the aircraft leasing company for the travel, but does not include the fixed leasing membership cost as that does not change based on usage. Family members and personal guests are permitted to accompany NEOs on aircraft travel. The cost of any category of benefits did not exceed the greater of $25,000 or 10% of all benefits for any NEO, except as follows: (i) for Mr. Ortberg, $313,321 for relocation assistance including aircraft usage, and $130,762 for aircraft usage; (ii) for Mr. West, $42,271 for aircraft usage and $33,496 for charitable gift matching; (iii) for Ms. Pope, $508,755 for relocation assistance including aircraft usage; (iv) for Mr. Raymond, $460,811 for relocation assistance including aircraft usage; (v) for Mr. Calhoun, $291,653 for aircraft usage; (vi) for Mr. Deal, $242,524 for aircraft usage and $52,725 for outplacement and transition services; and (vii) for Mr. Colbert, $57,040 for aircraft usage.

(b)	Represents tax assistance, including gross-ups for relocation benefits, provided pursuant to Company relocation programs based on business need.

(7)	Amount reflects a cash award paid to Mr. Ortberg in connection with his hire.

(8)	These amounts previously reported for Mr. West for 2023 have been revised to include an additional $31,000 in charitable gift matching, which amount was inadvertently excluded in our prior reporting.

(9)

These amounts previously reported for Mr. Gerry for 2022 have been revised to include an additional $32,379 in aircraft usage and $713 in lodging and incidental expenses, which amounts were inadvertently excluded in our prior reporting.

72	2025 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

2024 Grants of Plan-Based Awards

The following table provides information for each NEO other than Mr. Ortberg regarding 2024 annual and long-term incentive award opportunities, including the range of potential payouts under our incentive plans. For Mr. Ortberg, who did not participate in our annual incentive plan or our long-term incentive program for 2024, the table provides information regarding the premium-priced stock option and RSUs granted in connection with his hire.

	Type of Award	Grant Date	Committee Action Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/sh)		Grant Date Fair Value of Stock Awards(3) ($)
Name				Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert K. Ortberg	New Hire RSUs	8/8/2024	7/30/2024	—	—	—	—	—	47,997	—	—		7,999,900
	New Hire PPSO	8/8/2024	7/30/2024	—	—	—	—	—	—	112,276	200.01	(4)	7,999,946
Brian J. West	Annual Incentive	—	—	1,100,000	2,200,000	—	—	—	—	—	—		—
	RSUs	3/11/2024	3/7/2024	—	—	—	—	—	10,903	—	—		2,103,570
	PRSUs	3/11/2024	3/7/2024	—	—	6,663	13,326	26,652	13,326	—	—		2,571,052
Stephanie F. Pope	Annual Incentive	—	—	1,000,000	2,000,000	—	—	—	—	—	—		—
	RSUs	3/11/2024	3/7/2024	—	—	—	—	—	18,173	—	—		3,506,208
	PRSUs	3/11/2024	3/7/2024	—	—	11,106	22,211	42,422	22,211	—	—		4,285,279
Brett C. Gerry	Annual Incentive	—	—	900,000	1,800,000	—	—	—	—	—	—		—
	RSUs	3/11/2024	3/7/2024	—	—	—	—	—	7,269	—	—		1,402,445
	PRSUs	3/11/2024	3/7/2024	—	—	4,442	8,884	17,768	8,884	—	—		1,714,035
D. Christopher Raymond	Annual Incentive	—	—	700,000	1,400,000	—	—	—	—	—	—		—
	RSUs	3/11/2024	3/7/2024	—	—	—	—	—	4,724	—	—		911,425
	PRSUs	3/11/2024	3/7/2024	—	—	2,887	5,774	11,548	5,774	—	—		1,114,007
David L. Calhoun	Annual Incentive	—	—	2,800,000	5,600,000	—	—	—	—	—	—		—
	RSUs	3/11/2024	3/11/2024	—	—	—	—	—	30,894	—	—		5,960,534
	PRSUs	3/11/2024	3/11/2024	—	—	18,880	37,759	75,518	37,759	—	—		7,285,033
Stanley A. Deal	Annual Incentive	—	—	1,500,000	3,000,000	—	—	—	—	—	—		—
	RSUs	3/11/2024	3/7/2024	—	—	—	—	—	10,903	—	—		2,103,570
	PRSUs	3/11/2024	3/7/2024	—	—	6,663	13,326	26,652	13,326	—	—		2,571,052
Theodore Colbert III	Annual Incentive	—	—	1,000,000	2,000,000	—	—	—	—	—	—		—
	RSUs	3/11/2024	3/7/2024	—	—	—	—	—	9,086	—	—		1,753,007
	PRSUs	3/11/2024	3/7/2024	—	—	5,553	11,105	22,210	11,105	—	—		2,142,543

(1)

RSU and PRSU awards were approved by the Compensation Committee for all then-serving executive officers other than Mr. Calhoun on March 7, 2024, with a grant date of March 11, 2024. Mr. Calhoun’s RSU and PRSU awards were approved and granted by the Board on March 11, 2024. Mr. Ortberg’s RSU and PPSO awards were approved by the Board on July 30, 2024, with a grant date of August 8, 2024 (the date on which he joined the Company).

(2)	Payouts of annual incentive awards may range from $0 to the applicable maximum as set forth above. Therefore, we have omitted the “Threshold” column.

(3)

For each NEO, the amounts shown represent the grant date fair value of the RSUs, PRSUs and/or PPSOs granted during 2024, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are referenced in footnotes 3 and 4 to the Summary Compensation Table. These amounts have not been paid to or realized by the executive. There is no guarantee that, if and when these awards vest, they will have this value.

(4)

The exercise price for the PPSO granted to Mr. Ortberg in 2024 was set at 120% of the fair market value (the average of the high and low prices) of a share of the Company’s common stock on the grant date.

Annual Incentive Awards

The amounts shown for annual incentive awards represent the target and maximum amounts of annual cash incentive compensation that, depending on total Company, business unit and individual performance, might have been paid to each NEO, other than Mr. Ortberg, for 2024 performance. The actual amounts paid for 2024 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 71. Mr. Ortberg did not participate in our 2024 annual incentive plan.

Annual incentive awards, if payable, may be deferred into our Executive Supplemental Savings Plan at the election of the executive. If employment terminates due to retirement, layoff, death or long-term disability during the year, the executive (or beneficiary) remains eligible to receive a payout based on time employed during the year. Upon any other type of employment termination, all rights to the annual incentive awards would terminate completely.

2025 Proxy Statement	73

COMPENSATION OF EXECUTIVE OFFICERS

Restricted Stock Units and Performance Restricted Stock Units

The amounts shown for RSUs and PRSUs represent the number of each that was awarded to each NEO in 2024. The grant date fair value of the RSUs and PRSUs was determined in accordance with FASB ASC Topic 718, calculated by reference to the average of the high and low per share trading prices for Boeing common stock on the grant date.

RSUs granted as part of our long-term incentive program vest and settle on a one-for-one basis in shares of stock on the third anniversary of the grant date provided the executive remains employed through the vesting date, with limited exceptions for earlier terminations due to retirement, layoff, death and long-term disability. Our PRSUs are subject to similar terms, provided that the number of PRSUs that will vest on the third anniversary of the grant date may range from 0% to 200% of the target number of units granted, based on our achievement of pre-set cumulative free cash flow goals during the 2024-2026 performance period and our achievement of two critical product safety milestones during 2024. RSUs are eligible to earn dividend equivalents that accrue in the form of additional RSUs, which are subject to the same vesting and distribution conditions as may be applicable to the underlying award.

Executives who terminate employment due to retirement or layoff after attaining at least age 62 with one year of service, death or long-term disability are eligible to vest in their entire RSU and PRSU awards. Executives who terminate employment due to retirement after attaining at least age 55 with ten years of service or under conditions that satisfy requirements for retirement under a Company-sponsored defined benefit pension plan, or due to layoff prior to attaining age 62 with one year of service, are eligible to vest in a pro-rated portion of their RSU and PRSU awards. For all NEOs other than Mr. Calhoun, vested RSUs will be settled on the third anniversary of the grant date, except in the case of termination due to death or long-term disability, in which case vested RSUs will be settled as soon as administratively practicable following termination. For all NEOs other than Mr. Calhoun, vested PRSUs will be settled, to the extent earned based on Company performance, following the end of the performance period. Mr. Calhoun’s vested RSU and (if earned) PRSU awards granted under our long-term incentive program will be distributed in ten annual installments following his separation.

RSUs granted outside our long-term incentive program may have different terms than those described above. During 2024, Mr. Ortberg received an award of RSUs in connection with his hire, the terms of which are described in more detail starting on page 46.

Premium-Priced Stock Options

The amounts shown for stock options represent the number of shares subject to a nonqualified premium-priced stock option granted to Mr. Ortberg in August 2024 in connection with his hire, the option exercise price and the grant date fair value of the option determined in accordance with FASB ASC Topic 718. The terms of this award are described in more detail starting on page 46.

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COMPENSATION OF EXECUTIVE OFFICERS

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table provides information regarding outstanding stock options and unvested stock awards held by each of our NEOs as of December 31, 2024. Market values for outstanding stock awards, which include 2024 grants and prior-year grants, are based on the closing price of Boeing common stock on December 31, 2024, or $177.00.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert K. Ortberg	8/8/2024	—	112,276	(1)	200.01	8/8/2034	—		—	—		—
	8/8/2024	—	—		—	—	47,997	(2)	8,495,469	—		—
Brian J. West	8/27/2021	40,322	—		263.57	8/27/2031	—		—	—		—
	2/16/2022	—	36,127	(3)	260.98	2/16/2032	—		—	—		—
	2/16/2022	—	—		—	—	13,795	(4)	2,441,715	—		—
	2/16/2023	—	—		—	—	16,795	(5)	2,972,715	—		—
	3/11/2024	—	—		—	—	10,903	(6)	1,929,831	—		—
	2/16/2023	—	—		—	—	—		—	10,264	(7)	1,816,728	(2)
	3/11/2024	—	—		—	—	—		—	6,663	(8)	1,179,351	(2)
Stephanie F. Pope	9/24/2021	6,000	—		220.54	9/24/2031	—		—	—		—
	4/1/2022	—	13,681	(9)	228.84	4/1/2032	—		—	—		—
	1/15/2021	—	—		—	—	2,500	(10)	442,500	—		—
	2/16/2022	—	—		—	—	4,902	(4)	867,654	—		—
	4/1/2022	—	—		—	—	5,070	(11)	897,390	—		—
	2/16/2023	—	—		—	—	11,284	(5)	1,997,268	—		—
	3/11/2024	—	—		—	—	18,004	(6)	3,186,708	—		—
	2/16/2023	—	—		—	—	—		—	7,057	(7)	1,249,001	(2)
	3/11/2024	—	—		—	—	—		—	11,106	(8)	1,965,674	(2)
Brett C. Gerry	2/17/2021	21,439	—		258.83	2/17/2031	—		—	—		—
	2/16/2022	—	24,084	(3)	260.98	2/16/2032	—		—	—		—
	2/16/2022	—	—		—	—	9,196	(4)	1,627,692	—		—
	2/16/2023	—	—		—	—	11,547	(5)	2,043,819	—		—
	3/11/2024	—	—		—	—	7,269	(6)	1,286,613	—		—
	2/16/2023	—	—		—	—	—		—	7,057	(7)	1,249,001
	3/11/2024	—	—		—	—	—		—	4,442	(8)	786,234
D. Christopher Raymond	2/28/2005	—	—		—	—	957	(12)	169,389	—		—
	2/16/2022	—	—		—	—	4,166	(4)	737,382	—		—
	3/7/2022	—	—		—	—	300	(13)	53,100	—		—
	7/29/2022	—	—		—	—	6,640	(14)	1,175,280	—		—
	3/11/2024	—	—		—	—	4,686	(6)	829,422	—		—
	3/11/2024	—	—		—	—				2,887	(8)	510,999	(2)
David L. Calhoun	2/17/2021	107,195	—		258.83	2/17/2031	—		—	—		—
	2/16/2022	—	102,360	(3)	260.98	2/16/2032	—		—	—		—
	2/16/2022	—	—		—	—	37,502	(4)	6,637,854	—		—
	2/16/2023	—	—		—	—	42,782	(5)	7,572,414	—		—
	2/16/2023	—	—		—	—	12,500	(15)	2,212,500	—		—
	3/11/2024	—	—		—	—	29,889	(6)	5,290,353	—		—
	2/16/2023	—	—		—	—	—		—	27,264	(7)	4,825,640	(2)
	3/11/2024	—	—		—	—	—		—	18,880	(8)	3,341,760	(2)
Stanley A. Deal	2/17/2021	31,488			258.83	2/17/2031	—		—	—		—
	2/16/2022		29,972	(3)	260.98	2/16/2032	—		—	—		—
	2/16/2023	—	—		—	—	—		—	5,987	(7)	1,059,699	(2)
	3/11/2024	—	—		—	—	—		—	1,296	(8)	229,304	(2)
Theodore Colbert III	2/17/2021	23,449	—		258.83	12/2/2029	—		—	—		—
	2/16/2022	—	22,746	(3)	260.98	12/2/2029	—		—	—		—
	2/16/2023	—	—		—	—	—		—	4,705	(7)	832,697	(2)
	3/11/2024	—	—		—	—	—		—	1,388	(8)	245,676	(2)

(1)

Reflects a premium-priced stock option granted upon Mr. Ortberg’s hire, that will vest with respect to 25%, 25% and 50% of the underlying shares on each of the second, third and fourth anniversaries of the grant date, respectively.

(2)	Reflects RSUs granted upon Mr. Ortberg’s hire, that will vest in installments of 33%, 33% and 34% on each of the first, second and third anniversaries of the grant date, respectively.

(3)	Reflects a premium-priced stock option to purchase the listed number of shares, that vested on February 16, 2025.

(4)

Reflects RSUs that vested on February 18, 2025. For Ms. Pope, the number shown represents the portion of the award remaining outstanding following the withholding of shares in late 2024 to satisfy FICA payroll taxes and related income taxes due in connection with Ms. Pope becoming retirement-eligible during the year. These vested shares are included in the total number of shares acquired upon vesting reported in the Option Exercises and Stock Vested table on page 76.

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COMPENSATION OF EXECUTIVE OFFICERS

(5)

Reflects RSUs that will vest on February 17, 2026. For Ms. Pope, the number shown represents the portion of the award remaining outstanding following the withholding of shares in late 2024 to satisfy FICA payroll taxes and related income taxes due in connection with Ms. Pope becoming retirement-eligible during the year. These vested shares are included in the total number of shares acquired upon vesting reported in the Option Exercises and Stock Vested table on page 76.

(6)

Reflects RSUs that will vest on March 11, 2027. For Ms. Pope and Messrs. Raymond and Calhoun, the number shown represents the portion of their awards remaining outstanding following the withholding of shares in late 2024 to satisfy FICA payroll taxes and related income taxes due on each award in connection with the executive’s retirement eligibility. These vested shares are included in the total number of shares acquired upon vesting reporting in the Option Exercises and Stock Vested table on page 76.

(7)

Assumes performance at threshold for PRSUs that will vest on February 17, 2026, and pay out between 0% and 200% of the target number of units granted, dependent on performance. For Messrs. Deal and Colbert, the numbers shown reflect pro-ration of their PRSUs in connection with their separations in 2024.

(8)

Assumes performance at threshold for PRSUs that will vest on March 11, 2027, and pay out between 0% and 200% of the target number of units granted, dependent on performance. For Messrs. Deal and Colbert, the numbers shown reflect pro-ration of their PRSUs in connection with their separations in 2024.

(9)	Reflects a premium-priced stock option to purchase the listed number of shares that will vest on April 1, 2025.

(10)	Reflects RSUs that vested on January 15, 2025.

(11)

Reflects RSUs that will vest on April 1, 2025. For Ms. Pope, the number shown represents the portion of the award remaining outstanding following the withholding of shares in late 2024 to satisfy FICA payroll taxes and related income taxes due in connection with Ms. Pope becoming retirement-eligible during the year. These vested shares are included in the total number of shares acquired upon vesting reported in the Option Exercises and Stock Vested table on page 76.

(12)

Reflects Career Shares held as of December 31, 2024. Career Shares, which were granted prior to 2006, vest upon termination of employment due to retirement, death, long-term disability or layoff and are paid out in stock upon vesting.

(13)	Reflects RSUs that vested on March 7, 2025.

(14)

Reflects RSUs that will vest on July 29, 2025. The number of RSUs listed represents the portion of the award that remains outstanding following the withholding of shares in late 2024 to satisfy FICA payroll taxes and related income taxes due on the award in connection with Mr. Raymond’s retirement eligibility. These vested shares are included in the total number of shares acquired upon vesting reported in the Option Exercises and Stock Vested table on page 76.

(15)	Reflects RSUs that vested on February 18, 2025.

Option Exercises and Stock Vested

The following table provides information for each of our NEOs regarding vesting of stock awards during 2024, except for Mr. Ortberg, who did not vest in any stock awards during the year. No stock options were exercised by our NEOs during the year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)(2)

Brian J. West	13,658		2,357,234

Stephanie F. Pope	5,680		1,125,976

Brett C. Gerry	7,417		1,514,181

D. Christopher Raymond	3,758		719,623

David L. Calhoun	49,092	(3)	9,973,359

Stanley A. Deal	37,716	(4)	6,312,521

Theodore Colbert III	26,768	(5)	4,604,179

(1)

Consists of RSUs (and, with respect to Mr. Deal, Career Shares) that vested during 2024, including shares withheld for payment of applicable taxes associated with vesting, as well as shares withheld from unvested and/or undistributed awards held by Ms. Pope and Messrs. Raymond, Calhoun, Deal and Colbert to satisfy FICA payroll taxes and related income taxes due in connection with the executive’s retirement eligibility and/or separation during the year.

(2)	Calculated based on the average of the high and low prices of a share of Boeing common stock on the date of vesting.

(3)

In addition to shares withheld for FICA as described in footnote (1), the number of shares shown includes (a) 12,500 shares acquired pursuant to the vesting of a portion of Mr. Calhoun’s special matching RSU award granted to him on February 16, 2023, which shares will not be distributed until February 16, 2027, and (b) 35,588 shares acquired pursuant to RSUs granted under our long-term incentive program, which will be distributed in ten annual installments following Mr. Calhoun’s retirement from the Company. The value of Mr. Calhoun’s vested units that were not distributed to him before 2024 year-end is reflected in the 2024 Nonqualified Deferred Compensation table on page 79.

(4)

In addition to shares withheld for FICA as described in footnote (1), the number of shares shown includes shares acquired pursuant to outstanding RSUs that vested on a pro rata basis and Career Shares that vested, in each case, in connection with

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COMPENSATION OF EXECUTIVE OFFICERS

Mr. Deal’s retirement from the Company on October 1, 2024. Of these RSUs and Career Shares, 4,320 Career Shares were distributed to him on October 30, 2024; 10,806 RSUs were distributed on February 18, 2025; 9,467 RSUs will be distributed on February 17, 2026; and 2,056 RSUs will be distributed on March 11, 2027. The value of Mr. Deal’s vested units that were not distributed to him before 2024 year-end is reflected in the 2024 Nonqualified Deferred Compensation table on page 79.

(5)

In addition to shares withheld for FICA as described in footnote (1), the number of shares shown includes shares acquired pursuant to outstanding RSUs that vested on a pro rata basis in connection with Mr. Colbert’s separation from the Company on December 2, 2024. Of these RSUs, 8,382 RSUs were distributed on February 18, 2025; 7,429 RSUs will be distributed on February 17, 2026; and 2,193 RSUs will be distributed on March 11, 2027. The value of Mr. Colbert’s vested units that were not distributed to him before 2024 year-end is reflected in the 2024 Nonqualified Deferred Compensation table on page 79.

2024 Pension Benefits

Ms. Pope and Messrs. Gerry, Raymond and Deal have earned benefits under the following pension plans:

•	the Pension Value Plan (PVP), a qualified defined benefit plan generally available to salaried U.S. employees hired before 2009 who were not covered by certain collective bargaining agreements; and

•

the defined benefit Supplemental Executive Retirement Plan (DB SERP), an unfunded nonqualified defined benefit plan generally available to executives hired before 2008 and salaried U.S. employees hired before 2009 who have a PVP benefit.

Benefits ceased to accrue under each of these plans at the end of 2015. The following table provides information as of December 31, 2024 with respect to accumulated benefits under each of these plans and arrangements. Messrs. Ortberg, West, Calhoun and Colbert have no pension benefits under our defined benefit pension plans.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Yr ($)

Stephanie F. Pope	Pension Value Plan	21.58	415,777	0
	DB SERP	21.58	584,079	0

Brett C. Gerry	Pension Value Plan	7.3	220,473	0
	DB SERP	7.3	355,241	0

D. Christopher Raymond	Pension Value Plan	29.33	1,005,504	0
	DB SERP	29.33	3,159,243	0

Stanley A. Deal	Pension Value Plan	28.06	0	989,674
	DB SERP	28.06	2,908,543	133,888

(1)

As of December 31, 2015, plan participants no longer accrue additional years of credited service, except for purposes of determining early retirement eligibility. The years of actual Company service as of December 31, 2024, are as follows: Ms. Pope, 30 years; Mr. Gerry, 16 years; Mr. Raymond, 38 years; and Mr. Deal, 36 years.

(2)

Present values were calculated assuming no pre-retirement mortality or termination. The values for the PVP and the DB SERP are the actuarial present values as of December 31, 2024, of the benefits earned as of that date and payable as a single life annuity beginning at age 65 for the PVP and PVP restoration benefit payable from SERP applicable to Mr. Gerry and age 62 for the DB SERP supplemental target benefit. The discount assumption is 5.55% for the PVP and 5.53% for the DB SERP. The post-retirement mortality assumption is Boeing specific mortality for the PVP and DB SERP. To determine changes in pension values for the Summary Compensation Table on page 71, the values of these benefits were also calculated as of December 31, 2023. For the values as of December 31, 2023, the discount assumption was 5.04% for the PVP and 5.02% for the DB SERP, which were the assumptions used for financial reporting purposes for 2023. Other assumptions used to determine the value as of December 31, 2023, were the same as those used for December 31, 2024. The assumptions reflected in this footnote are the same as those used for the PVP and the DB SERP for financial reporting purposes.

The amount of the PVP benefit is based on the participant’s pay and service through the end of 2015. PVP participants earned annual benefit credits prior to the ceasing of accruals. Interest credits on the account balance continue to be applied based on the yield of the 30-year U.S. Treasury bond in effect during November of the previous year, except that the rate may not be lower than 5% or higher than 10%. Normal retirement age under the PVP is 65, and pension benefits vested after three years of service. Several forms of payment are available to participants, including a single lump sum. To determine a participant’s annual pension benefit upon retirement from the Company, the participant’s accumulated benefit credits are divided by a conversion factor of 11. Participants who have at least ten years of service and are at least age 55 (including Messrs. Raymond and Deal), or at least one year of service and are at least age 62, are eligible for early retirement. In addition, those who are at least age 50 with a prior benefit in the PVP from the McDonnell Douglas Salaried Employee Retirement Income Plan (ERIP) and who have at least 30 years of service (including Ms. Pope) are eligible for early retirement. Enhanced early retirement benefits are available to participants on amounts that accrued during 2014 and 2015, and early retirement benefits are retained for amounts transferred to the PVP from certain heritage plans. Mr. Gerry was not eligible for early retirement during 2024. Participants who terminate

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COMPENSATION OF EXECUTIVE OFFICERS

employment before they are eligible for early retirement will receive a reduced benefit depending on the age at which they begin to receive the benefit. The reduced benefit is determined by dividing the accumulated benefit credits by 11 plus 0.4 for each year before age 65 that the benefit commences. For example, the factor for benefit commencement at age 60 for a participant whose employment terminates before retirement is 13 rather than 11.

The DB SERP provides a restoration benefit equal to additional amounts the PVP would have paid absent limitations mandated by U.S. federal tax laws. For participants hired before 2008, including Ms. Pope and Messrs. Raymond and Deal, the DB SERP pays the greater of the restoration benefit or a supplemental target benefit that may enhance the benefits that would otherwise have been received under the PVP absent these limitations. Unmarried participants receive the DB SERP benefit as a single life annuity. Married participants can elect to receive the DB SERP benefit as a single life annuity or a 50%, 75% or 100% joint and survivor annuity that is actuarially equivalent to the single life annuity. Under the DB SERP, the supplemental target benefit would be reduced 0.25% for each month the participant retires prior to age 62 and 0.5% for each month the benefit commences prior to age 65 if the participant terminates employment prior to being eligible for early retirement. The DB SERP benefits are subject to forfeiture and clawback for five years following an executive’s termination if the executive is determined to be in competition with a significant aspect of our business or commits certain criminal acts. DB SERP benefits accrued after 2007 are also subject to forfeiture and clawback if the executive solicits or attempts to solicit our employees, representatives or consultants to work for the executive or a third party without our consent, or disparages us, our products or our employees.

2024 Nonqualified Deferred Compensation

Executive Supplemental Savings Plan

Our Executive SSP is an unfunded nonqualified defined contribution plan that is intended to supplement the retirement benefits of eligible executives under our 401(k) plan. Under the Executive SSP, eligible executives may make base salary deferrals and receive Company matching contributions on base salary deferrals that would otherwise exceed Internal Revenue Code limits under our 401(k) plan.

The Executive SSP also allows eligible executives to make additional deferrals from base salary and annual incentive compensation unrelated to their 401(k) plan deferrals. Additional base salary deferrals are not matched; however, the Company provides a dollar-for-dollar match on the first 10% of annual incentive compensation deferred.

Notional investment elections available for all account balances under the Executive SSP include an interest-bearing account and other investment funds that track most of the funds available to employees under our 401(k) plan (including the unitized Boeing stock fund). The interest-bearing account is credited with interest daily at a rate that is equal to the mean between the high and the low yields on AA-rated industrial bonds as reported by Moody’s Investors Service, Inc. during the first 11 months of the preceding year, rounded to the nearest 1/4 of one percent. The rate is 5.0% for 2025, unchanged from the rate in 2024. Executives may change how deferrals are invested in the funds at any time, subject to insider trading rules and other plan restrictions that limit the transfer of funds into or out of the Boeing stock fund. Payments to an executive under the Executive SSP (which will be either one lump sum payment or annual payments over two to 15 years based on the executive’s election) begin on the later of (1) the January following the age the executive elected and (2) the January after the executive separates from service (as defined in the Executive SSP by reference to Section 409A of the Internal Revenue Code). Annual payments are calculated based on the number of years of remaining payments.

Benefits attributable to age-based contributions made on or after January 1, 2017 (as well as certain benefits accrued under a feature of the Executive SSP known as the DC SERP, which was terminated effective January 1, 2020 for individuals serving as executive officers) are subject to forfeiture and clawback if the executive (1) is determined to be in competition with a significant aspect of our business, (2) commits certain criminal acts, (3) solicits or attempts to solicit our employees, representatives or consultants to work for the executive or a third party without our consent, (4) disparages us, our products or our employees or (5)uses or discloses the Company’s proprietary or confidential information. These forfeiture and clawback provisions continue to apply for five years after the executive’s termination of employment.

Although the DC SERP feature was terminated for executive officers effective January 1, 2020, individuals who would have been otherwise eligible for the contribution but for their executive officer status remained eligible to receive DC SERP contributions once they left executive officer status. In 2024, Messrs. Deal and Colbert received DC SERP contributions during the period between the dates they ceased to serve as executive officers through their termination dates. Effective January 1, 2025, the Executive SSP was amended to provide that DC SERP contributions will no longer be made for former executive officers in these circumstances.

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COMPENSATION OF EXECUTIVE OFFICERS

2024 Nonqualified Deferred Compensation

The following table provides information regarding aggregate executive and Company contributions, aggregate earnings for 2024 and year-end account balances under the Executive SSP for our NEOs. The table also provides information regarding Mr. Calhoun’s year-end account balance under the Deferred Compensation Plan for Directors, attributable to contributions he received while serving as a nonemployee director, and the value of deferred RSUs that vested but were not distributed while Mr. Calhoun was serving as CEO. Finally, the table also provides information regarding the value of deferred RSUs held by Messrs. Deal and Colbert, which vested upon their separations from the Company in 2024 but were not distributed before 2024 year-end.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)
Robert K. Ortberg	Executive Supplemental Savings Plan	18,000	18,000	(589)	35,411

Brian J. West	Executive Supplemental Savings Plan	175,639	175,639	43,665	1,054,378

Stephanie F. Pope	Executive Supplemental Savings Plan	222,743	222,743	70,339	1,644,759

Brett C. Gerry	Executive Supplemental Savings Plan	236,717	146,717	414,026	5,506,710

D. Christopher Raymond	Executive Supplemental Savings Plan	150,859	85,673	(184,470)	12,597,338

David L. Calhoun	Executive Supplemental Savings Plan	506,773	101,355	403,118	5,897,512
	Deferred Compensation Plan for Directors	0	0	(2,185,617)	4,624,125
	Deferred RSUs	0	0	(1,292,120)	6,310,090

Stanley A. Deal	Executive Supplemental Savings Plan	166,334	236,521	1,001,869	13,542,400
	Deferred RSUs	0	0	537,135	3,952,314

Theodore Colbert III	Executive Supplemental Savings Plan	123,662	131,662	123,597	2,708,808
	Deferred RSUs	0	0	341,626	3,186,708

(1)	Amounts reflect elective deferrals of 2024 salary and annual incentives.

(2)	Amounts reflect Company contributions under the Executive SSP.

(3)	Amounts reflect interest credited on interest-bearing account holdings and change in value of other investment holdings.

(4)

Reflects year-end account balances of deferred compensation, including deferrals of certain equity awards granted or earned prior to 2006. For Mr. Calhoun, this column includes the value of deferred stock units he received while serving as a nonemployee director, plus the value attributable to the vesting of RSUs while he was employed by the Company that will be distributed in future years, as described in footnote 3 of the Option Exercises and Stock Vested table on page 76. For Messrs. Deal and Colbert, this column includes the value attributable to the vesting of RSUs in connection with their respective separations from the Company during 2024 and that will be distributed in future years, as described in footnotes 4 and 5 of the Option Exercises and Stock Vested table starting on page 76.

Of the amounts in this column, the following amounts were also included in the “Total” column of the Summary Compensation Table for 2024 and prior years:

Name	Plan Name	Reported for 2024 ($)	Reported for years prior to 2024 ($)	Total ($)

Robert K. Ortberg	Executive Supplemental Savings Plan	36,000	0	36,000

Brian J. West	Executive Supplemental Savings Plan	351,278	640,918	992,196

Stephanie F. Pope	Executive Supplemental Savings Plan	445,486	430,699	876,185

Brett C. Gerry	Executive Supplemental Savings Plan	383,433	767,587	1,151,020

D. Christopher Raymond	Executive Supplemental Savings Plan	236,532	0	236,532

David L. Calhoun	Executive Supplemental Savings Plan	608,127	4,401,660	5,009,787

	Deferred RSUs	0	10,268,228	10,268,228

Stanley A. Deal	Executive Supplemental Savings Plan	402,855	2,389,905	2,792,760

	Deferred RSUs	396,674	4,379,293	4,775,967

Theodore Colbert III	Executive Supplemental Savings Plan	255,324	1,144,569	1,399,893

	Deferred RSUs	3,415,286	423,106	3,838,392

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COMPENSATION OF EXECUTIVE OFFICERS

Potential Payments upon Termination

Executive Layoff Benefits Plan

Our NEOs are eligible to participate in the Executive Layoff Benefits Plan (Layoff Plan), which provides the following benefits to eligible executives with at least one year of service who are terminated involuntarily due to job elimination:

•	one year of base salary; plus

•	an annual incentive award based on the executive’s full-year target, calculated based on the actual incentive score applicable to that executive for the year of layoff; minus

•	if applicable, any amounts payable pursuant to an individual employment, separation or severance agreement.

Layoff Plan benefits are not provided upon layoff without job elimination, or if the executive becomes employed elsewhere within the Company in any capacity or refuses any offer of employment with the Company as an executive. Layoff Plan benefits are subject to forfeiture and clawback for five years following an executive’s termination of employment if the executive (1) engages in an activity that is determined to be in competition with a significant aspect of our business, (2) commits certain criminal acts, (3) solicits or attempts to solicit our employees, representatives or consultants to work for the executive or a third party without our consent, (4) disparages us, our products or our employees, or (5) uses or discloses the Company’s proprietary or confidential information.

Table I: Estimated Potential Incremental Payments Upon Termination of Employment

Table I sets forth the estimated incremental compensation payable to each NEO upon termination of employment due to layoff, retirement, long-term disability or death, as described below:

•	Cash severance under the Layoff Plan, upon a qualifying layoff due to job elimination after completing one year of service;

•

A pro-rata annual incentive award calculated based on the actual incentive score and individual performance score applicable to the NEO under our annual incentive plan, upon termination due to layoff (without eligibility for cash severance under the Layoff Plan), death, long-term disability, or retirement after attaining age 55 with ten years of service, after attaining age 62 with one year of service or under conditions that satisfy the definition of retirement under a Company-sponsored defined benefit pension plan (referred to in this section as a “qualifying retirement”);

•

Vesting of RSUs, PRSUs and PPSOs granted under our long-term incentive program, upon termination due to retirement after attaining age 62 with one year of service, layoff after becoming eligible for such retirement treatment, death or long-term disability;

•

Pro rata vesting of RSUs, PRSUs and PPSOs granted under our long-term incentive program, upon termination due to retirement after attaining age 55 with ten years of service or under conditions that satisfy the definition of retirement under a Company-sponsored defined benefit pension plan, or layoff before attaining age 62 with one year of service;

•

Vesting of Mr. Ortberg’s RSUs upon termination due to death, long-term disability, or retirement or layoff after attaining age 62 with one year of service, and pro rata vesting of such RSUs upon termination due to layoff before attaining age 62 with one year of service;

•	Vesting of Mr. Ortberg’s PPSO upon termination due to layoff, death or long-term disability;

•	Vesting of Career Shares;

•	Continued eligibility for tax preparation services through the calendar year following the year of termination;

•	Continued eligibility for financial management services for six months (provided the executive was enrolled in these services at the time of termination); and

•	Outplacement and transition services for six months in the event of layoff or qualifying retirement.

The amounts shown in Table I assume that each such NEO ceased to be employed by the Company as of December 31, 2024, and the price of Boeing common stock as of such termination date was the closing price of $177.00 on December 31, 2024, except with respect to Messrs. Calhoun, Deal and Colbert, whose amounts assume their actual termination dates and the applicable closing price of Boeing common stock on those dates. As all outstanding stock options have exercise prices that exceed the closing price of our common stock on the applicable assumed or actual termination date, zero incremental compensation is assumed for those awards.

Table I also excludes the following amounts:

•	Pension and nonqualified deferred compensation benefits, which are set forth in the 2024 Pension Benefits table on page 77 and 2024 Nonqualified Deferred Compensation table starting on page 79; and

•	Benefits generally available to salaried employees, such as distributions under our 401(k) plan, life insurance benefits, certain long-term disability benefits and accrued vacation.

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COMPENSATION OF EXECUTIVE OFFICERS

Name and Benefits	Layoff Due to Job Elimination ($)(1)	Other Layoff ($)	Qualifying Retirement ($)(2)	Long-Term Disability ($)	Death ($)
Robert K. Ortberg
Cash Severance	0	0	0	0	0
Annual Incentive	0	0	0	0	0
RSUs	0	943,941	0	8,495,469	8,495,469
Tax Preparation Services	0	8,300	0	8,300	8,300
Financial Management Services	0	3,350	0	3,350	3,350
Outplacement and Transition Services	0	47,453	0	0	0
Brian J. West
Cash Severance	0	0	0	0	0
Annual Incentive	0	209,000	0	209,000	209,000
RSUs	0	4,605,113	0	7,344,212	7,344,212
PRSUs(3)	0	1,405,042	0	2,996,048	2,996,048
Tax Preparation Services	0	8,300	0	8,300	8,300
Financial Management Services	0	3,350	0	3,350	3,350
Outplacement and Transition Services	0	47,453	0	0	0
Stephanie F. Pope
Cash Severance	1,287,213	0	0	0	0
Annual Incentive	0	87,213	87,213	87,213	87,213
RSUs	4,110,116	4,110,116	3,667,616	7,391,356	7,391,356
PRSUs	1,254,683	1,254,683	1,254,683	3,214,653	3,214,653
Tax Preparation Services	8,300	8,300	8,300	8,300	8,300
Outplacement and Transition Services	47,453	47,453	47,453	0	0
Brett C. Gerry
Cash Severance	1,071,000	0	0	0	0
Annual Incentive	0	171,000	0	171,000	171,000
RSUs	3,107,938	3,107,938	0	4,958,133	4,958,133
PRSUs(3)	959,824	959,824	0	2,035,213	2,035,213
Tax Preparation Services	8,300	8,300	0	8,300	8,300
Financial Management Services	3,350	3,350	0	3,350	3,350
Outplacement and Transition Services	47,453	47,453	0	0	0
D. Christopher Raymond
Cash Severance	1,092,000	0	0	0	0
Annual Incentive	0	392,000	392,000	392,000	392,000
RSUs	2,061,911	2,061,911	2,008,811	2,964,671	2,964,671
PRSUs(3)	127,750	127,750	127,750	510,999	510,999
Tax Preparation Services	15,000	15,000	15,000	15,000	15,000
Outplacement and Transition Services	47,453	47,453	47,453	0	0
David L. Calhoun(4)
Cash Severance	0	0	0	0	0
Annual Incentive	0	0	0	0	0
RSUs	0	0	12,690,456	0	0
PRSUs(3)	0	0	8,057,915	0	0
Tax Preparation Services	0	0	8,300	0	0
Financial Management Services	0	0	3,350	0	0
Outplacement and Transition Services	0	0	47,453	0	0
Stanley A. Deal(5)
Cash Severance	0	0	0	0	0
Annual Incentive	0	0	0	0	0
RSUs	0	0	4,109,815	0	0
PRSUs(3)	0	0	1,123,156	0	0
Tax Preparation Services	0	0	15,000	0	0
Outplacement and Transition Services	0	0	52,725	0	0
Theodore Colbert III(6)
Cash Severance	0	0	0	0	0
Annual Incentive	0	0	0	0	0
RSUs	0	2,818,347	0	0	0
PRSUs(3)	0	953,642	0	0	0
Tax Preparation Services	0	8,300	0	0	0
Financial Management Services	0	3,350	0	0	0
Outplacement and Transition Services	0	47,453	0	0	0

2025 Proxy Statement	81

COMPENSATION OF EXECUTIVE OFFICERS

(1)

Cash severance amounts are only payable under the Layoff Plan upon layoff due to job elimination. As Messrs. Ortberg and West serve in roles that cannot be eliminated, no amounts are shown for them under this column. Mr. Colbert separated from the Company due to layoff without job elimination, so no amounts are shown for him under this column; instead, Mr. Colbert’s actual incremental benefits received upon layoff are shown in the column labeled “Other Layoff.”

(2)

Of our NEOs, Ms. Pope and Messrs. Raymond, Calhoun and Deal were retirement-eligible as of December 31, 2024 (defined as at least age 55 with ten years of service, age 62 with one year of service, or eligible to retire under a Company-sponsored defined benefit pension plan).

(3)	PRSU values are calculated assuming threshold performance, consistent with assumptions used for purposes of the Outstanding Equity Awards at 2024 Fiscal Year-End table on page 75.

(4)

As Mr. Calhoun retired from the Company on March 1, 2025, the chart above describes the actual incremental benefits he received in connection with his retirement. Mr. Calhoun retired after attaining age 62 with at least one year of service and was thus eligible for full vesting of his outstanding long-term incentive awards, tax preparation services, financial management services and outplacement and transition services. Mr. Calhoun did not receive any long-term incentive awards in 2025 before his retirement and is not eligible to participate in our 2025 annual incentive plan.

(5)

As Mr. Deal retired from the Company on October 1, 2024, the chart above describes the actual incremental benefits he received in connection with his retirement. Mr. Deal retired after attaining age 55 with at least ten years of service and was thus eligible for pro-rated vesting of his outstanding long-term incentive awards based on the number of months employed during the applicable vesting period, full vesting of his outstanding Career Shares (granted prior to 2006), an annual incentive award for the year of retirement (however, this paid out at $0), tax preparation services, financial management services and outplacement and transition services.

(6)

As Mr. Colbert separated from the Company due to layoff on December 2, 2024, the chart above describes the actual incremental benefits he received in connection with his layoff. Mr. Colbert was eligible for pro-rated vesting of his outstanding long-term incentive awards based on the number of months employed during the applicable vesting period, an annual incentive award for the year of layoff (however, this paid out at $0), tax preparation services, financial management services and outplacement and transition services.

Table II: Estimated Potential Annual DB SERP Payments Upon Termination of Employment

Table II below shows the estimated DB SERP benefits payable for the employment termination reasons given in the corresponding columns for each of the listed NEOs. PVP payments, which are generally available to salaried employees hired before 2009, are not set forth in the table below. There are no additional disability benefits provided under the DB SERP.

Table II shows the annual DB SERP annuity that would have been received after a termination of employment on December 31, 2024 (or, for Mr. Deal, his actual retirement date), expressed as a life annuity, and the present value of such annuity benefit (based on the same factors used for the 2024 Pension Benefits table on page 77). The present value of Ms. Pope’s and Mr. Raymond’s benefits were calculated assuming a benefit commencement date of January 1, 2025; for Mr. Deal, the calculation assumed a benefit commencement date of November 1, 2024. The value of Mr. Gerry’s benefits was calculated assuming a benefit commencement date of age 55, and January 1, 2025, for Mr. Gerry’s surviving spouse if he had died December 31, 2024. Messrs. Ortberg, West, Raymond, Calhoun and Colbert have no pension benefits under Company defined benefit pension plans.

Name	Benefit Payable Upon Termination Due to Layoff or Disability(1) Annuity/Present Value ($)	Benefit Payable Upon Termination Due to Retirement(1) Annuity/Present Value ($)	Death Benefit Payable to Spouse(2) Annuity/Present Value ($)
Stephanie F. Pope	48,317/725,457	48,317/725,457	N/A
Brett C. Gerry	39,314/512,414(3)	24,535/317,408	9,921/147,811
D. Christopher Raymond	225,884/3,338,905	225,884/3,338,905	226,227/2,942,859
Stanley A. Deal	0/0	198,834/2,908,543	198,834/2,491,302

(1)

Ms. Pope and Mr. Raymond were eligible for retirement benefits under the DB SERP as of December 31, 2024, and Mr. Deal was eligible for retirement benefits under the DB SERP as of his retirement date on October 1, 2024. As Mr. Deal retired in 2024 and commenced his pension benefit, the table above shows the benefit remaining to be paid as of December 31, 2024. Mr. Gerry was not eligible to commence benefits under the DB SERP as of December 31, 2024; however, if he was laid off, he would commence his benefit at age 55 using the early retirement reduction factors as if retiring from active status.

(2)

If the participant dies while an active employee and eligible for retirement, the death benefit paid is a 100% surviving spouse annuity. If the participant is an active employee and not eligible for retirement, the death benefit is a 50% surviving spouse annuity. Surviving spouse annuities commence as of the month after death.

(3)

The DB SERP provides that if a participant is laid off on or after age 49 with at least ten years of service, the benefit payable at age 55 will be calculated using the more generous factors for early retirement from active employment. If Mr. Gerry were laid off as of December 31, 2024, this layoff provision would have applied to his DB SERP and at age 55 he would be paid $39,314 annually. The present value of that annuity would be $512,414.

82	2025 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annualized total compensation of our CEO.

For 2024, the annual total compensation of our median employee was $106,624. The annualized total compensation of Mr. Ortberg, our CEO serving in the role as of the median employee identification date (September 30), was $19,461,706. This amount differs from the amount shown in the Summary Compensation Table as it has been adjusted for annualization of Mr. Ortberg’s base salary and company contributions to retirement plans. Based on this information, we estimated that our CEO’s 2024 total compensation was approximately 183 times that of our median employee. The median employee’s 2024 total compensation was calculated in the same manner as would be required by Item 402(c)(2)(x) of Regulation S-K if the employee was a NEO for 2024.

We have elected to identify our median employee every three years, unless a significant change in our employee population or employee compensation arrangements has occurred. We last conducted our median employee analysis in 2023. Our median employee was identified for the twelve-month period ending September 30, 2023, based on our full-time, part-time and temporary employees (including employees of our consolidated subsidiaries) in the U.S. and all foreign jurisdictions in which we have employees other than Argentina, Azerbaijan, Bahrain, Belgium, Brunei, Chile, Colombia, Czech Republic, Denmark, Dominican Republic, Egypt, Ethiopia, Finland, France, Germany, Hong Kong, Hungary, Iceland, Indonesia, Iraq, Ireland, Israel, Italy, Kazakhstan, Kenya, Kuwait, Luxembourg, Malaysia, Mexico, Mongolia, Morocco, Netherlands, Norway, Oman, Panama, Philippines, Poland, Qatar, Romania, Russia, Saudi Arabia, South Africa, South Korea, Spain, Sweden, Switzerland, Taiwan, Tanzania, Thailand, Turkey, United Arab Emirates, United Kingdom, Uzbekistan and Vietnam. These excluded employees represented less than 5% of our total employees (7,777 employees in total), consistent with the SEC’s de minimis exclusion guidance. The total employee population included for purposes of identifying our median employee was approximately 154,360.

We then determined each included employee’s federal taxable wages (or its equivalent for non-U.S. employees) for the twelve-month period noted above, as reflected in our payroll records and systems. We identified our median employee from our employee population based on this compensation measure.

Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

2025 Proxy Statement	83

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and the Company’s financial performance.
Required Tabular Disclosure of Compensation Actually Paid versus Performance
The following table discloses information about “compensation actually paid” (CAP) to our principal executive officers (PEOs) and (on average) to our other NEOs
(non-PEO
NEOs) during the specified years alongside total shareholder return (TSR) and net income metrics, as well as a Company-selected measure of free cash flow. The Company selected this measure as the most important in linking compensation actually paid to our NEOs for 2024 to Company performance, as free cash flow was the predominant metric used in our 2024 annual incentive plan.

	Summary Compensation Table (SCT) Total for PEO ($) (1)			Compensation Actually Paid (CAP) to PEO ($) (2)			Average Summary Compensation Table Total for Non-PEO NEOs ($) (3)	Average Compensation Actually Paid to Non-PEO NEOs ($) (4)	Value of Initial Fixed $100 Investment Based On:		Net Income ($mm) (6)	Free Cash Flow ($mm) (7)
	PEO	Prior PEO	Interim PEO	PEO	Prior PEO	Interim PEO			Company TSR ($) (5)	S&P 500 A&D Ind. Index TSR ($) (5)
2024	18,388,629	15,050,812	n/a	19,904,513	(23,875,735)	n/a	5,929,027	(5,191,735)	54.66	136.24	(11,817)	(14,310)
2023	n/a	32,770,519	n/a	n/a	44,395,006	n/a	10,767,252	13,450,637	80.49	119.09	(2,222)	4,433
2022	n/a	22,597,178	n/a	n/a	15,203,730	n/a	7,337,949	5,790,734	58.82	111.54	(4,935)	2,000
2021	n/a	21,167,410	n/a	n/a	17,795,369	n/a	6,148,165	4,853,054	62.17	95.03	(4,202)	(4,396)
2020	n/a	21,074,052	5,221,778	n/a	14,363,337	(3,265,552)	4,904,755	2,553,749	66.10	83.94	(11,873)	(19,713)

(1)
Reflects the total compensation of our current CEO, Robert K. Ortberg (who is our PEO and joined the Company in August 2024), David Calhoun (who served as CEO prior to Mr. Ortberg), and Gregory Smith (who served as interim CEO for a period of 12 days during 2020). Amounts shown are as calculated in the Summary Compensation Table (SCT) for each of the years shown (and for Mr. Smith, solely reflect compensation for his service as our CFO, since he received no additional compensation for his service as interim CEO in 2020).

(2)
The dollar amounts shown in these columns reflect “compensation actually paid” to Messrs. Ortberg, Calhoun and Smith, respectively, calculated in accordance with SEC rules. As required, the dollar amounts include (among other items) unpaid amounts of equity compensation that may be realizable in future periods, and as such, the dollar amounts shown do not fully represent the actual final amount of compensation earned or actually paid to either individual during the applicable years. The adjustments made to each of their total compensation amounts for 2024 to determine CAP are shown in the table below (which also includes the adjustments made to calculate average CAP for our non-PEO
NEOs, or Other NEOs, who are identified by name and year in footnote 3).

Reconciliation of SCT Total to CAP Total for 2024 (a)

	SCT Total ($)		Grant Date Fair Value of Awards Granted During 2024 ($) (b)		Fair Value of Equity Calculated Using SEC Methodology ($) (c)		Change in Actuarial Value of Pension Benefits During 2024 ($)		CAP Total ($)
PEO	18,388,629	–	15,999,846	+	17,515,730	–	0	=	19,904,513
Prior PEO	15,050,812	–	13,245,567	+	(25,680,980)	–	0	=	(23,875,735)
Other NEOs (Average)	5,929,027	–	4,363,032	+	(6,757,731)	–	0	=	(5,191,735)

(a)
As shown in this table, the 2024 CAP totals represent the SCT figure for 2024, but adjusted as required by SEC rules to (1) include the fair value of current and prior year equity awards that are outstanding, vested or forfeited during 2024, instead of the grant date value of awards granted during 2024, and (2) exclude any positive aggregate change in the actuarial present value of all defined benefit pension plan benefits for 2024. For the group of Other NEOs, averages of the foregoing amounts were used. We note the SEC rules also require CAP to include any actuarially determined service cost or prior service cost under pension plans for services rendered by the executive during 2024. However, our executives who participate in our defined benefit plans ceased accruing service credit under those plans when they were frozen at the end of 2015; thus, there is no longer service or prior service cost and no adjustment is required for this element.

(b)
Amounts disclosed in this column represent the total of the amounts reported in the Stock Awards and Option Awards columns of the SCT for 2024. For the group of Other NEOs, averages of the foregoing amounts were used.

(c)
The fair value of equity component of the CAP calculation was determined in accordance with SEC methodology for this disclosure. Unlike the SCT (on page 71), which requires us to show the grant date fair value of equity awards granted during 2024, the CAP table requires us to calculate equity fair value as follows:

•	for awards granted during 2024 (and which are still outstanding), the year-end value; plus

•	for awards granted during prior years that were still outstanding as of 2024 year-end, the change in value as of 2024 year-end compared against the prior year-end; plus

•	for awards granted in prior years that vested during 2024, the change in value as of the vesting date compared against the prior year-end; plus

•	for any awards granted in 2024 that vested during 2024, the value as of the vesting date; plus

•
for any awards that vested during 2024, the value of any dividend equivalents that accrued during the vesting period with respect to those awards and were paid out at the same time as the underlying awards, as of the vesting date;
minus

•	for awards granted in prior years that were forfeited during 2024, the value as of the prior year-end.

84	2025 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

The specific calculations for the CEO, prior CEO, interim CEO and Other NEOs (for this group, calculated as the average) for 2024 are shown in the table below.

CAP Fair Value of Equity Calculation for 2024

	YE Value of Current Year Awards Outstanding as of YE ($)		Change in Value as of YE for Prior Year Awards Outstanding as of YE ($)		Change in Value as of Vesting Date for Prior Year Awards That Vested During the Year ($)		Value as of Vesting Date for Current Year Awards That Vested During the Year ($)		Value as of Vesting Date for Dividend Equivalents That Vested During the Year ($)		Value as of Prior YE for Prior Year Awards Forfeited During the Year ($)		Value of Equity for CAP Purposes ($)
PEO	17,515,730	+	0	+	0	+	0	+	0	–	0	=	17,515,730
Prior PEO	5,290,378	+	(25,226,586)	+	(5,903,565)	+	158,793	+	0	–	0	=	(25,680,980)
Other NEOs (Average)	1,205,403	+	(5,438,825)	+	(1,364,703)	+	119,342	+	0	–	1,278,948	=	(6,757,731)

(3)
Reflects the average total compensation of our
non-PEO
NEOs, as calculated in the SCT for each of the years shown. Our non-PEO
NEOs included in the table above are the following individuals: for 2024, Brian West, Stephanie Pope, Brett Gerry, Christopher Raymond, Stanley Deal and Theodore Colbert III; for 2023, Brian West, Stephanie Pope, Stanley Deal and Theodore Colbert III; for 2022, Brian West, Stanley Deal, Theodore Colbert III, Brett Gerry and Leanne Caret; for 2021, Gregory Smith, David Dohnalek, Brian West, Leanne Caret, Theodore Colbert III and Stanley Deal; and for 2020, Michael D’Ambrose, Stanley Deal and Leanne Caret (but excluding Mr. Smith, whose 2020 compensation is included in the interim PEO columns).

(4)
The dollar amounts shown in these columns reflect average “compensation actually paid” to our other NEOs, calculated in accordance with SEC rules. As required, the dollar amounts include (among other items) unpaid amounts of equity compensation that may be realizable in future periods, and as such, the dollar amounts shown do not fully represent the actual average final amount of compensation earned or paid to these individuals during the applicable years. The adjustments made to their average total compensation for 2024 to determine CAP are shown in the Reconciliation of SCT Total to CAP Total table in footnote 2 above.

(5)
Pursuant to SEC rules, the TSR figures assume an initial investment of $100 on December 31, 2019. As permitted by SEC rules, the peer group referenced for purpose of the TSR comparison is the group of companies included in the S&P 500 Aerospace and Defense Industry Index. The separate peer group used by the Compensation Committee for purposes of determining total direct compensation for our executive officers is described in more detail starting on page 55.

(6)	Reflects after-tax net income attributable to stockholders prepared in accordance with GAAP for each of the years shown.

(7)
Free cash flow is the financial measure from the tabular list of 2024 Most Important Measures show below, which, in the Company’s assessment, represents for 2024 the most important performance measure used to link compensation actually paid to our prior and interim CEOs and other NEOs to the Company’s performance (Mr. Ortberg did not participate in our annual incentive plan for 2024). Free cash flow is defined in Appendix A on page
A-1
and is a
non-GAAP
financial measure.

Required Tabular Disclosure of Most Important Measures Linking Compensation Actually Paid During 2024 to Company Performance
As required, we disclose below the most important measures used by the Company to link compensation actually paid to our NEOs for 2024 to Company performance. For further information regarding these performance metrics and their function in our executive compensation program, please see “Compensation Discussion and Analysis” beginning on page 45.

2024 Most Important Measures (Unranked)
• Free cash flow	• Operational performance
• Operating earnings	• Revenue

2025 Proxy Statement	85

COMPENSATION OF EXECUTIVE OFFICERS

Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures
The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between Company total shareholder return and that of the S&P 500 Aerospace & Defense Industry Index. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.

86	2025 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

2025 Proxy Statement	87

RATIFY THE APPOINTMENT OF INDEPENDENT AUDITOR (ITEM 3)

PROPOSAL SUMMARY

Shareholders are being asked to ratify the selection of Deloitte & Touche LLP (Deloitte), an independent registered public accounting firm, to serve as our independent auditor for 2025.

The Board recommends that you vote FOR this proposal.

The Audit Committee is directly responsible for the appointment, compensation (including pre-approval of the audit fees), retention and oversight of the independent registered public accounting firm that audits Boeing’s financial statements and internal control over financial reporting. The Audit Committee engaged in a comprehensive review of Deloitte’s performance during the engagement for the 2024 audit in connection with its consideration of whether to reappoint Deloitte for the 2025 audit. In addition, the Audit Committee considered, among other things, Deloitte’s extensive knowledge of and expertise in Boeing’s complex, global operations, the qualifications of key members of the engagement team including the lead partner, Deloitte’s robust rotation policy with respect to its engagement team, the quality of Deloitte’s communications with the Audit Committee, management, and the internal auditors, Deloitte’s tenure as independent auditor, external data and the appropriateness of Deloitte’s fees. Based on the results of this review, the Audit Committee and the Board believe that the retention of Deloitte as independent auditor is in the best interests of Boeing and its shareholders. Accordingly, the Audit Committee has reappointed Deloitte to serve as our independent auditor for 2025.

The Audit Committee submits its selection of our independent auditor to shareholders for ratification. If the shareholders do not ratify the selection of Deloitte, the Audit Committee will review its future selection of an independent auditor in light of that result. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time.

For additional information concerning the Audit Committee and its activities with Deloitte, see “Independent Auditor Fees” and “Audit Committee Report” set forth below. Representatives of Deloitte are expected to be present at the annual meeting, where they will have an opportunity to make a statement and be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

Independent Auditor Fees

The following table sets forth the aggregate fees billed or expected to be billed to us by Deloitte(1) for the fiscal years 2024 and 2023:

	Fees (in millions)
Services Rendered	2024	2023
Audit Fees(2)	$37.2	$34.8
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Fees(3)	0.2	0.3

(1)

For purposes of “Independent Auditor Fees,” “Deloitte” means (i) Deloitte & Touche LLP, and the other subsidiaries of its parent company, Deloitte LLP, a U.S. member firm of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee (DTTL); and (ii) any of the other member firms of DTTL and their affiliates that, in the case of both (i) and (ii), provide professional services to Boeing.

(2)

For professional services rendered for the audits of our financial statements included in our Annual Report on Form 10-K for 2024 and 2023, and reviews of our financial statements included in our Quarterly Reports on Form 10-Q during 2024 and 2023. Includes fees for statutory audits of $7.0 million in 2024 and $6.6 million in 2023.

(3)

Fees in 2024 include advisory services for an external quality assessment on our conformance to the Institute of Internal Auditors standards. Fees in 2023 include advisory services for Environmental, Social, and Governance audit readiness and process assessments.

88	2025 Proxy Statement

RATIFY THE APPOINTMENT OF INDEPENDENT AUDITOR (ITEM 3)

All of the audit, audit-related, tax and other fees, if any, are pre-approved by the Audit Committee. The amounts shown in the above table do not include fees paid to Deloitte by our employee benefit plans in connection with audits of the plans. Such fees amounted to approximately $1.2 million in each of 2024 and 2023. Although certain employee benefit plan fees charged directly to the plans do not require pre-approval by the Audit Committee, they were pre-approved. The Audit Committee has concluded that Deloitte’s provision of non-audit services is compatible with maintaining Deloitte’s independence.

The Audit Committee has adopted a policy governing its pre-approval of audit and non-audit services to be provided by our independent auditor. Pursuant to this policy, the Audit Committee (or, in the case of services involving fees of less than $250,000, the Chair of the Audit Committee) must pre-approve all audit and non-audit services to be provided by the independent auditor. Permitted audit services may include, among other things, audit, review or attestation services required under the securities laws, opinions on our financial statements and internal control systems and processes and other services performed to fulfill the independent auditor’s responsibility under generally accepted auditing standards. Permitted non-audit services may include, among other things, comfort letters, consultations, tax services, database subscriptions and translation services. The Office of the Corporate Controller periodically provides written updates to the Audit Committee on fees for audit and non-audit services.

Audit Committee Report

The Audit Committee serves as the representative of the Board for general oversight of Boeing’s financial accounting and reporting, systems of internal control, audit process, and compliance standards. The Audit Committee is governed by a written charter adopted by the Board, which is available on our website. Management is responsible for the financial reporting process, establishing and maintaining adequate internal financial controls, and preparing the financial statements. The independent auditor is responsible for performing independent audits of those financial statements and internal control over financial reporting and for expressing an opinion on the conformity of Boeing’s audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of Boeing’s internal control over financial reporting.

In this context, the Audit Committee hereby reports as follows:

1.

The Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements for the year ended December 31, 2024, including discussions related to critical accounting policies, financial reporting principles and practices, the reasonableness of significant judgments and estimates, and the effectiveness of internal control over financial reporting.

2.	The Audit Committee has discussed with Deloitte the matters required to be discussed by the Public Company Accounting Oversight Board and other laws or regulations.

3.

The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte their independence.

4.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission.

Each member of the Audit Committee meets the independence and financial literacy requirements of the SEC and the NYSE. The Board has determined that Mses. Doughtie, Good and Soussan, and Mr. Johri qualify as audit committee financial experts under the SEC rules.

Audit Committee Lynne M. Doughtie, Chair Lynn J. Good Akhil Johri Sabrina Soussan

2025 Proxy Statement	89

STOCK OWNERSHIP INFORMATION

Directors, Director Nominees and Executive Officers

The following table sets forth, as of February 24, 2025, beneficial ownership of Boeing common stock of each director, director nominee and NEO, and all directors and executive officers as a group. The table also sets forth stock units held by such persons pursuant to our compensation and benefit plans. Each director, director nominee and NEO, and all directors and executive officers as a group, owned less than 1% of the outstanding Boeing common stock as of February 24, 2025.

Except as otherwise noted, each director, director nominee and NEO has sole voting and investment power with respect to shares beneficially owned.

Directors and Nominees	Shares Beneficially Owned	Stock Units(1)	Total
Robert A. Bradway	0	13,682	13,682
Mortimer J. Buckley	0	480	480
Lynne M. Doughtie	0	4,395	4,395
David L. Gitlin	5	5,221	5,226
Lynn J. Good	483	14,778	15,261
Stayce D. Harris	0	6,608	6,608
Akhil Johri	150	9,124	9,274
David L. Joyce	34	7,223	7,257
Steven M. Mollenkopf	3,767	10,082	13,849
John M. Richardson	0	5,663	5,663
Sabrina Soussan	0	2,227	2,227
Named Executive Officers	Shares Beneficially Owned(5)	Stock Units(7)	Total
David L. Calhoun(2)	261,523	196,060	457,583
Theodore Colbert III(3)	81,540	9,622	91,162
Stanley A. Deal(4)	134,042	11,523	145,565
Brett C. Gerry	69,163 (6)	29,789	98,952
Robert K. Ortberg*	0	90,672	90,672
Stephanie F. Pope	34,153	58,743	92,896
D. Christopher Raymond	28,537	32,342	60,879
Brian J. West	94,605	42,329	136,934
All directors and executive officers as a group (22 people)	254,332	455,970 (8)	710,302
*	Also serves as a director.

(1)	Consists of deferred stock units credited to the account of the nonemployee director under our Deferred Compensation Plan for Directors. See “Compensation of Directors” beginning on page 39.

(2)	Mr. Calhoun ceased to serve as a director and our President and CEO effective August 8, 2024.

(3)	Mr. Colbert ceased to serve as President and CEO, Defense, Space & Security effective September 20, 2024.

(4)	Mr. Deal ceased to serve as President and CEO, Boeing Commercial Airplanes, effective March 25, 2024.

90	2025 Proxy Statement

STOCK OWNERSHIP INFORMATION

(5)

Includes interests invested in our 401(k) plan’s unitized Boeing stock fund (converted into an equivalent number of Boeing shares of common stock based on the value as of February 24, 2025), as well as shares issuable upon the exercise of stock options that are vested as of, or will vest within 60 days of, February 24, 2025 as set forth in the table below.

Number of Shares
David L. Calhoun	209,555
Theodore Colbert III	47,410
Stanley A. Deal	61,460
Brett C. Gerry	45,528
Robert K. Ortberg	0
Stephanie F. Pope	19,684
D. Christopher Raymond	0
Brian J. West	77,870
All directors and executive officers as a group (22 people)	150,882

(6)	Includes 10,000 shares held in a family trust.

(7)

Consists of RSUs, Career Shares and deferred stock units held in the Executive SSP that are notionally invested in our 401(k) plan’s unitized Boeing stock fund (converted into an equivalent number of Boeing shares of common stock based on the value as of February 24, 2025), if any, held by the NEO.

(8)

Consists of RSUs, Career Shares and deferred stock units held in the Executive SSP that are notionally invested in our 401(k) plan’s unitized Boeing stock fund (converted into an equivalent number of Boeing shares of common stock based on the value as of February 24, 2025) held by all directors and executive officers as a group.

Principal Shareholders

The following table sets forth information as to any person known to us to be the beneficial owner of more than 5% of Boeing common stock as of the dates indicated in the footnotes below. Information is based on a review of the most recently available filings made with the SEC on Schedule 13G. As of December 31, 2024, there were 749,216,202 shares of Boeing common stock outstanding.

Name and Address	Shares Beneficially Owned	Percent of Common Stock Outstanding
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	52,979,795(1)	7.1%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	48,501,735(2)	6.5%
Capital Research Global Investors 333 South Hope Street, 55th Fl Los Angeles, CA 90071	39,555,292(3)	5.3%

(1)

BlackRock, Inc. reported in an SEC filing that, as of December 31, 2024, it had sole voting power with respect to 49,889,722 shares of Boeing common stock and sole dispositive power with respect to 52,979,795 shares of Boeing common stock.

(2)

The Vanguard Group reported in an SEC filing that, as of December 29, 2023, it had sole dispositive power with respect to 46,231,762 shares of Boeing common stock, shared voting power with respect to 653,920 shares of Boeing common stock and shared dispositive power with respect to 2,269,973 shares of Boeing common stock.

(3)

Capital Research Global Investors, a division of Capital Research and Management Company, reported in an SEC filing that, as of December 31, 2024, it had sole voting power with respect to 39,547,321 shares of Boeing common stock and sole dispositive power with respect to 39,555,292 shares of Boeing common stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, certain of our officers and beneficial owners of more than 10% of Boeing common stock to file with the SEC reports of their initial ownership and changes to such ownership. Based solely on a review of copies of reports filed by the reporting persons furnished to us, and written representations from our directors and officers, we believe that the reporting persons complied with all Section 16(a) filing requirements on a timely basis during 2024, except that, due to an administrative error, one report covering one transaction regarding shares withheld for payment of taxes on vesting of RSUs for Stephanie Pope was filed late.

2025 Proxy Statement	91

SHAREHOLDER PROPOSALS (ITEMS 4 – 5)

The following shareholder proposals will be voted on at the annual meeting if properly presented. Following SEC rules, other than minor formatting changes, we are reprinting each proposal and supporting statement as submitted to us and we take no responsibility for the content.

Shareholder Proposal — Report on DEI and Related Risks (Item 4)

This shareholder proposal requests a report setting forth the Company’s DEI aspirations, resources and personnel dedicated to these efforts, and analyzing the related risks to shareholders.	The Board recommends that you vote “AGAINST” this proposal

This proposal was submitted by the National Legal and Policy Center, 107 Park Washington Court, Falls Church, VA 22046, the beneficial owner of 38 shares of Boeing common stock.

Beginning of Shareholder Proposal – Text Reprinted from the Shareholder Submission:

Review of DEI Aspirations

Whereas: Since the June 2023 U.S. Supreme Court decision in Students for Fair Admissions v. Harvard College,1 hundreds of higher education institutions have shuttered their diversity, equity and inclusion (DEI) programs and positions.2

Consequently, “there has been a sharp uptick in litigation challenging corporate DEI programs and initiatives, alleging that they require unlawful employment and contracting decisions to be made on the basis of race, in violation of Title VII of the Civil Rights Act of 1964…”3

Corporate compliance lawyers now advise clients that “DEI initiatives and programs that are not open to all applicants or those that apply an explicit race- or gender-based focus will likely face continued and heightened scrutiny.”4

Further, “companies, and their management teams and boards, should be prepared for increased employment-related litigation including litigation that seeks to hold executive officers and directors personally liable for purported breaches of their fiduciary duties in connection with the corporation’s DEI policies.”5

Many corporations dramatically reduced or eliminated their DEI programs,6 and companies face retribution for their discrimination. For example, Starbucks was the subject of a $28.3 million judgment after a former worker claimed she was fired for being white.7

Supporting Statement: The Boeing Company’s (“Boeing” or “Company”) 2024 Sustainability and Social Impact Report “celebrates” the Company’s “progress” towards increasing the black representation rate in its U.S. workforce 20% by 2025, and to “close representation gaps for historically underrepresented groups” in its employee ranks by 2025.

Given Boeing’s recent high-profile aircraft malfunctions and failures – the Company’s quarterly net income dropped 24.75% in Q1 2024 and has not recovered,8 while its stock price has dropped from a 52-week high of $267.54 to $143.87 (as of market close on November 18, 2024)9 – should diversity in its workforce be a priority? Or should the Company instead be focused on the safety and quality of its aircraft?

Boeing claims it disbanded its DEI department and emphasized its commitment to “merit-based performance” and “equality of opportunity, not of outcomes.”10 This appears to be a PR ploy. All employees within its DEI department were merely transferred to a different department. 11 12 13

These discriminatory quotas leave Boeing ripe for regulatory, reputational and litigation risk.14 FTI Consulting advises there is a “heightened focus” on “litigation risk,” which “has transitioned from being merely an operational concern to becoming a strategic priority for the highest levels of corporate governance.”15

Resolved: Shareholders request the Company issue a report reviewing the Company’s DEI aspirations, detailing to shareholders the extent of its resources and personnel – across its divisions – devoted to these aspirations, and analyzing the risks that the Company’s DEI policies pose to shareholders, including legal liability and a reduced focus on merit.

[1]	h.t.t.p.s://www.supremecourt.gov/opinions/22pdf/20-1199_hgdj.pdf
[2]	h.t.t.p.s://www.chronicle.com/article/tracking-higher-eds-dismantling-of-dei
[3]	h.t.t.p.s://www.wilmerhale.com/insights/client-alerts/20240627-corporate-dei-landscape-one-year-after-sffa
[4]	h.t.t.p.s://www.skadden.com/insights/publications/2023/12/2024-insights/esg/the-supreme-courts-affirmative-action-opinion
[5]	h.t.t.p.s://corpgov.law.harvard.edu/2024/02/14/how-boards-should-be-thinking-about-the-supreme-courts-sffa-affirmative-action-decision/
[6]	h.t.t.p.s://nypost.com/2024/09/03/us-news/how-robby-starbuck-is-prompting-brands-like-ford-to-ditch-dei/
[7]	h.t.t.p.s://www.cnn.com/2023/08/17/business/starbucks-payment-racial-discrimination-white/index.html

92	2025 Proxy Statement

SHAREHOLDER PROPOSALS (ITEMS 4 – 5)

[8]	h.t.t.p.s://www.wsj.com/market-data/quotes/BA/financials/annual/income-statement
[9]	h.t.t.p.s://www.cnbc.com/quotes/BA
[10]	h.t.t.p.s://www.zerohedge.com/political/boeing-bails-diversity-division-revrts-merit-based-system
[11]	h.t.t.p.s://nypost.com/2024/11/01/business/boeing-dismantles-dei-department-joining-companies-in-scrapping-controversial-policy/
[12]	h.t.t.p.s://www.linkedin.com/in/zan-truluck/
[13]	h.t.t.p.s://www.linkedin.com/in/vivianesouza/
[14]	h.t.t.p.s://www.fticonsulting.com/insights/articles/de-risking-litigation-exposure-conflict-management-integral-business-administration
[15]	h.t.t.p.s://www.fticonsulting.com/insights/articles/de-risking-litigation-exposure-conflict-management-integral-business-administration

End of Shareholder Proposal – Board Vote Recommendation Follows

Board of Directors’ Statement Against the Shareholder Proposal

The Board has carefully considered this proposal and believes that it is not in the best interests of our shareholders. For the following reasons, the Board unanimously recommends that you vote AGAINST this proposal.

People are Boeing’s most vital asset. Boeing has developed strong, clear and effective policies and practices designed to attract and retain the best talent of whatever background, create a culture of inclusion, adhere to legal requirements, and return value to our shareholders.

Boeing remains committed to recruiting and retaining top talent and creating an inclusive work environment where every teammate around the world is respected, valued, and empowered to succeed while executing the Company’s mission. Boeing strictly prohibits discriminatory hiring practices and maintains a merit-based performance system with procedures aimed at encouraging an equality of opportunity, not of outcomes. Our nondiscrimination policy applies to applicants as well as employees and covers all terms and conditions of employment, including recruiting, hiring, transfers, promotions, terminations, compensation and benefits. In accordance with applicable laws, we select, develop, promote, and retain the best-qualified people based on their experience and demonstrated performance without regard to race, color, religion, national origin, gender, sexual orientation, gender identity, age, physical or mental disability, genetic factors, military and veteran status, or other characteristics covered by law. Our policy prohibits discrimination or harassment based on any of the above factors, as well as retaliation against a person who has made a complaint or given information regarding possible violations of this policy. Our policies on nondiscrimination, inclusion, and merit-based hiring reduce risks to shareholders and help drive shareholder value.

As part of our effort to ensure that we attract and retain the strongest possible workforce by building a culture of nondiscrimination, inclusion, and meritocracy, we have recently established a Global Talent, Development & Employee Experience organization within Human Resources. This organizational structure is designed to build a pipeline of excellence and strengthen the employee experience across our company, allowing the Company to retain key talent as they build their skills and experience. In 2024, as we were re-evaluating our workforce talent and development policies and practices, we engaged an independent third-party firm to assess and provide recommendations on our proposed organizational structural changes, helping to ensure that the revised organization and practices align with our core company values of nondiscrimination, inclusion, and meritocracy.

Additionally, we continue to focus on creating a culture where all employees feel empowered to speak up. Teammates across the Company invite different perspectives, share ideas and concerns, and act on what they hear. We also have engaged independent third-party experts to focus on building out a framework for culture change at Boeing, and to design and launch a new workforce survey to assess engagement and alignment with our cultural values. The frameworks developed will help us define and promote core values and behaviors, and provide recommendations on embedding cultural expectations and measures of progress into our processes and systems for all our employees across all levels, sites and skill codes. We plan to use the feedback gathered from our workforce survey – the results of which will be shared with the Board – to create actionable insights for management to refine initiatives, drive improvements and enhance the employee experience.

When assessing Boeing’s policies and practices in this area, it bears noting that, as a U.S. federal contractor, we had historically been legally required to develop affirmative action programs to address representation gaps, although we have always rejected quotas and looked to hire and promote based on merit. But the law in this area has recently changed, and we are evaluating our policies and practices to ensure that we continue to comply with new legal and contractual requirements.

Our human capital talent policies and procedures were developed to support the Company’s plans for long-term success and designed to ensure that we hire, promote and retain the best talent, to help us remain competitive, create innovative products for our customers and return value to our shareholders. As it relates to our U.S.-focused efforts, we act in a manner that is consistent with our status as an Equal Employment Opportunity Employer and applicable laws.

2025 Proxy Statement	93

SHAREHOLDER PROPOSALS (ITEMS 4 – 5)

The Board actively oversees human capital management, including our culture of nondiscrimination, inclusion, and meritocracy, and we embrace transparency through comprehensive reporting on our human capital management initiatives in our annual Sustainability & Social Impact Report, among other public disclosures.

The Compensation Committee of the Board is responsible for monitoring and reviewing human capital management, including inclusion and belonging. The Executive Vice President and Chief Human Resources Officer briefs the Compensation Committee and the full Board on the Company’s hiring and promotions practices, including actions related to inclusion and belonging, and our Law and Human Resources organizations are collectively responsible for ensuring that our policies and actions are consistent and compliant with all applicable laws and regulations. To maintain transparency and accountability, we have made robust public disclosures, including our workplace demographic data in our consolidated EEO-1 report and our human capital management initiatives in our Sustainability & Social Impact Report.

Producing the report sought by the proposal would be onerous, unnecessary, and inefficient.

We believe our existing and substantial disclosures and reports provide our shareholders with the information they need to evaluate our human capital management initiatives and their effectiveness, as we strive to hire and promote the most qualified talent from all backgrounds. Therefore, approval of this proposal would not result in an efficient use of resources.

Based on our commitment to hire, promote and retain the best talent, adherence to the law, robust Board oversight, and our comprehensive disclosures, including in our Sustainability & Social Impact Report, the Board believes that this proposal would not add value to shareholders, yet would result in the diversion of management time and resources, and is unnecessary and redundant.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM 4.

Shareholder Proposal — Civil Rights Audit (Item 5)

This shareholder proposal requests an audit consistent with the Civil Rights Audit Standards to analyze bias and discrimination risks of Boeing policies and practices on human capital management and business objectives.

The Board recommends that you vote “AGAINST” this proposal

This proposal was submitted by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, the beneficial owner of 50 shares of Boeing common stock.

Beginning of Shareholder Proposal – Text and Graphic Reprinted from the Shareholder Submission:

Proposal 5 – Civil Rights Audit

RESOLVED that shareholders of The Boeing Company (“Boeing”) urge the Board of Directors to commission and oversee a civil rights audit, conducted consistent with the Civil Rights Audit Standards discussed below,i analyzing the bias and discrimination risks of Boeing’s policies and practices on talent recruitment, advancement, and retention, customer and revenue growth, and other business objectives.

WHEREAS Boeing states a strong commitment to diversity, equity, and inclusion (“DEI”). Boeing requires employees to sign a Code of Conduct, which includes a commitment to “build an inclusive culture in which diverse experiences and voices are heard, respected and incorporated.” In its 2024 Sustainability & Social Impact Report, Boeing noted that it “take[s] this pledge seriously because it’s the right thing to do, and it makes us better as a company.” Indeed, according to the report, Boeing has made progress, citing the growth in representation of women and racial and ethnic minorities at all levels of the company.

On November 1, 2024, however, Boeing suddenly announced that it would dismantle its DEI department, a step suggesting that the company is ending or curtailing its DEI commitments and activities. Boeing restated its commitment to a diverse and inclusive workforce, but did not explain how it would meet this commitment while it eliminates the capacity to do so. Further, Boeing stated a commitment to a “merit-based” workplace, yet did not explain how it would ensure adherence to equal opportunity legal requirements and the elimination of bias in talent recruitment, hiring, and advancement decisions as it strives to be a merit-based, inclusive workplace.

94	2025 Proxy Statement

SHAREHOLDER PROPOSALS (ITEMS 4 – 5)

Shareholders need to understand the full impact of Boeing’s actions, including the legal and business risks and the company’s ability to build a diverse, inclusive talented workforce. A civil rights audit is a tool to help companies and key stakeholders, including shareholders, identify and understand the bias and discrimination risks of a company’s policies, practices, products, and services. A civil rights audit also provides recommendations for addressing any adverse impacts of a company’s actions.

The Civil Rights Audit Standards, published by PolicyLink, were developed by an independent committee, including business executives, union and worker group representatives, investors, and civil rights experts. These Standards provide a roadmap for how a company should conduct a civil rights audit. The Standards require that the auditor be independent and have a commitment to civil rights and racial justice; that the auditor meaningfully engage key stakeholders such as employees, customers, and civil rights groups; and that the company publicly share the final audit report on its website in an easily accessible location.

We urge Boeing to conduct a civil rights audit consistent with the Civil Rights Audit Standards. A civil rights audit will provide Boeing management and its shareholders the information and analysis they need to evaluate the company’s recent actions and their impact on legal and business risks, as well as the company’s progress in meeting its DEI and other business objectives.

[i]	h.t.t.p.s://www.policylink.org/civil-rights-audit-standards

End of Shareholder Proposal – Board Vote Recommendation Follows

Board of Directors’ Statement Against the Shareholder Proposal

The Board has carefully considered this proposal and believes that it is not in the best interests of our shareholders. For the following reasons, the Board unanimously recommends that you vote AGAINST this proposal.

People are Boeing’s most vital asset. Boeing has developed strong, clear and effective policies and practices designed to attract and retain the best talent of whatever background, create a culture of inclusion, adhere to legal requirements, and return value to our shareholders.

Boeing remains committed to recruiting and retaining top talent and creating an inclusive work environment where every teammate around the world is respected, valued, and empowered to succeed while executing the Company’s mission. Boeing strictly prohibits discriminatory hiring practices and maintains a merit-based performance system with procedures aimed at encouraging an equality of opportunity, not of outcomes. Our nondiscrimination policy applies to applicants as well as employees and covers all terms and conditions of employment, including recruiting, hiring, transfers, promotions, terminations, compensation and benefits. In accordance with applicable laws, we select, develop, promote, and retain the best-qualified people based on their experience and demonstrated performance without regard to race, color, religion, national origin, gender, sexual orientation, gender identity, age, physical or mental disability, genetic factors, military and veteran status, or other characteristics covered by law. Our policy prohibits discrimination or harassment based on any of the above factors, as well as retaliation against a person who has made a complaint or given information regarding possible violations of this policy. Our policies on nondiscrimination, inclusion, and merit-based hiring reduce risks to shareholders and help drive shareholder value.

As part of our effort to ensure that we attract and retain the strongest possible workforce by building a culture of nondiscrimination, inclusion, and meritocracy, we have recently established a Global Talent, Development & Employee Experience organization within Human Resources. This organizational structure is designed to build a pipeline of excellence and strengthen the employee experience across our company, allowing the Company to retain key talent as they build their skills and experience. In 2024, as we were re-evaluating our workforce talent and development policies and practices, we engaged an independent third-party firm to assess and provide recommendations on our proposed organizational structural changes, helping to ensure that the revised organization and practices align with our core company values of nondiscrimination, inclusion, and meritocracy.

Additionally, we continue to focus on creating a culture where all employees feel empowered to speak up. Teammates across the Company invite different perspectives, share ideas and concerns, and act on what they hear. We also have engaged independent third-party experts to focus on building out a framework for culture change at Boeing, and to design and launch a new workforce survey to assess engagement and alignment with our cultural values. The frameworks developed will help us define and promote core values and behaviors, and provide recommendations on embedding cultural expectations and measures of progress into our processes and systems for all our employees across all levels, sites and skill codes. We plan to use the feedback gathered from our workforce survey – the results of which will be shared with the Board – to create actionable insights for management to refine initiatives, drive improvements and enhance the employee experience.

2025 Proxy Statement	95

SHAREHOLDER PROPOSALS (ITEMS 4 – 5)

When assessing Boeing’s policies and practices in this area, it bears noting that, as a U.S. federal contractor, we had historically been legally required to develop affirmative action programs to address representation gaps, although we have always rejected quotas and looked to hire and promote based on merit. But the law in this area has recently changed, and we are evaluating our policies and practices to ensure that we continue to comply with new legal and contractual requirements.

Our human capital talent policies and procedures were developed to support the Company’s plans for long-term success and designed to ensure that we hire, promote and retain the best talent, to help us remain competitive, create innovative products for our customers and return value to our shareholders. As it relates to our U.S.-focused efforts, we act in a manner that is consistent with our status as an Equal Employment Opportunity Employer and applicable laws.

The Board actively oversees human capital management, including our culture of nondiscrimination, inclusion, and meritocracy, and we embrace transparency through comprehensive reporting on our human capital management initiatives in our annual Sustainability & Social Impact Report, among other public disclosures.

The Compensation Committee of the Board is responsible for monitoring and reviewing human capital management, including inclusion and belonging. The Executive Vice President and Chief Human Resources Officer briefs the Compensation Committee and the full Board on the Company’s hiring and promotions practices, including actions related to inclusion and belonging, and our Law and Human Resources organizations are collectively responsible for ensuring that our policies and actions are consistent and compliant with all applicable laws and regulations. To maintain transparency and accountability, we have made robust public disclosures, including our workplace demographic data in our consolidated EEO-1 report and our human capital management initiatives in our Sustainability & Social Impact Report.

Producing the report sought by the proposal would be onerous, unnecessary, and inefficient.

We believe our existing and substantial disclosures and reports provide our shareholders with the information they need to evaluate our human capital management initiatives and their effectiveness, as we strive to hire and promote the most qualified talent from all backgrounds. As we describe above, we have already engaged third parties to help us strengthen our culture based on the principles of nondiscrimination, inclusion, and meritocracy. This further engagement would be uniquely burdensome. As detailed on the website the proponent refers to, a Civil Rights audit like the one called for is an onerous and time-consuming practice that will distract the attention of management. It is a comprehensive examination of the Company’s policies, practices, products, services, workforce and community impact in which the auditor has unlimited access to interview all relevant employees from all levels of the Company and to gather all information the auditor determines is needed, including from outsider stakeholders. We do not believe that commissioning a sweeping, open-ended third-party audit would result in an efficient use of resources or provide meaningful benefit to shareholders.

Based on our commitment to hire, promote and retain the best talent, adherence to the law, robust Board oversight, and our comprehensive disclosures, including in our Sustainability & Social Impact Report, the Board believes that this proposal would not add value to shareholders, yet would result in the diversion of management time and resources, and is unnecessary and redundant.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM 5.

96	2025 Proxy Statement

ANNUAL MEETING INFORMATION

Attending the Virtual Annual Meeting

Time and Location

Boeing’s 2025 Annual Meeting of Shareholders will be held by webcast on Thursday, April 24, 2025, beginning at 9:00 a.m. Eastern Time, at www.virtualshareholdermeeting.com/BA2025.

Eligible Attendees

Attendance is limited to registered and beneficial Boeing shareholders as of the record date. Please note that attendance at the annual meeting is subject to capacity limits set by the virtual meeting platform provider and access will be given on a first come, first served basis.

Meeting Access and Technical Difficulties

To attend the annual meeting, visit www.virtualshareholdermeeting.com/BA2025 and enter your unique 16-digit voting control number found on your proxy card, email, notice of internet availability of proxy materials or voting instruction form. Online access to the audio webcast will open at 8:45 a.m. Eastern Time to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual annual meeting website. Technicians will be available to assist you.

Asking Questions

We have designed the format of the virtual annual meeting so that shareholders have the same rights and opportunities to vote and participate as they would have at a physical meeting. If you are a registered or beneficial Boeing shareholder as of the record date, you may submit questions in writing prior to the meeting at www.proxyvote.com using your unique 16-digit control number found on your proxy card, email, notice of internet availability of proxy materials or voting instruction form or during the meeting at www.virtualshareholdermeeting.com/BA2025 using the same unique 16-digit voting control number. We will answer as many questions submitted by shareholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

Frequently Asked Questions

Why is it so important that I promptly vote my shares?

We value your input. Regardless of the number of shares you hold, we encourage you to vote your shares as soon as possible to ensure that your vote is recorded promptly and so that we can avoid additional solicitation costs.

How does the Board recommend that I vote?

FOR the election of each of the 11 director nominees named in this proxy statement (Item 1)
FOR the approval, on an advisory basis, of named executive officer compensation (Item 2)
FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditor for 2025 (Item 3)
AGAINST the shareholder proposal seeking a report on DEI and related risks (Item 4)
AGAINST the shareholder proposal seeking a civil rights audit (Item 5)

How may I vote my shares?

Beneficial Shareholders

If you own shares through a broker, bank or other holder of record, you must instruct the holder of record how to vote your shares. To provide voting instructions to the holder of record of your shares, please refer to the materials forwarded by your broker, bank or other holder of record. Many brokers provide the option of voting by internet at

2025 Proxy Statement	97

ANNUAL MEETING INFORMATION

www.proxyvote.com or by calling 1-800-454-8683. You will need your unique 16-digit voting control number, which can be found on the notice of internet availability of proxy materials, email or voting instruction form provided by your broker, bank or other holder of record. Proxies submitted by internet or telephone must be received by 11:59 p.m. Eastern Time, on Wednesday, April 23, 2025. You may also vote your shares during the annual meeting. To do so, visit www.virtualshareholdermeeting.com/BA2025 on the date of the meeting and log in using your unique 16-digit voting control number available.

Registered Shareholders

If you own shares that are registered in your name, you may vote by proxy before the annual meeting by internet at www.proxyvote.com, by calling 1-800-690-6903, or by signing and returning your proxy card. To vote by internet or telephone, you will need your unique 16-digit voting control number, which can be found on your proxy card, email or notice of internet availability of proxy materials. Proxies submitted by internet or telephone must be received by 11:59 p.m. Eastern Time, on Wednesday, April 23, 2025. If you return a signed proxy card but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board. You may also vote your shares during the annual meeting. To do so, visit www.virtualshareholdermeeting.com/BA2025 on the date of the meeting and log in using your unique 16-digit voting control number available.

The Boeing Company 401(k) Plan Participants

If you have an interest in Boeing common stock through participation in Boeing’s 401(k) plan, you do not have actual ownership of the shares held in the 401(k) plan (the Plan Shares). The Plan Shares are registered in the name of the trustee. As a plan participant, you have been allocated interests in the Plan Shares and may instruct the trustee how to vote those interests by submitting a proxy at www.proxyvote.com, by calling 1-800-690-6903 or by signing and returning your proxy card. To vote by internet or telephone, you will need your unique 16-digit voting control number, which can be found on your proxy card or email. However, you may not vote Plan Shares in person at the annual meeting. The number of shares of Boeing common stock shown on your proxy card includes all shares registered in your name and all Plan Shares in which you have an interest. To allow sufficient time for the trustee to tabulate the vote of the Plan Shares, your proxy instructions must be received no later than 11:59 p.m. Eastern Time, on Wednesday, April 16, 2025. If you do not submit voting instructions before the deadline, the trustee will vote your Plan Shares in the same manner and proportion as the Plan Shares with respect to which voting instructions have been received before the deadline, unless contrary to applicable law. If you return a signed proxy card that covers Plan Shares but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board.

May I revoke my proxy or change my vote?

Beneficial Shareholders

Beneficial shareholders should contact their broker, bank or other holder of record for instructions on how to revoke their proxies or change their vote.

Registered Shareholders

Registered shareholders may revoke their proxies or change their voting instructions at any time before 11:59 p.m. Eastern Time, on Wednesday, April 23, 2025, by submitting a proxy via internet, telephone or mail that is dated later than the original proxy or by delivering written notice of revocation to the Corporate Secretary. Registered shareholders may also revoke their proxies or change their vote by voting during the virtual annual meeting at www.virtualshareholdermeeting.com/BA2025.

The Boeing Company 401(k) Plan Participants

Participants in Boeing’s 401(k) plan may revoke their proxies or change their voting instructions at any time before 11:59 p.m., Eastern Time, on Wednesday, April 16, 2025, by submitting a proxy via internet, telephone, or mail that is dated later than the original proxy. Plan participants cannot revoke their proxies or change their voting instructions during the annual meeting because the trustee will not be present.

What vote is required to approve each proposal?

Each share of Boeing common stock entitles the holder to one vote on each proposal presented for shareholder action.

98	2025 Proxy Statement

ANNUAL MEETING INFORMATION

Election of Directors (Item 1)

To be elected in an uncontested election, such as this one, a director nominee must receive more “FOR” votes than “AGAINST” votes. Because we did not receive proper advance notice in accordance with our By-Laws of any shareholder nominees for director, this election of directors is an uncontested election. Abstentions and “broker non-votes” will have no effect on the election of directors.

All Other Proposals (Items 2 through 5)

Shareholders may vote “FOR” or “AGAINST” each of the other proposals or may abstain from voting. Delaware law and our Bylaws require the affirmative vote of the majority of shares of common stock present in person or by proxy and entitled to vote on the subject matter for the approval of Items 2 through 5. A shareholder who signs and submits a proxy is “present,” so an abstention will have the same effect as a vote “AGAINST” Items 2 through 5. “Broker non-votes,” if any, will have no effect on these items.

What are “broker non-votes”?

If a broker or other financial institution holds your shares in its name and you do not provide voting instructions to it, NYSE rules allow that firm to vote your shares only on routine matters. Item 3, the ratification of the appointment of our independent auditor for 2025, is the only matter for consideration at the meeting that NYSE rules deem to be routine. For all matters other than Item 3, you must submit voting instructions to the firm that holds your shares if you want your vote to count. When a firm votes a client’s shares on some but not all of the proposals, the missing votes are referred to as “broker non-votes.”

Who is entitled to vote at the 2025 Annual Meeting?

Holders of Boeing common stock at the close of business on February 24, 2025 are entitled to receive a formal Notice of the Annual Meeting and to vote their shares at the annual meeting. As of that date, there were approximately 752,407,485 shares of common stock outstanding, of which approximately 752,405,323 were eligible to vote. (Shares issued in exchange for shares of Rockwell International Corporation or McDonnell Douglas Corporation that have not been exchanged are not eligible to vote.)

A list of our registered shareholders as of the close of business on the record date will be available during the annual meeting and for ten days prior to the annual meeting between the hours of 9:00 a.m. and 4:00 p.m. Eastern Time, at the Office of the Corporate Secretary, The Boeing Company, 929 Long Bridge Drive, MC 7949-5929, Arlington, Virginia 22202-4208. A shareholder may examine the list for any legally valid purpose related to the annual meeting. To access such a list, shareholders should email cso@boeing.com.

How many votes must be present in order to hold the annual meeting?

A quorum must be present in order for business to be conducted at the annual meeting. A quorum consists of the holders of one-third of the outstanding shares of stock entitled to vote at the meeting. Shares of Boeing common stock present in person or by duly authorized proxy (including any abstentions and “broker non-votes”) will be counted for the purpose of establishing a quorum at the meeting.

What if I return my proxy but do not vote for all of the proposals?

Shares represented by a properly executed proxy will be voted at the annual meeting in accordance with the shareholder’s instructions. If you are a registered shareholder or have an interest in Boeing common stock through the Boeing 401(k) plan and return a signed proxy card that omits voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board. If a broker or other financial institution holds your shares in its name, NYSE rules prohibit your broker from voting your shares on all items other than Item 3 absent your instruction, so you must provide instructions on these items for your vote to count.

How may I expedite delivery of future proxy materials by receiving them electronically?

Registered Shareholders

Instead of receiving copies of our proxy materials in the mail, registered shareholders can elect to receive these communications electronically. Your election to receive future proxy materials electronically would result in expedited

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ANNUAL MEETING INFORMATION

delivery of your materials, conserve natural resources and reduce Boeing’s printing and mailing costs. For additional information or to elect this option, please access www.computershare.com/investor.

Beneficial Shareholders

Many brokers and banks offer electronic delivery of proxy materials to their clients. For additional information, please contact your broker, bank or other holder of record.

Are there any other items of business that will be addressed at the annual meeting?

The Board is not aware of any business that may properly be brought before the annual meeting other than those matters described in this proxy statement. If any matters other than those shown on the proxy card are properly brought before the annual meeting, the proxy card gives discretionary authority to the persons named on the proxy card to vote the shares in their best judgment.

Who pays for this proxy solicitation?

We bear the costs of soliciting proxies. We have hired Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, to aid in the solicitation of proxies for a fee of $25,000, plus reasonable out-of-pocket expenses. Proxies may be solicited by personal interview, mail, telephone, email, and other online methods. Morrow Sodali has contacted brokerage houses, other custodians, and nominees to ask whether other persons are the beneficial owners of the shares they hold in street name and, if that is the case, will supply additional copies of the proxy materials for distribution to such beneficial owners. We will reimburse these parties for their reasonable expenses in sending proxy materials to the beneficial owners of the shares.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will file with the SEC a Current Report on Form 8-K containing the final voting results within four business days of the annual meeting.

What if a director nominee does not receive the required vote?

Boeing is a Delaware corporation and, under Delaware law, if an incumbent director is not elected, that director remains in office until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. To address this potential outcome, all director nominees have executed irrevocable resignations that would be effective upon (1) such nominee’s failure to receive the required vote at the annual meeting and (2) the Board’s acceptance of such resignation. As set forth in our director resignation policy, which is described in our Corporate Governance Principles, the Board will act upon, and publicly disclose its decision with respect to, any tendered resignation within 90 days from the date of the certification of the election results.

How may I recommend individuals to serve as directors?

Shareholders may recommend qualified candidates for consideration by the GPP Committee by writing at any time to the Office of the Corporate Secretary, The Boeing Company, 929 Long Bridge Drive, MC 7949-5929, Arlington, Virginia 22202-4208. The correspondence must state the name, age and qualifications of the person proposed for consideration. The GPP Committee evaluates the qualifications of candidates properly submitted by shareholders on the same basis as those of other director candidates.

How may I obtain a copy of Boeing’s Annual Report on Form 10-K and other financial information?

Boeing’s 2024 annual report, which includes a copy of the Annual Report on Form 10-K, was delivered to shareholders with this proxy statement. Our Notice of Annual Meeting, this proxy statement and the 2024 annual report are also available at www.proxyvote.com. In addition, our Annual Report on Form 10-K, including financial statements, is available at http://investors.boeing.com/investors/reports and on the SEC’s website at www.sec.gov. Shareholders also may request an additional copy of the Annual Report on Form 10-K, which we will furnish without charge, by calling (425) 965-4550 or writing Mail Services, The Boeing Company, P.O. Box 3707, Mail Code 3T-00, Seattle, Washington 98124-2207.

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ANNUAL MEETING INFORMATION

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the SEC, we may provide you with access to proxy materials over the internet rather than by mailing the materials to you. To reduce costs and conserve resources, we are sending a Notice of Internet Availability of Proxy Materials to some of our shareholders. The notice provides instructions for accessing this proxy statement and our 2024 annual report at www.proxyvote.com. The notice also explains how shareholders may request printed proxy materials for this or future annual meetings.

Several shareholders live at my address. Why did we receive only one set of proxy materials?

We deliver only one annual report and one proxy statement to multiple shareholders at the same address unless we have received contrary instructions from one or more of the shareholders. We will, upon written or oral request, promptly deliver a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy of the annual report or proxy statement was delivered. Registered shareholders who wish to receive a separate annual report or proxy statement in the future, or registered shareholders sharing an address who wish to receive a single copy of the annual report or proxy statement in the future, should contact our Transfer Agent at Computershare Trust Company N.A., P.O. Box 43006, Providence, Rhode Island 02940-3006 or by calling 888-777-0923 (toll-free for domestic U.S. callers) or 781-575-3400 (non-U.S. callers may call collect). Beneficial shareholders who have the same address and wish to receive a separate copy of the annual report or proxy statement in the future should contact their broker, bank or other holder of record.

The 2026 Annual Meeting

Proposals for Inclusion in 2026 Proxy Statement

If you wish to submit a proposal for inclusion in our 2026 proxy statement, you must follow the procedures set forth in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your proposal at the address below no later than Friday, November 7, 2025.

Director Nominations for Inclusion in 2026 Proxy Statement (Proxy Access)

Subject to certain requirements, our By-Laws permit a shareholder, or a group of up to 20 shareholders, that has owned at least 3% of our outstanding common stock for at least three years to nominate and include in our annual meeting proxy materials directors constituting the greater of two individuals and 20% of the Board (rounded down). Any such nomination must be received at the address below no earlier than the close of business on Wednesday, October 8, 2025 and no later than the close of business on Friday, November 7, 2025. Any such notice must meet the other requirements set forth in our By-Laws, which are publicly available on our website.

Other Proposals or Nominations

Our By-Laws require that we receive advance written notice for any shareholder proposal or director nomination that is not submitted for inclusion in our proxy statement. Any such proposal or nomination must be received at the address below no earlier than the close of business on Thursday, December 25, 2025 and no later than the close of business on Saturday, January 24, 2026. Any such notice must meet the other requirements set forth in our By-Laws, which are publicly available on our website, and all the requirements set forth in Rule 14a-19(b).

Where to Send All Proposals and Nominations

Office of the Corporate Secretary

The Boeing Company

929 Long Bridge Drive

MC 7949-5929

Arlington, Virginia 22202-4208

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ADDITIONAL INFORMATION

Annual Meeting	www.virtualshareholdermeeting.com/BA2025

Corporate Governance	www.boeing.com/company/general-info/corporate-governance

Strengthening Safety & Quality	www.boeing.com/strengthening-safety-and-quality

Chief Aerospace Officer Report	www.boeing.com/safety/caso-report#introduction

Safety	www.boeing.com/safety

Quality	www.boeing.com/sustainability/quality

Sustainability & Social Impact Report	www.boeing.com/sustainability

Ethics and Compliance	www.boeing.com/sustainability/ethics-and-compliance

Community Engagement	www.boeing.com/sustainability/community-engagement

Political Advocacy Report	www.boeing.com/company/key-orgs/government-operations

Supplier Code of Conduct	www.boeingsuppliers.com/become#/expectations

Code of Basic Working Conditions and Human Rights	www.boeing.com/sustainability/human-rights

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APPENDIX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the Company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Set forth below are definitions of the non-GAAP financial measures used in this proxy statement, as well as tables that reconcile these non-GAAP financial measures with the most directly comparable GAAP financial measures.

Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long-term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity.

(dollars in millions)
Years ended December 31,	2024	2023
Operating cash flow (GAAP)	($12,080)	$5,960
Less additions to property, plant & equipment	($2,230)	($1,527)
Free cash flow (non-GAAP)	($14,310)	$4,433

Core operating earnings/(loss) is defined as GAAP earnings/(loss) from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the Financial Accounting Standards (FAS) pension and post-retirement service costs calculated under GAAP and costs allocated to the business segments. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings/(loss) for purposes of evaluating and forecasting underlying business performance. Management believes this core measure provides investors additional insights into operational performance as it excludes non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts.

(dollars in millions)
Years ended December 31,	2024	2023
Loss from operations (GAAP)	($10,707)	($773)
FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	($811)	($799)
Postretirement FAS/CAS service cost adjustment	($293)	($257)
FAS/CAS service cost adjustment	($1,104)	($1,056)
Core operating loss (non-GAAP)	($11,811)	($1,829)

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Boeing

SCAN TO THE BOEING COMPANY VIEW MATERIALS & VOTE w 929 LONG BRIDGE DRIVE ARLINGTON, VA 22202 VOTE BY INTERNET—Before The Meeting: Go to www.proxyvote.com or scan the QR Barcode above using your smartphone to transmit your voting instructions. Have this proxy card in hand when you access the website and follow the instructions. Vote by 11:59 p.m. ET on Wednesday, April 23, 2025, for shares held directly and by 11:59 p.m. ET on Wednesday, April 16, 2025 for shares held in the Plan. During The Meeting: Go to www.virtualshareholdermeeting.com/BA2025. Have this proxy card in hand when you access the website and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Have this proxy card in hand when you call and follow the instructions. Vote by 11:59 p.m. ET on Wednesday, April 23, 2025 for shares held directly and by 11:59 p.m. ET on Wednesday, April 16, 2025 for shares held in the Plan. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ANDING THE VIRTUAL ANNUAL MEETING To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/BA2025 and enter your unique 16-digit voting control number in the box below. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V61659-P22479-Z89080-Z89081 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY THE BOEING COMPANY The Board of Directors recommends you vote FOR the following 11 director nominees: 1. Election of Directors For Against Abstain 1a. Robert A. Bradway 1b. Mortimer J. “Tim” Buckley COMPANY PROPOSALS: The Board of Directors For Against Abstain recommends you vote FOR proposals 2 and 3. 1c. Lynne M. Doughtie 2. Approve, on an Advisory Basis, Named Executive Officer Compensation. 1d. David L. Gitlin 3. Ratify the Appointment of Deloitte & Touche LLP as Independent Auditor for 2025. 1e. Lynn J. Good SHAREHOLDER PROPOSALS: The Board of Directors For Against Abstain recommends you vote AGAINST proposals 4 and 5. 1f. Stayce D. Harris 4. Report on DEI and Related Risks. 1g. Akhil Johri 5. Civil Rights Audit. 1h. David L. Joyce NOTE: In their discretion, the proxies are authorized to vote on such other matters that may properly come before the 2025 Annual Meeting of Shareholders or any other adjournment 1i. Steven M. Mollenkopf or postponement thereof. 1j. Robert Kelly Ortberg 1k. John M. Richardson Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

The Boeing Company 2025 Annual Meeting of Shareholders Thursday, April 24, 2025 9:00 a.m., Eastern Time www.virtualshareholdermeeting.com/BA2025 Your vote is important. Please vote by internet, telephone or mail as soon as possible to ensure that your vote is recorded promptly. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2025 Annual are Meeting available and at www. Proxyproxyvote. Statementcom. and the 2024 Annual Report ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS To save resources and reduce Boeing’s printing and mailing costs, you can elect to receive future proxy materials and other shareholder communications electronically at www.computershare.com/investor. IF YOU WISH TO VOTE BY MAIL, FOLD ALONG PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. V61660-P22479-Z89080-Z89081 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS THE BOEING COMPANY ANNUAL MEETING OF SHAREHOLDERS THURSDAY, APRIL 24, 2025 The undersigned hereby appoints Robert A. Bradway, Lynne M. Doughtie and Steven M. Mollenkopf, and each of them, with full power of substitution, to act as proxies for the undersigned and authorizes them to represent and vote all of the shares of stock of The Boeing Company that the undersigned is entitled to vote at the 2025 Annual Meeting of Shareholders, and any adjournment or postponement thereof, with respect to all of the matters indicated on the reverse side of this card, and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof. The number of shares of Boeing stock shown on this proxy card includes shares held in The Boeing Company 401(k) Plan (the “Plan”) as well as any other shares you may own outside of the Plan. If you are a participant in the Plan, you hereby instruct the Plan trustee to vote all of the Plan share interests allocated to you at the meeting and any adjournment or postponement thereof, with respect to the proposals indicated on the reverse side of this card, and you authorize the trustee to empower the proxies named above to vote in their judgment on such other business as may properly come before the Meeting and any adjournment or postponement thereof. You may not vote the Plan share interests allocated to you at the Meeting; the trustee must vote the Plan share interests. The Plan trustee must receive your proxy instructions no later than 11:59 p.m., Eastern Time, on Wednesday, April 16, 2025, or the trustee will vote the Plan shares in the same manner and proportion as Plan shares for which it has received instructions, unless contrary to applicable law. If this proxy card is signed and no direction is given, this proxy for both registered shares and Plan shares will be voted in accordance with the recommendations of the Board of Directors. If you wish to vote by mail, please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.